As filed with the Securities and Exchange Commission on August 10, 2026

Registration No. 333-297891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agassi Sports Entertainment Corp.

(Exact name of registrant as specified in its charter)

Nevada	5900	88-0203976
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1120 N. Town Center Drive, Suite 160

Las Vegas, Nevada 89144

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald S. Boreta

Chief Executive Officer

1120 N. Town Center Drive, Suite 160

Las Vegas, Nevada 89144

(702) 227-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Email: dloev@loevlaw.com;

john@loevlaw.com

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 10, 2026

13,981,982 Shares of Common Stock

This prospectus relates to the resale or other disposition of up to 13,981,982 shares of Agassi Sports Entertainment Corp. (the “Company”, “we” or “us”) common stock, par value $0.001 per share (the “common stock” or “shares”), which may be offered for sale from time to time by the selling shareholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”), including up to (a) 10,694,606 outstanding shares of common stock; and (b) 3,287,376 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock of the Company. The selling shareholders are described in greater detail under “Selling Shareholders”, beginning on page 88.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of any shares of common stock by the Selling Shareholders. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is quoted on the OTCID market (“OTCID”) operated by the OTC Markets Group, Inc. under the symbol “AASP”. On August 7, 2026, the last reported sale of our common stock was $6.40. There is a limited public trading market for our common stock. You are urged to obtain current market quotations for the common stock.

Until such time as our common stock is quoted on the OTCQX, or the OTCQB, operated by OTC Markets, or listed on any national securities exchange or automated interdealer quotation system, the shares covered by this prospectus will be sold by the Selling Shareholders from time to time at a fixed price of $6.40 per share, representing the average of the high and low prices as reported on the OTCID on August 7, 2026. If and when our common stock is regularly quoted on the OTCQB or the OTCQX, or listed on any national securities exchange or automated interdealer quotation system, the Selling Shareholders may sell their respective shares of common stock, from time to time, at prevailing market prices or in privately negotiated transactions. While we have applied to list our common stock on the Nasdaq Capital Market, we do not currently meet the uplisting requirements of Nasdaq, may not meet such uplisting requirements in the future, and may not have our application for uplisting approved by Nasdaq, even if we meet such listing requirements.

Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares. See “Plan of Distribution” for more information.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

Investing in our shares involves a high degree of risk. You should carefully consider the Risk Factors described under the heading “Risk Factors” on page 13 of this prospectus before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2026.

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You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for and cannot provide any assurance as to the reliability of any other information others may give you. The Selling Shareholders are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, results of operations, and prospects may have changed since that date. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

For investors outside of the United States: Neither we nor any of the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of common stock by the Selling Shareholders and the distribution of this prospectus outside of the United States.

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About This Prospectus

This prospectus is a part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). Under this process, the Selling Shareholders may, from time to time, sell the shares of common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus (except for the section titled “Plan of Distribution,” which additions, updates, or changes that are material shall only be made pursuant to a post-effective amendment). You may obtain this information without charge by following the instructions under the section titled “Where You Can Find More Information” appearing elsewhere in this prospectus. You should read this prospectus, any free writing prospectus and any prospectus supplement before deciding to invest in our shares.

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “Agassi Sports”, and “Agassi Sports Entertainment Corp.” refer specifically to Agassi Sports Entertainment Corp.

In addition, unless the context otherwise requires and for the purposes of this prospectus only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements under the federal securities laws. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, including those incorporated by reference into the section entitled “Risk Factors” herein.

Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus. These factors include:

●	our limited operating history, history of losses and lack of experience in certain aspects of our business, including the court sports industry;
●	our ability to continue as a going concern and to generate sufficient revenues to achieve and sustain profitability;
●	our need for additional capital to fund operations and satisfy obligations, including under agreements with the IBM Parties (defined below), the availability and terms of such financing and potential dilution to existing stockholders;
●	our ability to execute our business plan, including the development, launch and commercialization of our planned platform and mobile application, the timing and costs associated therewith and the extent to which we generate revenues from such initiatives;
●	revenues we are able to generate and profitability from our e-commerce site, the ability to keep such site online, avoid security breaches, and obtain and retain customers;
●	our ability to execute our newly announced “Let’s Play” pickleball and padel facilities initiative, including our ability to identify, negotiate, and complete acquisitions, partnerships, collaborations, and franchise arrangements, on the timeline anticipated, on favorable terms, or at all;
●	the anticipated benefits of our arrangements with the IBM Parties and the extent to which such benefits are realized, as well as the demands such arrangements place on our management and resources;

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●	the acceptance by consumers of our products and services and their willingness to adopt and pay for our offerings;
●	the size, growth and development of the markets in which we operate, including pickleball and padel, and for our planned platform and application;
●	our ability to compete effectively in a highly competitive and evolving industry and to respond to changes in market conditions and consumer preferences;
●	the impact of general economic, financial and business conditions, including inflation, interest rates, tariffs, trade policies, economic slowdowns or recessions and geopolitical events, on discretionary spending and demand for our products, services and events;
●	our ability to successfully plan, launch and operate events, including the planned World Series of Pickleball, including securing venues, obtaining permits, attracting sponsorships, partners and participants, and managing operational and logistical challenges;
●	risks related to injuries, accidents, security incidents or other liabilities arising from our operations or events and the adequacy of our insurance coverage;
●	disruptions to our information technology systems, cybersecurity threats and unauthorized access to data, and the resulting operational, legal and reputational risks;
●	risks associated with our use of artificial intelligence technologies, including regulatory, operational, reputational and competitive risks;
●	our ability to attract, retain and manage key personnel and to effectively manage our growth, including increased operational scale and complexity;
●	our ability to protect our intellectual property and avoid infringing on the intellectual property rights of others;
●	our ability to establish and maintain brand recognition and customer loyalty;
●	changes in laws, regulations and regulatory requirements applicable to our business;
●	corporate governance risks and risks related to being a public company, including increased costs and compliance obligations;
●	the concentration of ownership of our securities and its impact on corporate decision-making;
●	the market price and liquidity of our common stock; and
●	other risk factors included under “Risk Factors” below.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements included herein speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Industry and Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal Company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein, and we have not commissioned any such data or forecasts. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Any statements as to our market position or planned market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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Prospectus Summary

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements included herein, before making an investment decision. Solely for convenience, the trademarks, servicemarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that the owner of such trademarks, servicemarks and trade names will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our Mission

We aim to become a dynamic leader in sports entertainment, content, and media. We believe that we are uniquely positioned to build a premier brand in racket sports, including tennis, pickleball, and padel – sports which are currently experiencing significant growth.

Our strategy is centered on working to consolidate, promote, and grow this highly opportunistic industry through various organic and transactional efforts.

Current Plan of Operations

We currently plan to create and manage unique content, building sports communities around entertainment, media, wellness, education, commerce, and charitable efforts, with the goal of becoming a leading media and entertainment company in the world of racket sports.

By identifying opportunities for co-branding, partnering, and acquisitions, we plan to develop trusted brands in sports entertainment and bring them together under the Company’s brand.

Our planned business model is designed around proprietary and curated content supported by planned sponsorships, brand relationships, live event hosting, pickleball and padel facilities, franchising, e-commerce and merchandising, and licensing and media rights.

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We currently plan to undertake the following, funding permitting:

Digital Platform

As discussed in greater detail below under “Business—Material Agreements/Transactions —Statement of Work, —Partnership Agreement for Consulting Services and — IBM Embedded Solution Agreement”, the Company has entered into several agreements with IBM Norge AS (“IBM”) and International Business Machines Corporation (“International Business”, and together with IBM, collectively, the “IBM Parties”), pursuant to which such entities have agreed to help us create an artificial intelligence (AI)-powered comprehensive digital platform designed to serve as the premier online community and wellness hub for enthusiasts of racket sports, including tennis, padel, and pickleball (the “Platform”). The Platform is contemplated as a digital ecosystem including both a functioning website with e-commerce (at agassisports.com), which is currently operational, and a mobile application (the “App”), which is in development and beta testing and expected to be available for both iOS and android, powered by proprietary artificial intelligence (AI) models.

Website

The website is a landing page that showcases everything that the Company endeavors to achieve and the mission behind the Company. It will act as an information layer for fans, investors and others who would like to know more about what the Company does. It also includes an e-commerce store, just launched in July 2026, where customers can purchase curated products which form a part of our brand partnership strategy. Currently available products include Agassi and Graf branded pickleball paddles and backpacks, clothing and pickleball accessories. We act as a reseller of products and do not own any product lines or hold any inventory.

App

The App is expected to include AI-powered coaching, swing analysis, and tailored equipment recommendations, beginning with tennis and expanding into pickleball and padel through a phased release strategy. The AI models used in the App were developed by IBM, but are owned solely by the Company and are expected to be branded as “Agassi Intelligence”. The AI models have been designed to support player development, community engagement, and personalized experiences across racket sports.

Platform

The Platform is currently also expected to allow users to chat with an AI agent that has been trained using thousands of hours of proprietary content by both Darren Cahill (former professional tennis player and elite tennis coach who guided Andre Agassi, Lleyton Hewitt, Simona Halep, and Jannik Sinner to Grand Slam titles and world #1 rankings) and Andre Agassi (former professional tennis player, 8x Grand Slam Champion, and Olympic Gold Medalist). The AI agent is being programed to think, answer and sound like Darren Cahill, Andre Agassi’s former coach and Andre himself.

Our planned freemium subscription-based App will aim to foster a holistic approach to racket sports participation, emphasizing not only performance tracking using multiple data points, but also provides access to high quality coaching, learning content and an e-commerce platform.

Key features of the Platform at launch are expected to include:

●	Performance logging and analytics, enabling users to record practice sessions focused on technique analysis. The Platform is also expected to include media content including improvement drills, and cross-training activities.

●	Premium coaching and educational content, featuring short-form instructional videos and masterclasses drawing from the philosophies of prominent racket sports icons, along with curated training plans tailored to various skill levels from beginner to advanced, live question-and-answer sessions, ask-me-anything events, and occasional virtual interactions with professional players and coaches.

●	Ability to discuss improvement and feedback with the digital versions of Darren Cahill and Andre Agassi both in the form of text message and phone calls. All the tennis knowledge from match preparation, to training ideas, strategy and general knowledge will be all available in one place.

Key post-launch features which are planned include:

●	Player and partner discovery functionality to connect users with compatible playing partners based on location, skill rating, and preferred racket sport, with planned future integrations (in later development phases) for direct booking with club facilities and event systems.

●	A robust community and social layer that is expected to allow users to follow friends, teammates, and local players; share match summaries, highlights, and achievements; and participate in challenges, leaderboards, and rankings at local club, city, and global levels, inspired by legendary figures such as Andre Agassi and Stefanie Graf, our largest beneficial stockholder and Brand Partner, respectively.

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Through these integrated elements, the Platform will seek to position itself as the primary destination for racket sports health and wellness, extending beyond traditional scorekeeping or competition to support users’ overall physical fitness, mental resilience, and social connections within the racket sports ecosystem.

Our platform has two main AI powered products, Swing Analysis AI and AI Coaching LLM (Large Language Model).

●	Our swing analysis is built using both open source and publicly available (licensable) computer vision models, and proprietary and internally developed models. The publicly available models power key point and object detection from video, where we can mitigate risk and try different models, or change licenses if needed. The proprietary models analyze the extracted data to provide personalized feedback to a user in a mobile app. These models have a carefully designed data pipeline which utilize the extracted key point data, which hence qualifies the utility of the open source models.

●	The LLM experience is created in partnership with IBM & Delphi (proprietary technology from partners, respectively), handling the majority of the performance of the LLM experience for users. Our input to this model is carefully selected training data for text and voice, which helps us ensure the expected quality in coaching for users. We use a proprietary hierarchical coaching methodology to create a unique experience for the user. The methodology is not an AI model but helps us mitigate both risk and hallucination from the LLM experience, by selecting and translating core coaching principles that we agree with.

The Platform, which is currently in beta testing, is currently planned to launch by the beginning of the fourth quarter of 2026, with a staggered roll-out of e-commerce (tennis rackets, paddles, sports nutrition, etc.), which e-commerce site launched in July 2026, a personalized racket/paddle recommender and an AI coaching model.

The App launch is anticipated to occur in the beginning of the fourth quarter of 2026, and is planned to include the same coaching AI feature, as well as swing analysis feedback, motivational challenges, progress tracking, and social sharing. While it is expected to initially focus on tennis, the Company’s current goal is to expand all features of the app to pickleball and padel, in the future, with the goal of helping position the platform as a single hub for racket sports.

The estimated cost for the digital platform is approximately $2,700,000 to implement. The digital platform is expected to include AI-agents based on the digital minds of Andre Agassi and Darren Cahill, exclusive content, instructional videos and ecommerce. Currently, IBM is in the final development of the Platform.

We anticipate that the Platform and App will create strong and recurring revenue streams, while also fostering a fun, thriving and informative racket sports community on a global scale under the iconic Agassi brand.

World Series of Pickleball

As discussed in greater detail below under “Business—Material Agreements/Transactions—Trademark Acquisition Agreement”, on May 31, 2025, we acquired the rights to the trademark for “World Series of Pickleball” (the “Trademark”).

Our current plans include launching the World Series of Pickleball, which is intended to be a new championship property owned and developed by the Company.

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The Company hopes that the World Series of Pickleball, which is planned to feature a marquee open, a team-based championship week welcoming players of all skill levels from around the world, with prize purses and global celebrity participants, including involvement from Andre Agassi, alongside everyday competitors who choose to enter. The World Series of Pickleball is planned to be headquartered and launched in Las Vegas. The multi-day event is expected to bring together competitors from across the globe, supported by planned premium production, hospitality programming, and integrated media distribution which is expected to be designed to deliver a world-class experience for fans and partners.

The Company intends for the World Series of Pickleball to serve as a long-term commercial platform encompassing sponsorship, media rights, ticketing, hospitality, and strategic brand partnerships, and the Company is currently pursuing relationships with leading hospitality and media organizations to support distribution, audience growth, and sustained commercial expansion.

To date, the planning and production of the World Series of Pickleball is in its initial stages, and the Company does not currently have a timeline for the initial event, and has not entered into any material agreements in connection therewith, other than with service providers who are helping the Company plan the event, including TEAM Marketing AG, a Switzerland-based global leader in the development, sales and delivery of world-class sports events.

Costs associated with the World Series of Pickleball are expected to have a minimal impact on the Company’s cash flow because of expected sponsorship agreements which we hope to enter into in connection with such planned event. As a result, we currently anticipate that substantially all expenses associated with the planned event will be covered by those agreements and associated sponsorship revenue sources.

“Let’s Play” Pickleball and Padel Facilities Initiative

On August 4, 2026, we announced the launch of our global “Let’s Play” pickleball and padel platform initiative (the “Let’s Play Initiative”), through which we intend to pursue the goal of creating one of the world’s leading networks of pickleball and padel clubs. We intend to pursue this goal through a combination of potential acquisitions of existing facility operators, strategic partnerships, collaborations, and franchising arrangements, rather than through ground-up development alone. We believe this initiative represents a natural extension of our broader strategy of building an integrated global racket sports platform spanning technology, events, media, and, with destination-based physical facilities.

We intend to create “Let’s Play” locations that we believe will function as more than conventional sports facilities. Our concept envisions destinations that combine recreation, wellness, hospitality, and community programming, and that integrate coaching, events, and technology-enabled experiences, including potentially over time, integration with our planned digital Platform and App, with the goal of creating a differentiated offering for players of all ages and skill levels. We intend to offer operators who join our network branding, programming, and operational support intended to provide consistency in member experience while allowing us to scale more capital-efficiently than through wholly-owned development alone.

We intend to pursue potential opportunities throughout North America, Europe, Asia Pacific, and other international markets, beginning in the United States. Our first international efforts are expected to focus on Germany and Australia, markets in which we believe participation in pickleball and padel is accelerating. Our initiative in Germany is expected to be led by Stefanie Graf, a former professional tennis player who won 22 Grand Slam singles titles and who is the Company’s brand partner and the spouse of Andre Agassi, our co-founder and largest beneficial stockholder. Our initiative in Australia is expected to be led by Darren Cahill, a globally recognized tennis coach and broadcaster who has coached four world No. 1-ranked players, including Mr. Agassi, and who currently coaches world No. 1-ranked player Jannik Sinner. Both Ms. Graf and Mr. Cahill are expected to advise on facility design, programming, player development, and regional and local market strategy in connection with the Let’s Play Initiative.

As of the date of this prospectus, the Let’s Play Initiative is in the beginning stages of development. We are currently engaged in preliminary discussions with certain facility operators, developers, and strategic partners regarding potential future acquisitions, collaborations, and franchise opportunities. We have not acquired any facilities to date, have not entered into any definitive agreement to acquire any facility, and are not currently party to any strategic partnership, collaboration, or franchising agreement in connection with this initiative. There can be no assurance that any of these discussions will result in definitive agreements, that any resulting transactions will be completed on the terms or timeline we currently anticipate, or at all, or that any facilities we ultimately acquire, develop, partner with, or franchise will perform as we currently expect. See “Risk Factors”, below for a further discussion of the risks associated with this initiative.

We expect that pursuing the Let’s Play Initiative will require substantial additional capital beyond the funding we currently require to satisfy our existing obligations to the IBM Parties and to support our other planned initiatives, including the digital Platform, App, and World Series of Pickleball. We do not currently have committed financing specifically allocated to this initiative, and our ability to pursue it as currently contemplated, including the scale, timing, and geographic scope of any expansion, will depend on our ability to raise additional capital, on terms that may not be favorable to us, if at all.

Plans for Expansion; Programs; Content and Facilities

While we expect the planned World Series of Pickleball event, our planned digital platform, and our “Let’s Play” initiative, to take priority in the coming months, the following additional business plans are also in the early stages of development:

● Pursue best-in-class acquisition and partnership opportunities.

● Pursue a scalable, capital-efficient growth strategy through strategic partnerships.

● Acquire, build and/or create physical facilities, leagues, tournaments, events, social communities, and merchandisers (in addition to the “Let’s Play” initiative).

● Develop strategic relationships with “Best of Class” operators and developers in key segments within the pickleball and padel communities through co-branding and acquisition opportunities.

● Create and distribute proprietary and curated content through various media channels.

● IP development and collaboration.

Name and Likeness License Agreements; Brand Partner Agreement

As discussed in greater detail below under “Business—Material Agreements/Transactions”, “—Name and Likeness License Agreement with Darren Cahill”, and “—Name and Likeness Agreement with Andre Agassi”, the Company has fifteen year (subject to extensions) Name and Likeness License Agreements in place with Darren Cahill, a former professional tennis player, former coach of Andre K. Agassi and current co-coach of Jannik Sinner, current world No. 1 ranked tennis player by the Association of Tennis Professionals (ATP), and Andre Agassi, former professional tennis player and 8-time tennis Grand Slam winner, co-founder of the Company’s current business operations, and a significant stockholder of the Company. We are also party to a Brand Partner Agreement with Stefanie Graf, the spouse of Andre Agassi, and former professional tennis player (holding ATP No. 1 ranking for 377 consecutive weeks), with among her many accomplishments, winning 22 major singles titles, and being the only player to win the “Golden Grand Slam,” capturing all four majors and an Olympic Gold Medal in the same year (discussed in greater detail below under “Business—Material Agreements/Transactions—Brand Partner Agreement”).

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The license agreements provide the Company the non-exclusive (except as to certain specified uses, including as to Mr. Cahill our App and as to Mr. Agassi, our corporate name), to use the name and likeness of each of Mr. Cahill and Mr. Agassi in connection with the Company’s business operations. The brand partner agreement provides for Ms. Graf to serve as a Company advisor, spokesperson, celebrity endorser and brand partner and to license her image, name and likeness to the Company for use in our public relations, advertising and marketing, on a worldwide basis, subject to her right to disapprove of any particular use. The brand partner agreement has a five-year term, subject to extension by mutual agreement.

USTA Commercial Agreement

On August 7, 2026, the Company entered into a Commercial Agreement with United States Tennis Association Incorporated, for itself and on behalf of USTA Coaching, Inc. (collectively, “USTA”, and the Commercial Agreement, the “USTA Agreement”). Pursuant to the USTA Agreement, USTA agreed to provide the Company the use of certain proprietary training content, coaching materials, training methodologies, curricula, coaching philosophies (including the USTA American Development Model for Tennis (ADM)), educational resources, and related materials developed by or on behalf of USTA or licensed thereto (collectively, the “USTA Content”), for use in the Company’s planned App, solely in order to train and fine-tune the App’s AI model solely to (i) direct users of the App in accordance with USTA’s coaching philosophy, including the ADM, and (ii) surface available resources offered by USTA programs, learning management system, and the USTA certification pathway (collectively, the “Permitted Purpose”).

In consideration for agreeing to enter into the USTA Agreement and agreeing to the terms thereof, the Company agreed to make Darren Cahill available to speak at USTA’s Coaches Open event to be conducted on or about August 27, 2026, and for Andre Agassi to speak at another USTA Coaching event prior to August 31, 2027; agreed to provide USTA a fixed number of complementary subscriptions to the App, and to provide an agreed upon discount on yearly subscriptions to the App from USTA members and USTA coaches during the term of the agreement; and to share a fixed percentage of net revenues that the Company generates through the App from USTA members and USTA coaches, net of platform and application fees, and adjusted for chargebacks and refunds.

Competitive Advantage

Andre Agassi Co-Founder, Major Shareholder and Advisor	Darren Cahill Advisor	Stefanie Graf Advisor
○ 8x Grand Slam Champion, Olympic Gold Medalist ○ Founder, Andre Agassi Foundation for Education ($185M raised) ○ Global sports icon driving pickleball growth

○ Elite tennis coach – guided Agassi, Hewitt, Halep, and Sinner to Grand Slam titles and world #1 rankings
○ Youngest world #1: Hewitt (2001)
○ Oldest world #1: Agassi (2003)

○ First Romanian female #1: Halep (2017)

○ First Italian #1: Sinner

(2024)

○ 22x Grand Slam Champion, Olympic Gold Medalist ○ Founder / Chairwoman Children for Tomorrow Foundation ○ Global sports icon driving pickleball growth

We believe that the name and likeness license agreements with Darren Cahill and Andre Agassi, together with the brand partner agreement with Stefanie Graf, each discussed above, provide the Company with a meaningful strategic advantage in developing, marketing and commercializing its artificial intelligence-powered tennis and pickleball coaching platform and plans to compete in the pickleball industry. The Company’s App is being designed to deliver AI-based swing analysis, coaching and player development tools, and the association with three of the most recognizable and accomplished figures in professional tennis is expected to enhance the credibility and visibility of our technology among players, coaches, clubs, academies and other participants in the racket sports industry. In particular, Mr. Cahill’s reputation as one of the sport’s leading coaches and his experience coaching elite players, including Andre Agassi and current ATP World No. 1 Jannik Sinner, together with Mr. Agassi’s and Ms. Graf’s global recognition and longstanding reputations for excellence in tennis, are expected to support customer acquisition, brand awareness, strategic partnerships and marketing initiatives as we seek to expand our presence in the tennis and rapidly growing pickleball and padel markets. We also believe these relationships will facilitate the creation of authentic coaching content, instructional materials, promotional campaigns and other product features that align with our business strategy. While the Company cannot assure investors that these agreements will result in increased revenues, user adoption or other measurable commercial benefits, we believe they enhance our ability to differentiate our products from competing offerings and strengthen our overall brand within the racket sports industry.

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Liquidity and Capital Requirements

We had a working capital deficit of $873,810 as of March 31, 2026; mainly due to our current liabilities of $1,191,997. We expect to require funding in the future, including to complete payments due under our agreements with the IBM Parties, which require us to make payments to the IBM Parties under the Services Agreement and SoW 1 totaling approximately $2.1 million, payable in monthly installments in accordance with the terms of SoW 1, including $100,000 within 15 days after invoice from IBM, for each of November and December 2025, and January and February 2026, with $204,387 due before February 28, 2026 and $613,161 before March 20, 2026, and $229,292 due for each of March through June 2026, as discussed above. To date, $1,367,548 has been paid under the Commitment Agreement.

Since March 31, 2025, the Company has raised $1.62 million through the sale of common stock at $5.00 per share in private placements and $1,000,000 through the sale of a convertible promissory note to Investments AKA, LLC (“Investments AKA”), which entity is affiliate with Andre Agassi, our largest beneficial stockholder, and whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer, as discussed in greater detail below under “Business—Recent Funding Transactions”.

We plan on raising additional required funding through the sale of equity in the future, which is expected to be on similar terms as our recent private offerings. We anticipate that this capital will be sufficient to make all monthly payments to the IBM Parties under the Services Agreement.

We also hope to begin generating revenues in October 2026, from our launch of the App, which will include AI-agents created based off the digital minds of Andre Agassi and Darren Cahill, exclusive content, instructional videos, and ecommerce, as well as from future expected sponsorship relations.

Notwithstanding the above, we may sell additional equity in the future, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate revenues.

Risk Factors Associated with Our Business

Investing in our shares of common stock involves significant risks. You should carefully consider the risks described in “Risk Factors” before deciding to invest in our shares. If we are unable to successfully address these risks and challenges, our business, financial condition, results of operations, or prospects could be materially adversely affected. In any of such cases, the trading price of our common stock would likely decline, and you may lose all or part of your investment. Below is a summary of some of the risks we face and refer to “Risk Factors”, starting on page 13, for a detailed description of the risks.

Risks Related to this Offering

●	We will not receive any proceeds from the sale of shares by the Selling Shareholders, other than any proceeds we may receive upon the cash exercise of certain the warrants.
●	Sales of a substantial number of shares by the Selling Shareholders, or the perception that such sales may occur, could cause the market price of our common stock to decline. The Selling Shareholders may sell all, some or none of their shares, and their sales may occur at prices that are lower than the prices paid by other investors. The warrants may never be exercised, and we may not receive any proceeds from their exercise.
●	The resale of a significant number of shares into the public market may increase the volatility of the trading price of our common stock.

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●	Until or unless our common stock is quoted on the OTCQB, OTCQX or a national securities exchange, Selling Shareholders will be required to sell their shares at a fixed price, which may make it unlikely that they exercise their warrants for cash or unlikely that they sell registered shares.
●	Existing stockholders will experience dilution upon the exercise of outstanding warrants for common stock.
●	If holders exercise warrants on a cashless basis, the number of outstanding shares of our common stock will increase, resulting in dilution to existing stockholders while providing us with little or no cash proceeds.

Risks Related to Our Need for Funding and Limited Business History

●	We will require additional financing to fund our operations and meet obligations, including under our agreements with the IBM Parties, and such financing may not be available on favorable terms, or at all. We have historically relied on funding provided by insiders and such parties are under no contractual obligation to continue to provide us funding in the future.
●	Our need for additional capital raises substantial doubt about our ability to continue as a going concern.
●	We have a limited operating history, including no experience in the court sports industry, and have incurred significant losses since inception.
●	Our business model is unproven, and we may never achieve or sustain profitability.
●	We operate in a highly competitive market and may be unable to compete effectively.

Risks Related to Our Platform and Planned Mobile Application

●	The anticipated benefits of our transactions with the IBM Parties are uncertain and may not be realized.
●	Our obligations under the IBM Parties agreements may require substantial management attention and resources.
●	The market for our platform, including e-commerce we sell, and mobile application is unproven and may not develop as expected.
●	Consumers may be reluctant to adopt or pay for our products and planned platform or application.
●	We may not successfully develop or timely launch our planned platform or application.
●	Our products and services may not achieve market acceptance.
●	Our business may be adversely affected by changes in consumer preferences, discretionary spending and economic conditions.
●	The use of artificial intelligence in our products may create operational, legal, reputational and competitive risks.
●	Disruptions to our information systems could adversely affect our business.
●	Cybersecurity breaches or unauthorized access to customer data could harm our reputation and result in significant liability.

Risks Related to the Planned World Series of Pickleball

●	We may be unable to secure suitable venues or obtain necessary permits and approvals to host events.
●	We may be unable to attract sufficient sponsorships, brand partnerships, players or participants.
●	We may encounter significant operational and logistical challenges in executing events, including competition from other event properties.
●	Our business depends on discretionary consumer and corporate spending, which is subject to economic conditions.
●	We may face liability for injuries, accidents or security incidents at events, and our insurance coverage may be inadequate.
●	Our limited operating history and unproven model increase the risk that we will not successfully launch or scale this initiative.

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Risks Related to the Pickleball and Padel Industries

●	Our ‘Let’s Play’ pickleball and padel initiative is at a very early stage with no definitive agreements yet, and pursuing it exposes the Company to a wide range of unfamiliar risks: acquisition/partnership/franchise integration challenges, franchise law compliance, international expansion, real estate/construction/development risks, and the seasonal, discretionary, competitive nature of attracting facility members and customers. The Company may never realize the anticipated benefits. The construction, operation, condition, and use of planned facilities, equipment, and premises could give rise to claims that harm results of operations and financial condition.
●	Our growth strategy depends on expansion in the pickleball and padel industries, which are competitive and evolving.
●	Unfavorable economic conditions may reduce discretionary spending and demand for our products and services.
●	We face significant competition and may not be able to compete successfully against current or future competitors.
●	We may be subject to claims related to the construction or operation of facilities and related activities.
●	We may be unable to maintain adequate insurance coverage on acceptable terms.
●	We have not yet established strong brand recognition or customer loyalty.
●	Our ability to grow depends on effective management of increased operational scale and complexity.
●	Our products and services may not achieve or maintain sufficient market acceptance.

Risks Relating to Management and Key Relationships

●	Our business depends on our management team, and the loss of key personnel could adversely affect our operations.
●	We rely significantly on Andre Agassi, Darren Cahill and Stefanie Graf, and the loss of these relationships could materially harm our business.
●	We lack independent directors, which may raise corporate governance concerns and negatively impact investor perception.
●	Conflicts with strategic partners could adversely affect our business.

Regulatory, Corporate Governance and Reporting Risks

●	We have identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures and failure to remediate these weaknesses could result in material misstatements and failure to meet reporting obligations.
●	As we are not subject to certain corporate governance requirements, stockholders may have limited protections against conflicts of interest.
●	Evolving privacy, data protection and information security regulations may increase costs and restrict our operations.

Risks Relating to Intellectual Property

●	We may be unable to adequately protect our intellectual property rights from unauthorized use.
●	Our intellectual property rights may not be effectively protected outside the United States.

Risks Relating to Our Common Stock

●	Our common stock is illiquid and volatile and may remain so.
●	Future sales of securities, including upon exercise of outstanding warrants, may adversely affect our stock price.
●	Our officers, directors and affiliates, including Andre Agassi, control a significant percentage of our voting power, limiting other stockholders’ ability to influence corporate matters.
●	Stockholders may experience substantial dilution from future equity issuances.
●	We do not intend to pay dividends in the foreseeable future.
●	Our common stock may be considered a “penny stock,” which may make it more difficult to trade.

General Risk Factors

●	Ongoing SEC reporting and compliance costs may strain our resources if revenues are insufficient.
●	Short selling of our common stock may cause its price to decline.
●	Global economic conditions may adversely affect our business and financial condition.

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Offering Summary

We are registering the resale of 13,981,982 shares of our outstanding common stock, including (a) 10,694,606 outstanding shares of common stock; and (b) 3,287,376 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock of the Company, as set forth in the “Selling Shareholders” section.

Implications of Being a Smaller Reporting Company

We currently qualify as a “smaller reporting company” under applicable SEC regulations. A smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus, and reduced disclosure about our executive compensation arrangements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting; and

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus.

For so long as we remain a “smaller reporting company,” we have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

Corporate Information

Our principal executive offices are located at 1120 N. Town Center Dr #160, Las Vegas, Nevada 89144, and our telephone number is (702) 400-4005.

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The Offering

Common Stock offered by Selling Shareholders	13,981,982 shares of common stock, including up to (a) 10,694,606 outstanding shares of common stock; and (b) 3,287,376 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock of the Company (the “Warrant Shares”).

Common Stock outstanding before the offering	13,096,824 shares of common stock.

Common Stock outstanding after the offering	16,384,200 shares of common stock (assuming the issuance of all Warrant Shares).

Trading Symbol and Market	Our common stock is currently quoted on the OTCID Market operated by OTC Markets Group, Inc. under the symbol “AASP”. There is an uneven and limited trading market for our securities. While we have applied to list our common stock on the Nasdaq Capital Market, we do not currently meet the uplisting requirements of Nasdaq, may not meet such uplisting requirements in the future, and may not have our application for uplisting approved by Nasdaq, even if we meet such listing requirements. In the event our common stock is not approved for listing on Nasdaq, we intend to apply for quotation of our common stock on the OTCQX, or the OTCQB, however, such listing may not be approved.

Terms of the Offering	Until our shares are quoted on the OTCQX, or the OTCQB or listed on any national securities exchange or automated interdealer quotation system, the prices at which the selling shareholders may sell their shares is $6.40, which was determined by the average of the high and low prices as reported on the OTCID Tier of the OTC Markets on August 7, 2026. The Selling Shareholders have not engaged any underwriter regarding the sale of their shares of common stock. If our common stock becomes quoted on the OTCQX, or the OTCQB or listed on any national securities exchange or automated interdealer quotation system, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the Selling Shareholders.

Risk Factors	The shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

The table and discussion above are based on 13,096,824 shares of Common Stock outstanding as of August 10, 2026, and do not include, as of that date:

●	3,412,376 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $4.35 per share; and
●	1,200,000 shares of Common Stock which are reserved and available for issuance under our 2026 Equity Incentive Plan.

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Risk Factors

Investing in the shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, before deciding to invest in the shares. If any of the risks occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of the shares could decline, and you could lose part or all your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to Our Need for Funding and Limited Business History

We will need to raise additional funding in the future, including to fulfill our obligations under the IBM agreements, which may not be available on favorable terms, or at all. We have historically relied on funding provided by management and Andre Agassi, our largest beneficial shareholder and such parties are under no contractual obligation to continue to provide us funding.

We are required to make payments to IBM under an October 31, 2025, Partnership Agreement for Consulting Services (the “Services Agreement”) and first statement of work, entered into simultaneously with the Services Agreement (“SoW 1”) totaling approximately $2,134,716, payable in monthly installments in accordance with the terms of SoW 1, including $100,000 within 15 days after invoice from IBM, for each of November and December 2025, and January and February 2026, with $204,387 due before February 28, 2026 and $613,161 before March 20, 2026, and $229,292 due for each month of March through June 2026. To date, $1,367,548 has been paid under the Commitment Agreement.

Pursuant to a February 2, 2026, Embedded Solution Agreement – IBM Cloud Enterprise Savings PLAN ESA Transaction Document (the “Embedded Solution Agreement”), entered into by us and International Business Machines Corporation, the Company has to pay International Business a minimum payment commitment of $500,000 for the period between February 1, 2026 and January 31, 2027 and $3,300,000 for the period between February 1, 2027 and January 31, 2031. The initial $500,000 commitment is non-refundable and the subsequent $3,300,000 commitment will become non-refundable unless the Company terminates such commitment by written notice to International Business on or before December 31, 2026. To date, $33,553 has been paid under the Embedded Solution Agreement.

The most likely source of these funds will be through the sale of equity capital. Any sale of share capital will result in dilution to existing stockholders. Furthermore, we may incur debt in the future, and may not have sufficient funds to repay our future indebtedness or may default on our future debts, jeopardizing our business viability.

A substantial portion of our recent capital has been provided by Investments AKA, LLC, an entity indirectly controlled by Andre K. Agassi, our largest beneficial stockholder, and by other related parties, including our President and Chief Executive Officer. On March 13, 2026, we raised an aggregate of $400,000 through the sale of 80,000 shares of restricted common stock to two accredited investors, including $250,000 from the Boreta Lifetime Trust, whose trustee is Ronald S. Boreta, our President, Chief Executive Officer and a director. On April 28, 2026, we raised an additional $250,000 through the sale of 50,000 shares of restricted common stock to Investments AKA. On July 28, 2026, we entered into a convertible promissory note with Investments AKA in the original principal amount of $1,000,000. Investments AKA’s Chief Financial Officer is Shawn Cable, who also serves as our Chief Financial Officer.

As a result of these transactions, we have become substantially dependent on funding from a small number of related parties, including our largest shareholder and members of our management team, to support our operations and growth. We can provide no assurance that Mr. Agassi, Investments AKA, Mr. Boreta, or any other related party will continue to provide funding to us in the future, on the same terms or at all. If such funding is not available, we may need to seek capital from other sources, which may not be available on acceptable terms, or at all, and our business, financial condition and results of operations could be materially and adversely affected. In addition, our reliance on funding from related parties, including officers and directors, creates potential conflicts of interest.

If any of these related parties were to reduce or cease their financial support of the Company, or if we were unable to negotiate future financing on similar terms, our liquidity and ability to fund our operations could be materially and adversely affected.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to expand our operations and business, which might result in the value of our common stock decreasing in value or becoming worthless. Additional financing may not be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this prospectus. Obtaining additional financing contains risks, including:

●	additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue could lead to dilution for current stockholders;

●	loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions, which are not acceptable to management or our directors;

●	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate debt financing; and

●	if we fail to obtain required additional financing to pay amounts to the IBM Parties, the IBM Parties may terminate their agreements with us, we may be unable to grow our business, we will need to delay or scale back our business plan, and/or reduce our operating costs, each of which would have a material adverse effect on our business, future prospects, and financial condition.

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In addition, pursuant to the Commitment Agreement, we may be required to pay IBM a performance bonus equal to between 2% and 2.5% of net revenues generated from our arrangements with IBM, minus costs from IBM, but not other expenses or costs of such revenues, which may be significant. If we do not generate sufficient revenues, we may need to raise additional funds to satisfy these obligations. Additional funding may not be available on favorable terms or at all, and the failure to obtain necessary funding could adversely affect our business, financial condition, results of operations, and prospects.

Our need to raise additional financing raises questions about our ability to continue as a going concern.

Our independent auditors have indicated in their report on our December 31, 2025 and 2024 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements for the years ended December 31, 2025 and 2024, included herein, that have been prepared assuming that we will continue as a going concern for one year from the date the financial statements are issued and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation. We had an accumulated deficit of $39,630,102, as of December 31, 2025 and $42,140,416, as of March 31, 2026. We expect to require additional funding in the future to continue our business plan, including under the IBM Parties agreements as discussed above, and to expand or complete acquisitions. In the event we require additional funding in the future, the most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing stockholders. Furthermore, we may incur debt in the future, and may not have sufficient funds to repay our future indebtedness or may default on our future debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to expand our operations and business, which might result in the value of our common stock decreasing in value or becoming worthless. Additional financing may not be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this prospectus. Obtaining additional financing contains risks, including:

●	additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue could lead to dilution for current stockholders;

●	loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions, which are not acceptable to management or our directors;

●	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate debt financing; and

●	if we fail to obtain required additional financing to grow our business, we will need to delay or scale back our business plan, and/or reduce our operating costs, each of which would have a material adverse effect on our business, future prospects, and financial condition.

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Because we have a limited operating history our future operations may not result in profitable operations.

There is no significant operating history upon which to base any assumption as to the likelihood that we will prove successful, and we may never achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. We have not generated any revenues for the years ended December 31, 2025 or 2024, or the quarter ended March 31, 2026, and may never generate revenues, or profitable operations, in the future.

We have no operating history in the court sports industry and have incurred significant operating losses since inception. We may never become profitable or, if achieved, be able to sustain profitability.

We have no operating history in the court sports industry upon which to base any assumption as to the likelihood that our operations will prove successful, and we may never achieve profitable operations. We currently expect to incur net losses for the foreseeable future. Even if we do achieve profitability, there can be no guarantee that we will be able to sustain profitability. If we are unsuccessful in operating our business, it will have a material adverse impact on our business, financial condition and results of operations.

The court sport industry is highly competitive, and if the Company fails to compete effectively, it could have a material adverse effect on the Company.

The court sports industry is highly competitive. A number of companies offer services that are similar to the Company’s planned services. The majority of the Company’s current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition, broader or more integrated product offerings, larger staffs and a larger installed customer base. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, develop superior services, and devote greater resources to the development, promotion and sale of services than the Company can.

Risks Related to Our E-Commerce Website

We recently launched our e-commerce website, and our limited operating history makes it difficult to evaluate our business and future prospects, particularly in light of our lack of brand recognition among consumers.

We launched our e-commerce website in July 2026, and as a result, we have only a limited operating history upon which prospective investors can evaluate our business, financial performance, and future prospects. Our historical sales data, to the extent it exists at all, covers a short period of time and may not be representative of the demand, customer behavior, or operating trends we will experience in the future as the business matures. We have not yet demonstrated an ability to grow revenue, achieve profitability, or maintain customer retention over a sustained period, and you should consider our prospects in light of the risks and uncertainties frequently encountered by early-stage companies in new and rapidly evolving markets.

Because our e-commerce website is new, we have limited brand recognition among consumers, retailers, and other participants in the padel community, particularly as compared to more established sporting goods retailers and racket sport brands that have operated for many years and have built substantial customer loyalty and word-of-mouth reputation. Building brand awareness requires us to spend significantly on marketing and customer acquisition without any assurance that such spending will result in a sufficient number of new customers, repeat purchases, or long-term brand loyalty. Because consumers researching pickleball equipment purchases frequently rely on reviews, established brand reputation, recommendations from padel clubs and coaches, or products they have seen used by other players, our lack of an established track record may cause potential customers to choose competitors with longer operating histories and greater brand recognition, even where our products are comparable or superior in price or quality.

In addition, prospective customers may be hesitant to purchase from a website with which they are not familiar or that lacks an established reputation for reliable fulfillment, product quality, and customer service. We also have limited data regarding customer acquisition costs, conversion rates, average order value, and customer lifetime value over any extended period, which limits our ability to accurately forecast future performance or to make informed decisions regarding marketing spend, inventory purchasing, and other operational matters. If we are unable to build brand awareness and a positive reputation efficiently, or if we experience a higher-than-expected rate of customer attrition due to our limited track record, our ability to grow revenue and achieve or maintain profitability could be materially and adversely affected.

Furthermore, our limited operating history means that our management team has limited experience operating our business as a going concern, and we may encounter unanticipated expenses, difficulties, complications, and delays in executing our business plan that a more established company would not experience. There can be no assurance that we will be successful in addressing these risks, and our failure to do so could materially harm our business, financial condition, and results of operations.

Any disruption to the functionality, security, or availability of our e-commerce website could materially harm our revenue and reputation.

We expect to generate revenue through our recently launched e-commerce website in the future. Our ability to generate sales is highly dependent on the continuous, reliable operation of our website and the underlying technology infrastructure that supports it, including our hosting provider, content delivery network, e-commerce platform, and payment gateway integrations. Any of the following could result in website downtime, degraded performance, or an inability to process transactions; server or hosting failures; software bugs or coding errors introduced during updates; capacity constraints during periods of high traffic, such as promotional events or holiday shopping seasons; distributed denial-of-service (DDoS) attacks or other malicious cyber activity; and errors by third-party vendors on whom we rely for critical infrastructure.

We do not maintain full redundancy, and any significant interruption in the availability of our website could result in lost sales that we may not be able to recapture. In addition, our website’s checkout and payment functionality depends on third-party payment processors, and any technical failure, security incident, or change in the terms of service of these providers could prevent customers from completing purchases. We cannot guarantee that disruptions will not occur in the future. Any of the foregoing could damage our brand, reduce customer trust, and materially adversely affect our business, financial condition, and results of operations.

Risks Related to Our Planned Platform and Mobile Application

The success of our transactions with the IBM Parties is uncertain and may not produce the anticipated benefits.

The outcomes of our agreements with the IBM Parties, including the development of the A.I. Model and other services under SoW 1, are subject to significant uncertainties, including technical, operational, and market risks. We may not be able to generate sufficient revenues from the A.I. Model or other services to achieve our business objectives or justify the expenditures under the agreements. As a result, the anticipated benefits of these arrangements, including new revenue streams and strategic advantages, may not be realized, which could adversely affect our business, financial condition, and results of operations.

Our obligations under the IBM agreements may require substantial management attention and resources.

The Services Agreement, SoW 1, and the Commitment Agreement will require us to devote significant management time, personnel, and financial resources to our relationship with the IBM Parties. This may divert attention and resources from other initiatives or opportunities that may be more immediately accretive to shareholders. Additionally, we may be required to hire or retain additional personnel or engage external advisors to support our obligations under the agreements. If we are unable to adequately manage these commitments, it could adversely affect our operations, growth prospects, and results of operations. Additionally, these efforts may not lead to the anticipated benefits, and any resources expended—whether time, personnel, or financial—may be lost, which could also adversely affect our operations, growth prospects, and results of operations.

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The market for our planned Platform and App is unknown at this time.

The market for an online community and wellness hub for enthusiasts of racket sports, including tennis, padel, and pickleball is unknown at this time. It is uncertain to what extent market acceptance of our planned Platform and App will be, and/or whether the market will grow in the future, if at all. If the public does not perceive our Platform or App as beneficial, or chooses not to use or pay for our Platform and/or App, then the market for our offerings may not develop, may develop more slowly than we expect or may not achieve the growth potential we expect. As a result, the number of potential users using our services cannot be predicted with any degree of certainty, and we cannot assure you that we will be able to operate in a profitable manner in the future. Any of the foregoing could materially adversely affect our business, financial condition and results of operations.

We anticipate that growth of our business will require significant investments in our infrastructure, technology and marketing and sales efforts. Our current cash flow has not been sufficient to support these needs. If our business does not generate the level of available cash flow required to support these investments, our results of operations will be negatively affected. Further, our ability to effectively manage growth and expansion of our operations will also require us to enhance our operational systems, internal controls and infrastructure, human resources policies and reporting systems. These enhancements will require significant capital expenditures and allocation of valuable management and employee resources.

There may be reluctance by consumers to use our Platform or App, or unwillingness to pay our subscription prices.

Our growth is expected to be highly dependent upon the adoption by consumers of our planned Platform and App. If consumers do not adopt the Platform or App or are not willing to pay the prices we plan to charge for our offerings, our business may never materialize and our prospects, financial condition and operating results will be harmed. This market is new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, and changing consumer demands and behaviors.

Our success will depend on our ability to market our Platform and App to potential customers, customer demand and price sensitivity. Demand and price sensitivity may fluctuate based on a variety of factors, including macroeconomic factors, quality of service, negative publicity, quality of customer support, or dissatisfaction with our products and offerings in general. If we fail to attract users or fail to accurately predict demand and price sensitivity, it would harm our financial performance and our competitors’ products may achieve greater market adoption and may grow at a faster rate than our service.

We may not be able to launch our planned Platform by the beginning of the fourth quarter of 2026, or our App in the beginning of the fourth quarter of 2026, as currently projected.

We will need to complete the build out of our Platform and App before commercially launching those. Any delay in the financing, design, buildout and launch of our Platform and/or App could delay, or could prevent, the commercial launch of the Platform and App. Platforms and applications often experience delays in their design, build-out and commercial release. These delays may result in additional costs and if we are not able to overcome these challenges, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

We may be unable to effectively build a Platform or App.

We have not yet developed the Platform or App that we have discussed above. We may experience difficulty in developing the applications necessary to operate the business, including the Platform and App, which may result in adverse effects on our business. The software underlying the Platform and App is expected to be highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the programs have been released. Third-party software that we incorporate into our Platform and App may also be subject to errors or vulnerabilities. Any errors or vulnerabilities discovered in our Platform or App, whether in our proprietary code or that of third third-party software on which our software relies, could result in negative publicity, a loss of users or loss of revenue, access or other performance issues, security incidents, or other liabilities. We may need to expend significant financial and development resources to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities. Any failure to timely and effectively resolve any such errors, defects or vulnerabilities could adversely affect our business, financial condition and results of operations as well as negatively impact our reputation or brand. Our systems, or those of third parties upon which we rely, may experience service interruptions, outages, or degradation because of hardware and software defects or malfunctions, human error or malfeasance by third parties or our employees, contractors, or service providers, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, cyberattacks or other events.

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Our prospects and operations may be adversely affected by changes in consumer preferences, discretionary spending and other economic conditions that affect demand for our services.

Our business is expected to be vulnerable to changes in consumer preferences, discretionary spending and other market changes impacting discretionary purchases. The global economy has in the past, and will in the future, experience recessionary periods and periods of economic instability. During such periods, our potential customers may choose not to make discretionary purchases or may reduce overall spending on discretionary purchases. Such changes could result in reduced consumer demand for our products and services. If we are unable to generate demand or there is a future shift in consumer spending away from our future products or services, our business, financial condition and results of operations could be adversely affected.

We use “open source” software, which could negatively impact our AI software offerings.

Our swing analysis is built using both open source and publicly available (licensable) computer vision models, and proprietary and internally developed models. Open source software is generally freely accessible, usable and modifiable, and is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. Use and distribution of open source software may entail greater risks than use of third-party commercial software or internally developed software. Open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or other claims relating to violation of intellectual property rights or the quality of the software. In addition, certain open source licenses, may require us to offer for no cost the components of our platform that incorporate the open source software, to make available source code for modifications or derivative works we create by incorporating or using the open source software or to license our modifications or derivative works under the terms of the particular open source license. If we are required under the terms of an open source license to release our proprietary source code to the public, competitors could create similar products with lower development effort and time, which ultimately could result in a loss of sales for us.

We may also face claims alleging noncompliance with open source license terms or infringement, misappropriation or other violation of open source technology. These claims could result in litigation or require us to purchase a costly license, devote additional research and development resources to re-engineer our platform, discontinue the sale of our software products if re-engineering could not be accomplished on a timely or cost-effective basis, or make generally available our proprietary code in source code form, any of which would have a negative effect on our business and operating results, including being enjoined from the offering of the components of our platform that contained the open source software. We could also be subject to lawsuits by parties claiming ownership of what we believe to be open source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition and require us to devote additional research and development resources to re-engineer our platform.

Although we monitor use of open source software and try to ensure that none is used in a manner that would subject our platform to unintended conditions, few courts have interpreted open source licenses, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our AI software. We cannot guarantee that we will incorporate open source software in our platform in a manner that will not subject us to liability, or in a manner that is consistent with our current policies and procedures.

We plan to use AI in our products and services which may result in operational challenges, legal liability, reputational concerns and competitive risks.

AI is expected to be enabled by or integrated into our Platform and App. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. Many known and unknown risks to AI exist. Some of the currently known risks include accuracy, bias, toxicity, intellectual property infringement or misappropriation, data privacy and cybersecurity and data provenance. For example, our development and use of AI may result in the incorporation of third-party data, including personal, proprietary or confidential data, into our AI. If we do not have sufficient rights to use the data on which AI relies, we may incur liability through the violation of such laws, third-party privacy or other rights or contracts to which we are a party.

Additionally, regulation in the AI space is constantly changing, and may make it difficult to continue using our AI. AI is the subject of evolving review by various U.S. governmental and regulatory agencies, including the SEC and the Federal Trade Commission, or the FTC, and various U.S. states and other foreign jurisdictions are applying, or are considering applying, their cybersecurity and data protection laws to AI, particularly generative AI, and/or are considering general legal frameworks on AI. In addition, the use and deployment of AI presents complexities and challenges with respect to compliance with applicable laws and regulations.

Additionally, algorithms may be flawed or biased, and datasets may be insufficient, of poor quality or contain biased information. Overcoming technical obstacles and correcting defects or errors could prove to be impossible or impracticable, and the costs incurred may be substantial and adversely affect our results of operations. If the recommendations, or analyses that our Platform’s AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability and brand or reputational harm. Further, content generated by AI may be offensive, biased, or harmful, or violate current or future laws and regulations, and our reliance on AI could pose ethical concerns and lead to a lack of human oversight and control.

Our investments in deploying AI technologies may be substantial and may be more expensive than anticipated. If our Platform does not function reliably, fails to meet expectations in terms of performance, or cannot be fully utilized due to increasing regulation or reputational concerns, we may be unable to provide such services, our customers may stop using our products, or our competitors may incorporate AI technology into their products or services more successfully than we do, all of which may impair our ability to effectively compete in the market.

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Any material disruption in our information systems could adversely affect our business.

We expect to rely on information technology networks and systems to operate and manage our future business. Our information technology networks and systems will process, transmit and store personal and financial information, proprietary information of our business, and also allow us to communicate with our employees and externally with customers, suppliers, partners and other third parties. While we believe we take reasonable steps to, and plan to continue to take reasonable steps to, secure these information technology networks and systems, and the data processed, transmitted, and stored thereon, such networks, systems, and data may be susceptible to cyberattacks, viruses, malware, or other unauthorized access or damage (including by environmental, malicious, or negligent acts), which could result in unauthorized access to, or the release and public exposure of, our proprietary information. Any of the foregoing could cause substantial harm to our business, require us to make notifications to governmental authorities, or the media, and could result in litigation, investigations or inquiries by government authorities, or subject us to penalties, fines, and other losses relating to the investigation and remediation of such an attack or other unauthorized access or damage to our information technology systems and networks.

If we or our third-party service providers experience a security breach, or if unauthorized parties otherwise obtain access to our customers’ data, our reputation may be harmed, demand for services may be reduced, and we may incur significant liabilities.

Our services are expected to involve the storage, processing and transmission of data, including certain confidential and sensitive information. Any security breach, including those resulting from a cybersecurity attack, phishing attack, or any unauthorized access, unauthorized usage, virus or similar breach or disruption could result in the loss or destruction of or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, damage to our reputation, litigation, regulatory investigations, or other liabilities. These attacks may come from individual hackers, criminal groups, and state-sponsored organizations. If our security measures are breached as a result of third-party action, employee error, a defect or bug in our products or those of our third-party service providers, malfeasance or otherwise and, as a result, someone obtains unauthorized access to our data, including our confidential, sensitive, or other information about individuals, or any of these types of information is lost, destroyed, or used, altered, disclosed, or acquired without authorization, our reputation may be damaged, our business may suffer, and we could incur significant liability. Even the perception of inadequate security may damage our reputation and negatively impact our ability to win new customers and retain and receive timely payments from existing customers. Further, we could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by our insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services.

We expect to engage third-party vendors and service providers to store and otherwise process our data, including confidential, sensitive, and other information about individuals. Our vendors and service providers may also be the targets of cyberattacks, malicious software, phishing schemes, and fraud. Our ability to monitor our vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of our data, including confidential, sensitive, and other information about individuals.

Techniques used to sabotage or obtain unauthorized access to systems or networks are constantly evolving and, in some instances, are not identified until after they have been launched against a target. We and our service providers may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative and mitigating measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access or disruption.

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Our App is expected to initially be significantly reliant on the USTA Content which is provided under the USTA Agreement and the cross-promotional aspect of our relationship with USTA, and the USTA Agreement which can be terminated under certain circumstances.

Our App is expected to initially be significantly reliant on the USTA Content, which is to be provided to us under the terms of the USTA Agreement. Additionally, pursuant to the terms of the USTA Agreement, USTA has agreed to help us promote the App and offer the App to its members and coaches at a discount, which we expect will at least initially be significantly responsible for the marketing awareness of, and user base for, our App. Because UTSA receives a percentage of the net revenue generated from the App from USTA members and coaches, we expect that USTA will be incentivized to help us market and grow the App’s userbase of USTA members and coaches.

The USTA Agreement has a term of three years, and can be terminated prior to that by either party for cause, provided the non-breaching party provides the other 60 days after written notice of any such event relating to a for cause termination and the non-breaching party does not cure such breach within such 60 day period, and can also be terminated immediately by USTA in the event of (i) our unauthorized use of the USTA Content, (ii) the occurrence of a material security incident caused by our failure to comply with certain of our obligations under the agreement, (iii) our breach of the agreement’s prohibitions on reverse engineering and secondary use of the USTA Content, or (iv) our agreement to use commercially reasonable efforts to make the App available to users. Additionally, either party may terminate the agreement upon the other party’s insolvency or entry into bankruptcy.

Under the terms of the agreement, the license provided by USTA to use the USTA Content expires upon termination of the Agreement and the Company is required, within 30 days of termination of the USTA Agreement, to return to USTA or certify in writing the secure destruction of all copies of USTA’s proprietary content in the Company’s possession, including copies on backup media, development environments, and other systems. Separately, upon termination of the USTA Agreement, the Company must, within 180 days (subject to extension for technical complexity), use commercially reasonable efforts to implement technical measures intended to reduce the continued influence of USTA’s content on any AI model it operates, selecting from options such as retraining, fine-tuning reversal, machine unlearning, or exclusion of the data from future training runs. However, the agreement expressly acknowledges that AI models may retain residual effects from previously ingested data and that complete removal or verification of such removal is not currently technically feasible.

The termination of the USTA Agreement may have a material adverse effect on the App and/or the quality of coaching, including AI coaching outputs, that our App provides. Additionally, the termination of the USTA Agreement may make it harder for us to market the App, may result in USTA members/coaches who receive a discount to use the App terminating their subscriptions, and/or result in a decline in users, revenue and/or prospects. As a result, a termination of the USTA Agreement may adversely affect our results of operations and cash flow, and have a material adverse effect on the value of our securities.

Our agreement with USTA requires us to share a percentage of revenues and provide free and discounted subscriptions, which will reduce our net revenues and could adversely affect our results of operations.

Pursuant to the USTA Agreement, in consideration for USTA entering into the Agreement, we agreed to (i) provide USTA with a fixed number of complimentary subscriptions to our App at no cost, (ii) provide USTA members and USTA coaches with a discount on yearly subscriptions to our App during the term of the Agreement, and (iii) pay USTA a fixed percentage of the net revenues we generate through the App from USTA members and USTA coaches, net of platform and application fees and as adjusted for chargebacks and refunds.

These obligations will directly reduce the net revenues we generate from the affected user base for as long as the USTA Agreement remains in effect. The complimentary subscriptions we are required to provide generate no subscription revenue to us at all, while the discounted subscriptions generate revenue at a reduced rate compared to the pricing we would otherwise be able to charge such users absent the USTA Agreement. In addition, the revenue-sharing payments we owe to USTA will further reduce the portion of net revenues we are able to retain from USTA members and USTA coaches. As the number of USTA members and USTA coaches who subscribe to the App grows, or as the discount or revenue-sharing percentage increases (whether upon renewal, renegotiation, or otherwise), the cumulative effect of these arrangements on our revenues and profitability will correspondingly increase.

We entered into the USTA Agreement, and may enter into similar arrangements with other organizations in the future, because we believe the anticipated benefits, including increased brand visibility, user acquisition, and market penetration, will outweigh the associated costs. However, we cannot guarantee that these anticipated benefits will be realized, or that they will be realized to an extent that offsets the reduction in revenues resulting from the free subscriptions, discounted pricing, and revenue-sharing payments required under the USTA Agreement. If the expected benefits do not materialize as anticipated, our obligations under the USTA Agreement could have a disproportionately negative effect on our net revenues and results of operations relative to the value we receive. Furthermore, because the discount and revenue-sharing obligations are tied to the number of USTA members and USTA coaches who subscribe to the App, our ability to accurately forecast the financial impact of the USTA Agreement is limited, and better-than-expected adoption by USTA members and coaches could result in a greater-than-anticipated reduction in our net revenues.

Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to the Planned World Series of Pickleball

We may be unable to successfully launch our planned World Series of Pickleball event, and any delay or failure to do so could adversely affect our business and the market price of our securities.

Our plans to launch the World Series of Pickleball are subject to numerous risks and uncertainties, many of which are outside our control, including our ability to secure and finalize sponsorship, media, and broadcast arrangements on acceptable terms; obtain necessary venues, permits, licenses, and approvals in the locations where the event is to be held; recruit a sufficient number of qualified participants and organizing partners; secure adequate financing and manage development and launch costs, which may exceed our expectations; and avoid disruption from litigation, insurance or liability issues, adverse weather, public health concerns, or other unforeseen events. Desirable locations may not be available at an acceptable cost or on a timely basis due to competition from established events, scheduling conflicts, zoning, licensing, or environmental requirements. Even if secured, we may be unable to attract sufficient spectators, players, or media attention to those locations. We have limited or no experience organizing and promoting an event of this kind, and there is no assurance that we will be able to execute on our plans within our anticipated timeframe, on economically viable terms, or at all. If we are unable to launch the event as planned, are required to delay, postpone, or significantly scale back the event, or determine to abandon the event entirely, we may not realize the anticipated business, marketing, or revenue benefits associated with it, we may be unable to recover development, marketing, and related costs already incurred, and our reputation, brand, and relationships with prospective sponsors, partners, and participants could be harmed, any of which could materially and adversely affect our business, financial condition, and results of operations.

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We may fail to obtain necessary permits, licenses, approvals, or sanctions from local authorities, which could delay or prohibit us from hosting events.

Hosting a professional-level pickleball tournament series requires permits, liquor licenses (if applicable), health/safety approvals, and potentially official sanctioning or cooperation. These processes can be expensive, time-consuming, and subject to political, regulatory, or public-health restrictions. There is no guarantee we will obtain them on a timely or cost-effective basis. Delays or denials could jeopardize our ability to schedule or execute events, expose us to penalties, or force us to cancel or relocate tournaments.

We may be unable to attract or retain sufficient sponsorships and brand partnerships, which are expected to be a primary source of revenue.

A significant portion of our anticipated revenue from the planned World Series of Pickleball is expected to come from corporate sponsorships, naming rights, and brand partnerships. Sponsors and advertisers may be unwilling to commit budgets to a new, unproven tournament series, particularly in periods of economic uncertainty or reduced discretionary corporate spending. If we fail to attract or retain sponsors on favorable terms, or if existing sponsors reduce or cancel commitments, our revenues could be materially and adversely affected. We also face competition for sponsorship dollars from established events and other major sports and entertainment properties.

We may be unable to attract high-quality players or sufficient participant interest through our advertising and recruitment efforts.

The success of the World Series of Pickleball is expected to depend on attracting a large number of players. Our marketing and advertising campaigns aimed at players may fail to resonate, or we may be unable to offer prize money, scheduling, or other incentives competitive with alternative events. If players perceive the series as lacking prestige, or financial upside, or if they prioritize other commitments, participation could be low. Failure to build and maintain player engagement would reduce the quality and appeal of the events, harm spectator and media interest, and materially adversely affect ticket sales, sponsorship value, and overall revenue.

We may encounter significant operational and logistical challenges in executing the events, including staffing, equipment, travel, security, and supply-chain issues.

Organizing and hosting a pickleball event involves complex logistics: court setup and maintenance, player and staff travel and accommodations, equipment procurement, ticketing systems, security, medical services, and on-site operations. We have no prior operating history with events of this scale. Any disruptions (such as labor disputes, union negotiations, vendor failures, transportation delays, or unforeseen cost overruns), could delay events, increase expenses beyond budgets, or result in poor execution that damages our reputation and deters future participation or attendance.

The success of the event is expected to depend on discretionary consumer and corporate spending, which is subject to economic conditions and other external factors beyond our control.

Revenue from ticket sales, sponsorships, hospitality, and related activities is highly sensitive to general economic conditions, unemployment, inflation, fuel prices, and consumer confidence. In downturns or periods of reduced discretionary spending, attendance at live sports events and corporate sponsorship budgets typically decline. Public-health crises, natural disasters, or geopolitical events could further cause cancellations, travel restrictions, or shifts away from in-person events, materially harming our expected results.

We may face liability for injuries, accidents, or security incidents at our events, and our insurance may be inadequate.

Hosting live sporting events exposes us to risks of player or spectator injuries, accidents, thefts, or security breaches. Even isolated incidents could result in negative publicity, lawsuits, regulatory scrutiny, or reputational harm. We intend to maintain insurance, but coverage may not be sufficient or available on acceptable terms, and certain risks (e.g., pandemics or acts of God) may be excluded or subject to high deductibles.

Our limited operating history and unproven business model increase the risk that we will not successfully launch or scale the World Series of Pickleball.

We are a new entrant with no track record of organizing or hosting a professional tournament. Our growth strategy depends on successfully hosting a new event, building brand recognition, and generating sustainable revenue streams. We may not achieve market acceptance, manage costs effectively, or respond to competitive and market changes. These factors make it difficult to evaluate our prospects and increase the likelihood that we will not achieve or sustain profitability.

We may be unable to adequately protect our intellectual property rights in the World Series of Pickleball and future similar branded events, and competitors may develop and market similar or competing events, which could dilute our brand and adversely affect any competitive position we may have.

We intend to promote the World Series of Pickleball as a signature branded event, but our trademark and related intellectual property protections, generally extend only to specific names, marks, and trade dress, and do not prevent competitors (including those with greater financial and marketing resources) from launching similarly themed pickleball tournaments under different branding, potentially with overlapping timing or audiences. If a competitor successfully launches such an event, we may face increased competition for participants, sponsors, and viewers, our brand may be diluted, and we may incur significant costs enforcing our intellectual property rights with no assurance of success, any of which could materially and adversely affect our business, financial condition, and results of operations.

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Risks Related to Our ‘Let’s Play’ Pickleball and Padel Initiative

We could be subject to claims related to the construction or operation of our planned future facilities and the use or condition of our future planned premises, facilities, equipment, services, activities or products, which could have a negative effect on our results of operations and financial condition.

Use of our future planned premises, facilities, equipment, services, activities or products pose potential health or safety risks to members and guests. Claims may be asserted against us for loss, injury or death suffered by someone (including a minor child) using our future planned premises, facilities, equipment, services, activities or products. We could also face claims in connection with the construction of our planned facilities, as well as claims related to environmental matters or remediation. While we expect to carry insurance generally applicable to such claims, we will face exposure for losses within any self-insured retention or for uninsured damages.

We could also face claims for economic or other damages by future members, guests or employees, including consumer protection, wage and hour, or other statutory or common law claims arising from our business operations. Such claims may be uninsured or the proceeds of our insurance coverages for such claims may be insufficient to cover our losses fully. Depending upon the outcome, these matters may have a material adverse effect on our business, results of operations and financial condition.

On August 4, 2026, we announced the launch of our “Let’s Play” pickleball and padel platform initiative, pursuant to which we intend to pursue the acquisition of, partnership with, and franchising of pickleball and padel facilities, beginning with the United States and future planned initial expansion into Germany and Australia. As of the date of this prospectus, we have not acquired any facilities, have not entered into any definitive agreement to acquire, partner with, or franchise any facility, and are not a party to any strategic partnership, collaboration, or franchise agreement in connection with this initiative. There can be no assurance that we will identify suitable facilities or operators, that any discussions will result in definitive agreements, or that any facilities we do acquire or affiliate with will operate profitably or as currently contemplated. The risks described herein relating to construction, operation, insurance and liability exposure for facilities apply with equal or greater force to this initiative, including in international jurisdictions where our experience, insurance markets, and legal recourse may differ materially from the United States.

We may not be able to compete successfully against present or future competitors.

We do not have the resources to compete with larger providers of similar planned services at this time. With the limited resources we have available, we may experience great difficulties in expanding our operations. Competition from existing and future competitors could result in our inability to secure funding to expand our business. This competition from other entities with greater resources and experience may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan.

Additionally, in connection with our “Let’s Play” pickleball and padel initiative, established regional and national pickleball and padel club operators in Germany, Australia, and other target markets may have longer operating histories, superior local market knowledge, existing member bases, and lower-cost access to real estate than we do. We may be unable to identify, attract, or compete for attractive acquisition or partnership targets, and competitors, including local operators, other consolidators, and other racket-sports brands, may outbid us or reach similar operators first.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on the availability of equity and debt financing. Our cash flow from operations, if any, in the future may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our “Let’s Play” initiative is expected to require substantial additional capital for acquisitions, partnership investments, facility improvements, franchise development, and related working capital, which would be in addition to, and not a substitute for, our existing funding obligations to the IBM Parties described elsewhere in this prospectus. We have not secured financing specifically earmarked for this initiative, and our ability to pursue it, or to pursue it on the scale or timeline currently contemplated, is dependent on our ability to raise significant additional capital on acceptable terms, which may not be available. If we are unable to raise sufficient capital, we may be unable to pursue this initiative at all, may need to scale it back materially, or may be forced to prioritize it over other elements of our business plan (or vice versa), any of which could adversely affect our growth prospects and the market price of our common stock.

Our “Let’s Play” facilities initiative is in a very early stage, and we may never enter into any definitive agreements or realize any of its anticipated benefits.

We are currently in the beginning stages of discussions with facility operators, developers, and strategic partners regarding potential future acquisitions, collaborations, and franchise opportunities across potential domestic and international markets. As of the date of this prospectus, we have not acquired any facilities, have not entered into any definitive agreement to acquire any facility, and are not a party to any strategic partnership, collaboration, or franchising agreement in furtherance of this initiative. Preliminary discussions, non-binding expressions of interest, or letters of intent, even if entered into, do not guarantee that a transaction will be completed on the terms discussed, on the anticipated timeline, or at all. Negotiating and completing transactions of this nature can take considerably longer than we anticipate, and negotiations may be terminated at any time by us or a counterparty. Announcing this initiative may itself create expectations among investors, analysts, potential partners, and the public that we may be unable to satisfy, and if we fail to enter into definitive agreements or complete transactions consistent with our announced plans, our reputation and the trading price of our common stock could be adversely affected.

We may be unable to identify, negotiate, finance, or successfully integrate acquisitions, partnerships, or franchise relationships, and any transactions we do complete may not achieve their intended benefits.

Our “Let’s Play” strategy contemplates growth through a combination of acquisitions of existing facility operators, strategic partnerships and collaborations, and franchising arrangements. Each of these approaches carries distinct and substantial risks, including: difficulty identifying suitable targets or partners on acceptable terms; competition from other acquirers, including better-capitalized strategic and financial buyers; the expense and diversion of management attention involved in due diligence and negotiation, whether or not a transaction is completed; the risk that we overpay for, or overestimate the prospects of, an acquired business; difficulty integrating acquired operations, personnel, technology, and financial and other controls with our own, particularly given that we currently have limited management infrastructure and no operating history running physical facilities; the potential loss of key employees, members, or customers of an acquired business following a transaction; assumption of known and unknown liabilities of acquired businesses, including litigation, employment, tax, environmental, and regulatory liabilities; and the need to fund acquisitions, franchise development, or partnership investments with cash, debt, or equity that may not be available to us on favorable terms, or at all, or which may cause significant dilution to existing shareholders. If we are unable to successfully execute and integrate acquisitions, partnerships, or franchise relationships, we may not realize the anticipated benefits of this initiative, and our business, financial condition, and results of operations could be adversely affected.

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If we pursue franchising as part of our “Let’s Play” initiative, we will become subject to a complex and evolving body of U.S. and foreign franchise laws and regulations, and our failure to comply could result in significant liability.

Franchising is heavily regulated in the United States at both the federal level (including the Federal Trade Commission’s Franchise Rule) and the state level (including state franchise registration, disclosure, and relationship laws), as well as under the laws of foreign jurisdictions in which we may seek to franchise, including Germany, Australia, and other target markets, each of which may have differing (and in some cases more stringent) disclosure, registration, termination, and franchisee-protection requirements. We currently have no experience operating a franchise system. Establishing and administering a compliant franchise program will require us to develop franchise disclosure documents and related compliance infrastructure, which will involve significant cost, and any failure to comply with applicable franchise laws could result in rescission rights for franchisees, fines, injunctions, or other regulatory action, and could damage our relationships with future or prospective franchisees. In addition, even where we comply with applicable law, franchisees are independent business operators, and we will have limited ability to control the day-to-day operations, quality, and customer experience at franchised locations. Poor performance, non-compliance with our brand and operating standards, or negative publicity involving a franchised location could harm our brand and reputation across our entire network, even at facilities we do not own or directly operate.

We expect to rely significantly on Stefanie Graf and Darren Cahill in connection with our “Let’s Play” initiative in Germany and Australia, respectively, and the loss of, or any change to, these relationships could adversely affect this initiative.

We have announced that our initial international expansion efforts of our “Let’s Play” pickleball and padel initiative will be led by Stefanie Graf in Germany and Darren Cahill in Australia, and that each is expected to advise on facility design, programming, player development, and regional and local market strategy. Ms. Graf currently serves the Company as a brand partner under a five-year Brand Partner Agreement, and Mr. Cahill is party to a name and likeness license agreement with the Company, in each case entered into prior to, and not specifically contemplating, the scope of involvement described for the “Let’s Play” initiative. Neither has entered into any agreement with the Company obligating them to provide the operational, advisory, or market-development services contemplated by this initiative, and there can be no assurance that the scope of their involvement will be formalized on acceptable terms, or at all. If our relationship with Ms. Graf or Mr. Cahill were to change, including as a result of disagreement over the scope or terms of their involvement in this initiative, health, personal considerations, or reputational concerns affecting either individual, our ability to execute our German and Australian expansion plans as currently contemplated could be materially and adversely affected, and we may be required to identify alternative regional leadership without the benefit of their reputations, relationships, and expertise.

Our “Let’s Play” initiative contemplates international expansion, which will subject us to risks specific to operating outside the United States that we have not previously faced.

We currently have no operating history outside the United States. Our initial international efforts are expected to focus on Germany and Australia, with the goal of expanding further into North America, Europe, Asia Pacific, and other markets. International operations, whether through direct acquisition, joint venture, partnership, or franchising, would expose us to a variety of risks that differ from, or are in addition to, the risks of our U.S. operations, including: compliance with foreign laws and regulations, including labor, real estate, consumer protection, tax, anti-corruption (including the U.S. Foreign Corrupt Practices Act and local anti-bribery laws), and data privacy laws (including the EU General Data Protection Regulation and Australian privacy law), which may differ significantly from U.S. requirements and may change in ways adverse to us; foreign currency exchange rate fluctuations, which could adversely affect our results of operations and the value of any international investments, and which we do not currently hedge; difficulty repatriating cash or profits from foreign operations, or restrictions on our ability to do so; differing cultural attitudes, business practices, and consumer preferences regarding club membership, sports participation, and hospitality, which may not respond as expected to our brand or model; tariffs, trade restrictions, and geopolitical instability affecting our ability to operate, procure equipment, or move personnel across borders; the burden and cost of complying with multiple, and potentially conflicting, legal and regulatory regimes with limited internal legal and compliance resources; and reduced or more limited legal protections and recourse in certain foreign jurisdictions relative to the United States. Our lack of experience operating internationally increases the risk that we will not be able to execute this strategy successfully, or at all.

Acquiring, developing, leasing, or franchising physical facilities will expose us to real estate, construction, and development risks that we have not previously faced.

Facilities acquired, developed, or franchised under the “Let’s Play” initiative, if any, may require us or our partners to enter into leases or purchase real property, obtain zoning, land use, health, safety, and other permits and approvals, and undertake construction or renovation, in each case in jurisdictions where we have limited or no experience. These activities are subject to risks including construction delays and cost overruns; the unavailability of suitable real estate in desirable locations on acceptable terms; difficulty obtaining necessary permits, licenses, and approvals on a timely basis, or at all; exposure to environmental liabilities associated with real property; landlord or counterparty default or insolvency; and the risk that facility designs or locations do not attract the anticipated level of member or customer interest. Any of these risks could increase our costs, delay our timeline, or prevent us from opening or maintaining “Let’s Play” facilities as planned, which could adversely affect our business, financial condition, and results of operations.

If we acquire or operate pickleball and padel facilities, our results will depend on our ability to attract and retain members and other facility customers, which may be seasonal, discretionary, and subject to significant local competition.

Revenue from any facilities we acquire, develop, or franchise in the future is expected to depend on membership fees, court and program bookings, food and beverage, retail, and related hospitality revenue, each of which is discretionary in nature and may be highly sensitive to local economic conditions, weather and seasonality, local competition (including from non-profit and municipal facilities that may have lower cost structures), and consumer trends in racket sports participation more generally. We have no experience operating or managing member-based athletic or recreational facilities, and there can be no assurance that we will be able to attract or retain a sufficient membership base, achieve targeted utilization levels, or operate any such facilities profitably.

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Risks Related to the Pickleball and Padel Industries in General

Our growth strategy involves planned operations in the pickleball and padel industries.

Our planned business operations involve court sports, beginning with planned growth opportunities associated with branding and growing the pickleball and padel industries, both of which are currently experiencing significant growth.

Our future success depends, in large part, on our ability to implement our growth strategies, including expanding our brands’ product offerings to capture market share, continuing to engage in consumer acquisition and retention efforts that drive long-term relationships and continuing to grow our business. Our ability to implement these growth strategies depends, among other things, on our ability to:

●	Offer services in the future;
●	increase our brand recognition; and
●	expand the geographic reach of our brand.

Moreover, our ability to successfully implement our growth strategies and carry out our plans may be affected by economic and competitive conditions, changes in consumer spending patterns and changes in consumer preferences and styles. We may invest in technology, infrastructure, new businesses, and product offerings, and such significant investments are subject to typical risks and uncertainties inherent in developing a new business or expanding an existing business. These plans could be abandoned, could cost more than anticipated, could impact the quality of our services and could divert resources from other areas of our business, any of which could negatively impact our competitive position and reduce our future revenue and/or future profitability.

Unfavorable economic conditions, including as a result of inflation or otherwise, could have a negative impact on consumer discretionary spending and therefore negatively impact our future results of operations, financial condition and cash flows.

Our offerings are expected to be recreational in nature and will therefore be discretionary purchases for consumers. Consumers are generally more willing to make discretionary purchases and to spend on leisure during favorable economic conditions and when consumers are feeling confident and prosperous. We expect the future demand for our services will be highly sensitive to downturns in the economy and the corresponding impact on discretionary consumer spending. Any actual or perceived deterioration or weakness in general, regional or local economic conditions, unemployment levels, the job or housing markets, consumer debt levels or consumer confidence, as well as other adverse economic or market conditions due to inflation or otherwise may lead to customers having less discretionary income to spend on entertainment and recreational activities, and may result in significant fluctuations and spending patterns year to year. Discretionary spending is also affected by many other factors, including general business conditions, interest rates, the availability of consumer credit, taxes and consumer confidence in future economic conditions. Our future revenues, if any, could decline during periods when disposable income is lower, or during periods of actual or perceived unfavorable economic conditions. A significant or prolonged decline in general economic conditions or uncertainties regarding future economic prospects that adversely affect consumer discretionary spending, could have a negative impact on our results of operations, financial condition and cash flows.

Our business could be adversely affected by competition.

We expect to compete with numerous industry participants. Competitors may also attempt to copy all or portions of our business model, products, platform or services, which could erode our market share and brand recognition or impair our business and results of operations. It is also possible that competitors could introduce new products and services or new ways to provide those products and services that negatively impact consumer preference or willingness to pay for our future products and services. Certain competitors may have advantages over us including greater name recognition and/or resources, and non-profit and government organizations may be able to obtain land and construct facilities at a lower cost and collect membership fees without paying taxes, thereby allowing them to charge lower prices. Additionally, consolidation in the industry could result in increased competition among participants. This competition may limit our ability to attract and retain members or to optimize our revenue, each of which could materially and adversely affect our business, results of operations and financial condition.

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We could be subject to claims related to the construction or operation of our planned future facilities and the use or condition of our future planned premises, facilities, equipment, services, activities or products, which could have a negative effect on our results of operations and financial condition.

Use of our future planned premises, facilities, equipment, services, activities or products pose potential health or safety risks to members and guests. Claims may be asserted against us for loss, injury or death suffered by someone (including a minor child) using our future planned premises, facilities, equipment, services, activities or products. We could also face claims in connection with the construction of our planned facilities, as well as claims related to environmental matters or remediation. While we expect to carry insurance generally applicable to such claims, we will face exposure for losses within any self-insured retention or for uninsured damages.

We could also face claims for economic or other damages by future members, guests or employees, including consumer protection, wage and hour, or other statutory or common law claims arising from our business operations. Such claims may be uninsured or the proceeds of our insurance coverages for such claims may be insufficient to cover our losses fully. Depending upon the outcome, these matters may have a material adverse effect on our business, results of operations and financial condition.

We may not be able to maintain the required type or level of insurance coverage on acceptable terms or at an acceptable cost.

We may not be able to maintain insurance in the future for our operations, including general liability and property insurance, on acceptable terms or maintain a level of insurance that would provide adequate coverage against potential third-party liability, health and safety and other claims. An increase in the number of claims against similar companies generally or against us in particular may cause the cost of insurance for the industry as a whole or us in particular to rise, and comprehensive insurance coverage may become more difficult to attain. Any gaps in insurance or any increase in the cost of insurance may have a material adverse effect on our business, results of operations and financial condition.

We may not be able to compete successfully against present or future competitors.

We do not have the resources to compete with larger providers of similar planned services at this time. With the limited resources we have available, we may experience great difficulties in expanding our operations. Competition from existing and future competitors could result in our inability to secure funding to expand our business. This competition from other entities with greater resources and experience may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on the availability of equity and debt financing. Our cash flow from operations, if any, in the future may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

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We have not yet established brand identity and customer loyalty.

We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting and retaining active users to our Platform and App. In order to attract Platform and App users, we may need to spend substantial funds to create and maintain brand recognition. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be materially impaired.

Promotion and enhancement of our Platform and App will also depend on our success in consistently providing high-quality, ease of use, fun to share products or recommend services to our app users. Since we expect to rely on technology partners to provide portions of the service to our customers, if our suppliers do not send accurate and timely data, or if our customers do not perceive the products we offer as attractive or superior, the value of our brand could be harmed. Any brand impairment or dilution could decrease the attractiveness to one or more of these groups, which could harm our business, results of operations and financial condition.

If we are unable to manage expected growth in the scale and complexity of our operations, our performance may suffer.

If we are successful in executing our business strategy, we will need to expand our managerial, operational, financial and other systems and resources to manage our operations, continue our development activities and, in the longer term, scale a commercial infrastructure to support our product roll out and end users. Future growth would impose significant added responsibilities on members of management. It is likely that our management, finance, sales, and marketing systems and facilities currently in place, if at all, may not be adequate to support this future growth. Our need to effectively manage our operations, growth and future product commercialization requires that we continue to develop more robust business processes and improve our systems and procedures in each of these areas and to attract and retain sufficient numbers of talented employees. We may be unable to successfully implement these tasks on a larger scale and, accordingly, may not achieve our product development and growth goals.

Our business depends on a strong brand, and if we are not able to develop, maintain and enhance our brand, our business and operating results may be harmed. Moreover, our brand and reputation could be harmed if we were to experience significant negative publicity.

We believe that developing, maintaining and enhancing our brand is critical to achieving widespread acceptance of our platform and products, attracting customers, retaining future customers, and persuading customers to adopt additional products and use-cases. We believe that the importance of our brand will increase as competition in our market further intensifies. Successful promotion of our brand will depend on a number of factors, including the effectiveness of our marketing efforts, including thought leadership, our ability to provide a high-quality, reliable and cost-effective Platform, the perceived value of our Platform and products and our ability to provide quality customer success and support experience. Brand promotion activities will require us to make substantial expenditures. To date, we have made significant investments in the promotion of our brand. The promotion of our brand, however, may not generate customer awareness or increase revenue, and any increase in revenue may not offset the expenses we incur in building and maintaining our brand.

We operate in a public-facing industry in which every aspect of our business is impacted by social media. Negative publicity, whether or not justified, can spread rapidly through social media. To the extent that we are unable to respond timely and appropriately to negative publicity, our reputation and brand could be harmed. Moreover, even if we are able to respond in a timely and appropriate manner, we cannot predict how negative publicity may affect our reputation and business. There is risk that the use of social media by us to communicate about our business may give rise to liability or result in public exposure of personal information of our customers, which could affect our revenue, business, results of operations and financial condition.

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Our current or future products may not achieve or maintain sufficient commercial market acceptance.

We believe our commercial success is dependent upon our ability to successfully market and sell subscriptions in connection with our planned Platform and App. Our ability to achieve and maintain sufficient commercial market acceptance will depend on a number of factors, including:

●	our ability to increase awareness of our Platform and App, including new product offerings as they become available;
●	the rate of adoption of our Platform and App by customers;
●	our ability to offer new services and products, and maintain and expand customer engagement;
●	the impact of our investments in Platform development, innovation and commercial growth; and
●	public perception of our products, those of our competitors and the industry in which we operate, including our ability to avoid adverse publicity from defects or errors.

We may not be successful in addressing each of these criteria or other criteria that might affect the market acceptance of our Platform or App. If we are unsuccessful in achieving and maintaining sufficient market acceptance of our Platform or App, our business, financial condition and results of operations will suffer.

Risks Relating to our Management, and our Reliance on Andre Agassi and our Partners

We rely on our management and if they were to leave our company our business plan could be adversely affected.

We are largely dependent upon the personal efforts and abilities of our existing management, namely our current Chief Executive Officer, Ronald S. Boreta and our Chief Financial Officer, Shawn Cable. Moving forward, should the services of our management be lost for any reason, the Company will incur costs associated with recruiting replacements and any potential delays in operations which this may cause. If we are unable to replace such individuals with a suitably trained alternative individual(s), we may be forced to scale back or curtail our business plan. While Mr. Boreta is party to an employment agreement with us, such agreement can be terminated by Mr. Boreta, subject to the terms thereof.

We do not currently maintain key person life insurance policies on our executive officers. If our executive officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

We rely significantly on Mr. Andre Agassi, and the loss of such relationship would be disruptive to, and could force us to significantly scale back and/or abandon our business.

We are currently significantly reliant on Mr. Andre Agassi, our largest beneficial stockholder. We believe that a significant amount of our relationships, partners, and opportunities, are based on our affiliation with Mr. Agassi, his ownership of our securities, and his assistance with the operations, business plan, and prospects of the Company, including relationships of Mr. Agassi in the tennis and pickleball areas. Mr. Agassi is a well-known public figure, and is one of the greatest tennis players of all time. Mr. Agassi’s wife, Stefanie Graf, is also a brand partner, and is herself one of the greatest tennis players of all time. We are currently party to a name and likeness agreement with the entity which owns Mr. Agassi’s name and likeness, AKA Licenses, LLC, (“AKA Licenses”), which has a term through June 18, 2041, but may be terminated prior to that by AKA Licenses for cause in the event of any of the following: (i) the Company conducts itself in a manner that brings the Company, AKA Licenses, or Mr. Agassi into material disrepute and degradation in the eyes of the public and/or the media, as determined by AKA Licenses in its reasonable good faith determination; (ii) the Company becomes subject to court-filed charges by any governmental or administrative entity for fraud, mismanagement, criminal activity, or other similar bad acts; (iii) the Company enters into, or publicly announces its intention to enter into or support, any agreement, binding letter of intent, memorandum of understanding or other contract related to: (a) the sale of all or substantially all of the Company’s assets to a third-party(ies); (b) any merger, consolidation, plan of arrangement, share exchange, tender offer or other acquisition of the Company whereby the voting shareholders of the Company would have less than 50% of the voting power of the resulting entity; or (c) any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions, in each case without the written approval of AKA Licenses; or (iv) upon a material breach of the Company’s obligations under the Agassi License Agreement, which breach is not cured within thirty (30) days’ written notice thereof by AKA Licenses to the Company, to the extent such breach can be cured.

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We believe Mr. Agassi’s assistance has been, and will continue to be, a critical element of our success. Our ability to maintain our brand image and leverage the goodwill associated with Mr. Agassi’s name would be significantly damaged if our relationship with Mr. Agassi were to change, in the event of Mr. Agassi’s death or disability, the termination of the name and likeness license agreement with Mr. Agassi and AKA Licenses, or in the event of any negative market or industry perception with respect to him. Additionally, in the event the name and likeness agreement with Mr. Agassi and AKA Licenses were to be terminated, we may be forced to change our name, brand, and marketing plans and cease using Mr. Agassi in our advertising and promotional activities which we expect would have a material adverse effect on our results of operations, business plans and prospects.

Furthermore, any negative publicity regarding Mr. Agassi, or other members of our management team, or our Company as a whole, especially through social media which accelerates and increases the potential scope of negative publicity, could adversely impact the image of our brand with our customers and result in diminished loyalty to our brand and potentially lead to adverse consumer actions, including boycotts, even if the subject of such publicity is unverified or inaccurate and we seek to correct it. Consumer sentiment can also be influenced by our partnership with athletes and other public figures, our relationships with partners, our views on political and social issues, or our long-term initiatives and goals regarding our impact on the environment and society as a whole, among other factors. Even if we react appropriately to negative publicity, customers’ perception of our brand image and our reputation could be negatively impacted. Any failure on our part to retain the value and reputation of brands could adversely impact our business.

We face corporate governance risks and negative perceptions of investors associated with the fact that we do not currently have any independent directors.

Currently, our sole directors are Ronald S. Boreta, our Chief Executive Officer, and James Askew, a consultant, neither of which are independent. As such, Mr. Boreta and Mr. Askew can, among other things, determine their own compensation. Additionally, there are no independent members of the Board of Directors available to second and/or approve related party transactions involving Mr. Boreta or Mr. Askew. Therefore, investors may perceive that because no other directors are approving related party transactions involving such persons, that such transactions are not fair to the Company. The price of our common stock may be adversely affected and/or devalued compared to similarly sized companies with multiple unrelated and independent officers and directors due to the investing public’s perception of limitations facing our Company due to the above.

If conflicts arise between us and our strategic partners, our business could be adversely affected or these parties may act in a manner adverse to us.

If conflicts arise between our collaborators or strategic partners and us, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Our collaborators or strategic partners may develop, either alone or with others, products in related fields that are competitive with our products. Such conflicts with our strategic partners may result in adverse effects on our business, financial condition and results of operations.

Our Chief Financial Officer’s other roles may give rise to conflicts of interest, or the perception thereof, that could adversely affect our business.

Our Chief Financial Officer, Shawn Cable, also serves as Chief Financial Officer of, and/or manager of, certain entities owned or controlled by Andre Agassi, one of our significant shareholders. As a result of these relationships, Mr. Cable may have obligations to these other entities that are similar to, or conflict with, his obligations to us. These other roles may require significant time and attention, which could reduce the time and attention Mr. Cable is able to devote to our business and affairs. In addition, because Mr. Agassi is one of our significant shareholders, has provided us the use of his name and likeness, which we believe is significant to our brand identity and business plans moving forward, and has provided us funding from time to time, Mr. Cable’s relationships with entities owned or controlled by Mr. Agassi may create, or may be perceived to create, conflicts of interest when he is faced with decisions that could have different implications for us than they do for Mr. Agassi or his affiliated entities. These decisions may relate to, among other things, corporate opportunities, negotiation and enforcement of agreements, the allocation of resources, and other matters where the interests of us and our shareholders may not be aligned with those of Mr. Agassi and its affiliated entities.

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Although we have policies and procedures in place designed to address actual and potential conflicts of interest, these policies and procedures may not be effective in identifying, preventing, or adequately managing all such conflicts. Any actual or perceived conflict of interest could result in reputational harm, litigation, or regulatory scrutiny, or could result in decisions that are not in the best interests of our company or our other shareholders, any of which could adversely affect our business, financial condition, and results of operations.

Regulatory, Corporate Governance and Reporting Risks

We have identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting. If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. As of March 31, 2026, and since at least December 31, 2016 our Chief Executive Officer and Chief Financial Officer have determined that our disclosure controls and procedures were not effective. Separately, management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025 and determined that such internal control over financial reporting was not effective as a result of such assessment. Such internal control over financial reporting has not been effective since at least December 31, 2016.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

As of December 31, 2025, our management determined that, we did not have sufficient personnel to allow segregation of duties to ensure the completeness or accuracy of our information. Due to the size of the Company and its limited operations, we are unable to remediate this deficiency until we add additional personnel or acquire or merge with another company.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and the Company is committed to remediating its material weaknesses in such controls as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock, and/or result in litigation against us or our management. In addition, even if we are successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or our periodic reports filed with the SEC.

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Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange and The Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or The Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have an independent audit or compensation committee. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Changing regulations and increased awareness relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand.

We expect to receive, store and otherwise process personal information and other data from and about our customers. There are numerous federal, state, local and international laws and regulations regarding privacy, data protection, information security and the storing, sharing, use, processing, transfer, disclosure, retention and protection of personal information and other content, the scope of which is rapidly changing, subject to differing interpretations and may be inconsistent among countries and states, or conflict with other rules. We are also subject to the terms of our privacy policies and contractual obligations to third parties related to privacy, data protection and information security. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection and information security. However, the regulatory framework for privacy, data protection and information security worldwide is, and is likely to remain, uncertain for the foreseeable future, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.

We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection and information security proposed and enacted in various jurisdictions. The United States, the European Union (“EU”), and other countries in which we may operate in the future are increasingly adopting or revising privacy, information security and data protection laws and regulations that could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of customer, consumer and/or employee information, as well as any other third-party information we receive, and some of our current or planned business activities. New and changing laws, regulations, and industry standards concerning privacy, data protection and information security may also impact the social media platforms and data providers we utilize, and thereby indirectly impact our business. In the United States, this includes increased privacy-related regulations and enforcement activity at both the federal level and state levels that impose requirements on the personal information we collect in the course of our business activities. In the EU, this includes the General Data Protection Regulation (“GDPR”). Additionally, several U.S. States have adopted their own privacy laws. The potential effects of these legislations are far-reaching and may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply.

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With various laws and regulations imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in an effort to do so. In addition, any failure or perceived failure by us to comply with our privacy policies, our privacy, data protection or information security-related obligations to customers, users or other third parties or any of our other legal obligations relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others, and could result in significant liability, loss of relationships with key third parties including social media networks and other data providers, or cause our users to lose trust in us, which could have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our platform.

Additionally, if the third parties we work with, such as vendors or developers, violate applicable laws or regulations or our policies, such violations may also put our users’ content at risk and could in turn have an adverse effect on our business. Any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security or disclosure of such content, or regarding the manner in which the express or implied consent of such persons for the collection, use, retention or disclosure of such content is obtained, could increase our costs and require us to modify our future services and features, possibly in a material manner, which we may be unable to complete and may limit our ability to store and process user data or develop new services and features. All of these implications could adversely affect our revenue, results of operations, business and financial condition.

Risks Relating to our Intellectual Property

We may be unable to protect our intellectual property rights from unauthorized use by third parties.

Our success will depend, in part, on our ability to protect our proprietary intellectual property rights. To date, we have relied primarily on non-disclosure agreements to protect our proprietary information and we routinely enter into non-disclosure agreements with our consultants, third parties and other relevant persons and take other measures to protect our intellectual property rights, such as limiting access to our trade secrets and other confidential information. We intend to continue to rely on these and other means, including patent protection, in the future. However, the steps we take to protect our intellectual property may be inadequate, and unauthorized parties may attempt to copy aspects of our intellectual property or obtain and use information that we regard as proprietary and, if successful, may potentially harm our ability to compete, accelerate the development programs of our competitors, and/or result in a deteriorated competitive position in the market. Moreover, our non-disclosure agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to ours, and there can be no assurance that our competitors or third parties will comply with the terms of these agreements, or that we will be able to successfully enforce such agreements or obtain sufficient remedies if they are breached. There can be no assurance that the intellectual property rights we own or license will provide competitive advantages or will not be challenged or circumvented by our competitors.

Further, obtaining and maintaining patent, copyright, and trademark protection can be costly, and we may choose not to, or may fail to, pursue or maintain such forms of protection for our technology in the United States or foreign jurisdictions, which could harm us. The laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate to prevent other parties from infringing our proprietary technology. To the extent we expand our international activities, our exposure to unauthorized use of our technologies and proprietary information may increase. We may also fail to detect unauthorized use of our intellectual property, or be required to expend significant resources to monitor and protect our intellectual property rights, including engaging in litigation, which may be costly, time-consuming, and divert the attention of management and resources, and may not ultimately be successful. If we fail to meaningfully establish, maintain, protect and enforce our intellectual property rights, our business, financial condition and results of operations could be adversely affected.

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Our trademarks and other intellectual property rights may not be adequately protected outside the U.S.

We believe that our trademarks, intellectual property, and other proprietary rights will be extremely important to our success and our competitive position. However, the laws of certain foreign countries may not protect trademarks or other proprietary rights to the same extent as do the laws of the U.S. and, as a result, our intellectual property may be more vulnerable and difficult to protect in such countries.

Risks Relating to this Offering and Our Common Stock

We will not receive any proceeds from the sale of shares by the Selling Shareholders, and we may receive little or no proceeds from the exercise of warrants.

All of the shares of common stock being registered for resale under this prospectus are being offered by the Selling Shareholders. Accordingly, we will not receive any proceeds from the sale of these shares by the Selling Shareholders. We will receive proceeds from the exercise of warrants only if such warrants are exercised for cash. However, the holders are under no obligation to exercise their warrants, and the warrants may expire unexercised or in certain cases, be exercised on a cashless basis, if permitted by their terms. As a result, we may receive little or no proceeds from the warrants, and we will need to rely on other sources of capital to fund our operations and execute our business strategy.

Sales of a substantial number of shares by the Selling Shareholders, or the perception that such sales may occur, could cause the market price of our common stock to decline.

The resale by the Selling Shareholders of a substantial number of shares of our common stock, or the perception that these sales could occur, may adversely affect the prevailing market price of our common stock. The Selling Shareholders may sell all, some or none of their shares at any time following the effectiveness of the registration statement of which this prospectus forms a part, subject to applicable securities laws. Because many of the Selling Shareholders acquired their shares or warrants in privately negotiated transactions, they may be willing to dispose of their shares at prices below the prices paid by other investors or below the then-current market price. Any such sales could increase the supply of our common stock in the public market, reduce the trading price of our common stock, and impair our ability to raise capital through future equity financings.

The resale of a significant number of shares into the public market may increase the volatility of the trading price of our common stock.

This prospectus covers the resale of a significant number of shares of our common stock, including shares issuable upon the exercise of outstanding warrants. The availability of these shares for resale may increase the number of shares available for trading and contribute to fluctuations in the market price of our common stock. Increased trading activity and the possibility of significant sales by the Selling Shareholders may cause the market price of our common stock to fluctuate significantly, regardless of our operating performance or prospects. Such volatility could make it more difficult for investors to sell their shares at favorable prices or at all.

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Until our common stock is quoted on the OTCQB or OTCQX markets or listed on a national securities exchange, the Selling Shareholders will be required to sell their shares at a fixed price, which may reduce the likelihood that the warrants will be exercised for cash or that registered shares will be sold.

Because our common stock is not currently quoted on the OTCQB or OTCQX markets or listed on a national securities exchange, the Selling Shareholders will be required to offer and sell the shares covered by this prospectus at a fixed price until such time as an established public trading market develops, if at all, in accordance with the requirements of the Securities Act. If the fixed offering price exceeds the prevailing market value of our common stock or is otherwise unattractive to potential purchasers, the Selling Shareholders may be unable or unwilling to sell their registered shares. Similarly, holders of warrants may determine that exercising their warrants for cash is not economically advantageous if they are unable to readily resell the underlying shares at or above the exercise price. As a result, we may receive little or no cash proceeds from warrant exercises, and the registered resale offering may not achieve its intended purpose of providing liquidity to the Selling Shareholders.

Additionally, this limitation may artificially cap the market price of our common stock and create downward pressure on the trading price, particularly if market participants anticipate future selling activity at the fixed prices. Even if our common stock is trading above the fixed sales price, the continued offering of shares at those prices could result in the market price drifting back toward or remaining near the fixed price until such time as the restrictions are lifted, if ever. This could adversely affect investor perception, limit price appreciation, and impair our ability to raise capital at more favorable valuations.

In addition, the presence of a fixed-price offering could create disincentives for investor participation in the public market, reduce liquidity, and increase volatility. There is also no assurance as to when or if our common stock will be quoted or listed on a higher-tier market, and the longer this restriction remains in place, the greater the potential impact on the trading price and stability of our common stock.

Existing stockholders will experience dilution upon the exercise of outstanding warrants.

The exercise of outstanding warrants will result in the issuance of additional shares of our common stock, thereby diluting the ownership interests of our existing stockholders. The degree of dilution will depend on the number of warrants exercised and the number of shares of common stock outstanding at the time of exercise. Any such dilution could reduce the voting power and economic interests of existing stockholders and may adversely affect the market price of our common stock.

If holders exercise their warrants on a cashless basis, the number of outstanding shares of our common stock will increase while we receive little or no cash proceeds.

Under certain circumstances and to the extent permitted by the terms of certain of the warrants, holders may elect to exercise their warrants on a cashless basis. In a cashless exercise, we issue shares of common stock in exchange for the surrender of the warrants without receiving the full cash exercise price. As a result, the number of outstanding shares of our common stock will increase, causing dilution to existing stockholders, while we receive little or no cash proceeds that could otherwise be used to fund our operations, repay indebtedness, pursue strategic opportunities or for other corporate purposes. If a significant number of warrants are exercised on a cashless basis, the resulting dilution could adversely affect the market price of our common stock while limiting the capital benefits that would otherwise result from cash exercises.

Our common stock may not be approved for listing on Nasdaq, the OTCQB or OTCQX in the future.

We have applied to have our common stock listed on the Nasdaq Capital Market, however we do not currently meet the required uplisting requirements of Nasdaq and even if we meet such requirements in the future, such application may not be approved.

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To qualify for quotation on the OTCQB, a company must meet several financial, regulatory, and governance standards. It must be current in its SEC reporting obligations, and it must provide audited annual financial statements with an unqualified opinion from a PCAOB-registered auditor (with certain exemptions), and prepare periodic financial statements in U.S. GAAP, IFRS, or an equivalent. It must have a minimum bid price of $0.01 per share which must be maintained for 30 consecutive days prior to admission. Additional requirements include at least 10% unrestricted public float, a minimum of 50 beneficial shareholders each owning at least 100 shares, no bankruptcy proceedings, and good standing in their jurisdiction. While we believe that we currently meet the requirements of the OTCQB, we have not applied to have our common stock quoted on the OTCQB and even if we meet such standards, and apply to list our common stock on the OTCQB, OTC Markets may not approve any application for quotation that we submit. We may also choose not to quote our common stock on the OTCQB in the future.

To qualify for quotation on the OTCQX, a company must meet comprehensive eligibility and corporate governance standards. These include satisfying a “penny stock” exemption based on financial criteria such as net tangible assets, revenue, or bid price; having no bankruptcy proceedings; not being a shell or blank-check company (with limited exceptions); being in good legal standing; maintaining a valid public company reporting status; and submitting audited financial statements prepared in accordance with U.S. GAAP. The company must also have at least a 10% unrestricted public float, 50 beneficial shareholders owning at least 100 shares each, a minimum bid price of $0.25 per share, and a market capitalization of at least $10 million for 30 consecutive days prior to admission. Additionally, it must have at least one proprietary priced quotation from a market maker at admission and two within 90 days. Governance requirements include having a board with at least two independent directors, an audit committee with a majority of independent members, annual shareholder meetings with timely distribution of financials and proxy materials, and public disclosure of these documents. We do not currently meet the OTCQX’s initial listing standards and may not meet such standards in the future. Also, even if we meet such standards, we may choose not to submit an application for quotation on the OTCQX and OTC Markets may not approve any application for quotation that we submit.

In order to be approved for listing on the Nasdaq Capital Market, we need to meet certain requirements of Nasdaq, including, but not limited to: meeting one of the following tests: (1) $750,000 of pre-tax income (in either the last fiscal year or two of the three most recent years), $5 million of public float, $4 million of stockholders’ equity and a minimum bid of $4.00 per share; (2) $15 million of public float, $5 million of stockholders’ equity, a minimum bid price of $4.00 per share price and 2 years of operating history; or (3) a $50 million market cap; $15 million of public float, $4 million of stockholders’ equity, and a minimum bid price of $4.00 per share price, plus in each case 300 round lot stockholders and 1,000,000 shares of total public float, with at least half of such required number of round lot stockholders holding unregistered securities with a minimum value of $2,500. As an alternative to the minimum bid price per share of $4.00, a company can meet a minimum closing price of $3.00 per share ($2.00 per share under the listing standard discussed in (3) above) if the company has (i) average annual revenues of $6 million for three years, (ii) net tangible assets of $5 million or (iii) net tangible assets of $2 million and a 3-year operating history. Currently traded companies qualifying under standard (2) above must meet the $50 million market value of listed securities and the applicable bid price requirement for 90 consecutive trading days before applying. We do not currently meet Nasdaq’s initial listing standards and may not meet such standards in the future. Also, even if we meet such standards, Nasdaq may not approve our application for uplisting.

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We currently have an illiquid and volatile market for our common stock, and the market for our common stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. During the last 52 weeks our common stock has traded as high as $7.49 per share and as low as $3.70 per share. The market price of our common stock may continue to be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our common stock. The trading price of our common stock could also be affected by:

●	“short squeezes”;
●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;
●	large stockholders exiting their position in our securities or an increase or decrease in the short interest in our securities;
●	actual or anticipated fluctuations in our financial and operating results;
●	the recruitment or departure of key personnel;
●	actual or anticipated changes in estimates as to financial results, operational timelines or recommendations by securities analysts;
●	the timing and outcome of our business plan;
●	significant lawsuits or stockholder litigation;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the court sports industry;
●	general economic, political, and market conditions and overall fluctuations in the financial markets in the U.S. and abroad; and
●	investors’ general perception of us and our business.

Our common stock is quoted on the OTCID under the symbol “AASP”. Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, general economic, political and market conditions, such as recessions, inflation, war, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. You should exercise caution before making an investment in us.

Stock markets in general and our stock price in particular have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. Broad market fluctuations may adversely affect the trading price of our securities. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent our stockholders from readily selling their shares of our common stock and may otherwise negatively affect the liquidity of our common stock.

Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. Such illiquidity could have an adverse effect on the market price of our common stock. In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. An active trading market for our common stock may not develop or, if one develops, may not be sustained.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

While we have applied to list our common stock on the Nasdaq Capital Market, we do not currently meet the uplisting requirements of Nasdaq, may not meet such uplisting requirements in the future, and may not have our application for uplisting approved by Nasdaq, even if we meet such listing requirements.

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Our Securities are currently eligible for sale under Rule 144, however any future sales of our securities under Rule 144 may be adversely affected by our failure to file all reports required by the Exchange Act.

Rule 144 as promulgated under the Securities Act is not available for the resale of securities initially issued by a shell company (reporting or non-reporting) or a former shell company, unless certain conditions are satisfied. We are a former shell company. As a result, our securities cannot be resold under Rule 144 unless certain conditions are met. These conditions are:

●	the issuer of the securities has ceased to be a shell company (we ceased to be a shell company on May 31, 2025);

●	the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (we are currently subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act);

●	the issuer has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports (we have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months); and

●	one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the Commission reflecting its status as an entity that is no longer a shell company (we filed “Form 10 information” with the Commission reflecting our status as a non-shell company on June 4, 2025).

As discussed above, our Current Report on Form 8-K filed with the SEC on June 4, 2025, contained Form 10 information reflecting our status as an entity that is no longer a shell company, and one year has elapsed from the filing date of that Current Report. As a result, our securities can currently be sold pursuant to Rule 144. If in the future we, as a former shell company, ever fail to file all reports and other materials required to be filed by Section 13 or 15 (d) of the Exchange Act, as applicable, during the preceding 12 months, our securities will not be eligible to be resold under Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it may be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Additionally, moving forward, our status as a former shell company could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Assuming we continue to meet the former shell company requirements of Rule 144 as discussed above, in general any restricted shares of common stock we issue or sell in the future will be eligible for sale pursuant to Rule 144 six months after issuance and payment in full for such shares, to the extent we continue to file periodic reports under the Exchange Act.

The exercise of our outstanding warrants, and the sale of common stock upon exercise thereof, may adversely affect the trading price of our securities.

As of the date of this prospectus, we have outstanding warrants to purchase 850,000 shares of common stock with an exercise price of $1.70 per share, which expire on March 6, 2030; warrants to purchase 50,000 shares of common stock with an exercise price of $5.75, and an expiration date of May 31, 2028; warrants to purchase 50,000 shares of common stock with an exercise price of $6.30 per share and an expiration date of July 31, 2028; warrants to purchase 1,000,000 shares of common stock with an exercise price of $5.50 per share and an expiration date of November 22, 2030; warrants to purchase 804,500 shares of common stock with an exercise price of $5.00 and an expiration dates from between February 3, 2029 and July 23, 2031; and warrants to purchase 657,876 shares of common stock with an exercise price of $5.00 per share and an expiration date of June 19, 2028, certain of which have cashless exercise rights. For the life of the warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders. The resale of all of the shares of common stock issuable upon exercise of the currently outstanding warrants as discussed above are being registered in the registration statement of which this prospectus forms a part.

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The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding warrants, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable upon exercise of the warrants registered in the registration statement of which this prospectus forms a part may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by holders of our Warrants, then the value of our common stock will likely decrease.

Because certain of the warrants may also be exercised by way of a cashless exercise, meaning that the holders may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrants, we may not receive any funds upon the exercise of warrants.

The issuance of securities upon conversion of the Investments AKA Convertible Note will cause immediate and substantial dilution to existing shareholders.

As discussed below under “Business—Recent Funding Transactions”, on July 28, 2026, the Company entered into a $1,000,000 Convertible Promissory Note in favor of Investments AKA. Unless earlier converted, the outstanding principal balance of the Investments AKA Convertible Note, together with all accrued and unpaid interest, is due and payable in full on July 27, 2027. The Investments AKA Convertible Note will automatically convert, without any action required by holder, into the equity or equity-linked securities or units issued by the Company to arm’s-length, new-money investors in the next sale (or related series of sales) by the Company of such new securities that results in gross proceeds to the Company of not less than $3,000,000, at a conversion price equal to the price paid by such new money investors.

The issuance of Company securities upon conversion of the convertible note will result in immediate and substantial dilution to the interests of other stockholders. We cannot predict the effect, if any, that future issuances and sales of our securities may have on the market price of our common stock. Sales or distributions of substantial amounts of our securities upon the conversion of the convertible note, or the perception that such sales could occur, may cause the market price of our common stock to decline.

Our officers and directors beneficially own 35.7% of our outstanding common stock and exercise significant voting control over us, and together with Mr. Andre Agassi, hold majority voting control over the Company, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Our officers and directors currently own approximately 35.7% of the issued and outstanding shares of our common stock and our officers and directors and Mr. Andre Agassi, a co-founder and principal of the Company, beneficially own 56.3% of our outstanding common stock. As a result, such persons control the shareholder vote. As a result, they have the ability to influence matters affecting our shareholders and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including (i) making amendments to our Articles of Incorporation; (ii) whether to issue additional shares of common stock and preferred stock, including to themselves; (iii) employment decisions, including compensation arrangements; (iv) whether to enter into material transactions with related parties; (v) election of directors; and (vi) any merger or significant corporate transactions, including with themselves or other related parties. Additionally, it will be difficult if not impossible for investors to remove our current directors, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of our common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions. The interests of our officers and directors and Mr. Agassi may not coincide with our interests or the interests of other shareholders.

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In addition, this concentration of ownership might adversely affect the market price of our common stock by: (1) delaying, deferring or preventing a change of control of our Company; (2) impeding a merger, consolidation, takeover or other business combination involving our Company; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

We have not paid any cash dividends in the past and have no plans to issue cash dividends in the future, which could cause the value of our common stock to have a lower value than other similar companies which do pay cash dividends.

We have not paid any cash dividends on our common stock to date and do not anticipate any cash dividends being paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our common stock could be less desirable to other investors and as a result, the value of our common stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

Our common stock has in the past been considered, and in the future may again be considered, a “penny stock” under SEC rules and it may be more difficult to resell securities classified as a “penny stock.”

Our common stock has in the past been considered, and in the future may again be considered, a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00 (or obtain a listing on a national securities exchange), our common stock will be a “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other Federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due to, among other reasons, the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance whether our common stock will be deemed a “penny stock” in the future.

General risk factors:

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

If we are unable to manage future growth effectively, our profitability and liquidity could be adversely affected.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, finance and general administration and operations. To manage any future growth, we must continue to improve our operational and financial processes and systems and expand, train and manage our employee base and control associated costs. Our efforts to grow our business, both in terms of size and in diversity of customer bases served, will require rapid expansion in certain functional areas and put a significant strain on our resources. We may incur significant expenses as we attempt to scale our resources and make investments in our business that we believe are necessary to achieve long-term growth goals. If we are unable to manage our growth effectively, our expenses could increase without a proportionate increase in revenue, our margins could decrease, and our business and results of operations could be adversely affected.

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If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses, and adversely affect our results of operations.

We incur ongoing costs and expenses for SEC reporting and compliance and without sufficient revenues, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

In order for us to remain in compliance with our on-going reporting requirements, we may require additional capital and/or future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources or require us to obtain additional capital through the sale of equity or debt. If we are unable to further capitalize the Company or generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all. There are ongoing costs and expenses for SEC reporting, including the general booking and accounting costs for the preparation of the financial quarterly (Form 10-Qs) and annual filings (Form 10-Ks), and auditor’s fees. Further, there are processing costs in preparing and converting documents and disclosures through the EDGAR filing system, including certain costs for the XBRL that are required as part of the EDGAR filing.

We may experience adverse impacts on our reported results of operations as a result of adopting new accounting standards or interpretations.

Our implementation of and compliance with changes in accounting rules, including new accounting rules and interpretations, could adversely affect our reported financial position or operating results or cause unanticipated fluctuations in our reported operating results in future periods.

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If persons engage in short sales of our common stock, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Stockholders could, therefore, experience a decline in the value of their investment as a result of short sales of our common stock.

Global economic conditions could materially adversely affect our business, results of operations, financial condition and growth.

Adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment and currency fluctuations could materially adversely affect our operations, expenses, and access to capital. In addition, uncertainty about, or a decline in, global or regional economic conditions could have a significant impact on our expected funding sources and partners. A downturn in the economic environment could also lead to limitations on our ability to issue new debt; and reduced liquidity. These and other economic factors could materially adversely affect our business, results of operations, financial condition and growth.

We may be adversely affected by climate change or by legal, regulatory or market responses to such change.

The long-term effects of climate change are difficult to predict; however, such effects may be widespread. Impacts from climate change may include physical risks (such as rising sea levels or frequency and severity of extreme weather conditions), social and human effects (such as population dislocations or harm to health and well-being), compliance costs and transition risks (such as regulatory or technology changes) and other adverse effects. The effects of climate change could increase the cost of certain products, commodities and energy (including utilities), which in turn may impact our ability to undertake our business plan and costs and expenses. Climate change could also lead to increased costs as a result of physical damage to or destruction of our facilities, equipment and business interruption due to weather events that may be attributable to climate change. These events and impacts could materially adversely affect our business operations, financial position or results of operation.

We might be adversely impacted by changes in accounting standards.

Our consolidated financial statements are subject to the application of GAAP, which periodically is revised or reinterpreted. From time to time, we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board and the SEC. It is possible that future accounting standards may require changes to the accounting treatment in our consolidated financial statements and may require us to make significant changes to our financial systems. Such changes might have a materially adverse impact on our financial position or results of operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the Company’s historical performance and financial condition should be read together with the consolidated financial statements and related notes included in this prospectus. This discussion contains forward-looking statements based on the views and beliefs of our management, as well as assumptions and estimates made by our management, see “Cautionary Statement Regarding Forward-Looking Information”. These statements by their nature are subject to risks and uncertainties, and are influenced by various factors. As a consequence, actual results may differ materially from those in the forward-looking statements. See “Risk Factors”, above, for the discussion of risk factors.

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Summary of The Information Contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Plan of Operations. A description of our plan of operations for the next 12 months including required funding.
●	Results of Operations. An analysis of our financial results comparing the quarters ended March 31, 2026 and 2025 and the years ended December 31, 2025 and 2024.
●	Liquidity and Capital Resources. An analysis of changes in our consolidated balance sheets and cash flows and discussion of our financial condition.
●	Critical Accounting Policies and Estimates. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

Plan of Operations

We had a working capital deficit of $873,810 as of March 31, 2026; mainly due to our current liabilities of $1,191,997. We expect to require funding in the future, including to complete payments due under our agreements with the IBM Parties, which require us to make payments to the IBM Parties under the Services Agreement and SoW 1 totaling approximately $2.1 million, payable in monthly installments in accordance with the terms of SoW 1, including $100,000 within 15 days after invoice from IBM, for each of November and December 2025, and January and February 2026, with $204,387 due before February 28, 2026 and $613,161 before March 20, 2026, and $229,292 due for each of March through June 2026, as discussed above. To date, $1,367,548 has been paid under the Commitment Agreement.

We plan on raising additional required funding through the sale of equity in the future, which is expected to be on similar terms as our recent private offerings. We anticipate that this capital will be sufficient to make all monthly payments to the IBM Parties under the Services Agreement.

We also hope to begin generating revenues in October 2026, from our launch of the App, which will include AI-agents created based off the digital minds of Andre Agassi and Darren Cahill, exclusive content, instructional videos, and ecommerce, as well as from future expected sponsorship relations, and pickleball and padel facilities.

Notwithstanding the above, we may sell additional equity in the future, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate revenues.

Results of Operations

Results of Operations for the Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025.

We generated no revenues for the three months ended March 31, 2026 or 2025.

For the three months ended March 31, 2026 and 2025, we had general and administrative expenses, consisting of stock-based compensation, audit fees, amounts paid under the commitment agreement with the IBM Parties (as discussed above)(for the three months ended March 31, 2026) and miscellaneous administrative costs, that totaled $2,510,314 and $1,665,246, respectively, an increase of $845,065 from the prior period. In 2026, we accrued $250,000 for a signing bonus per the employment agreement with Ron Boreta. We incurred an additional $34,933 in payroll expense with the addition of three employees. In 2026, we paid $128,525 more in legal fees to two separate firms we have retained for assistance with our business agreements, SEC filings and general legal matters. Per our commitment agreement with IBM $653,974 was paid to them in 2026. An additional $79,408 was paid for marketing strategies. We incurred $161,157 in travel and consulting fees. This was offset by a decrease in share-based compensation of $459,322 from 2025.

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We had a net loss of $2,510,314 and $1,665,246, for the three months ended March 31, 2026, and 2025, respectively, which net loss increased for the reason described above.

Results of Operations for the year ended December 31, 2025 Compared to the year ended December 31, 2024.

We generated no revenues for the years ended December 31, 2025 or 2024.

For the year ended December 31, 2025 and 2024, general and administrative expenses, consisting of stock- based compensation, salaries, legal fees, audit fees and miscellaneous administrative costs that totaled $9,491,534 and $793,749, respectively, an increase of $8,697,785 from the prior year, which increase was mainly due to $7,232,145 in stock-based compensation in connection with fair value of warrants issued during the year ended December 31, 2025. In addition, $260,668 in salary and bonus was paid to Ronald S. Boreta, our Chief Executive Officer, in 2025. We also brought on our CFO, Shawn Cable, and he was paid $66,858 in 2025. Legal fees totaling $201,237 were paid to two separate firms we have retained for assistance with our business agreements, SEC filings and general legal matters. Professional fees totaling $1,098,653 were paid in 2025, which includes $275,00 paid to IBM and $300,380 paid to certain consultants for consulting services rendered. For the year ended December 31, 2024, $619,867 in stock-based compensation was incurred in connection with fair value of warrants issued during the year ended December 31, 2024 and $40,000 in salary was paid to Ronald S. Boreta in consideration for services rendered as our Chief Executive Officer. Legal fees totaling approximately $64,000 were also paid in 2024.

Total operating expenses increased mainly due to the increase in salary paid to Ronald S. Boreta, our Chief Executive Officer, increased legal and professional fees, and the increase in warrant expense, as discussed above.

We had interest expense of $994 for the year ended December 31, 2025, compared to $0 for the year ended December 31, 2024, which was in connection with interest payable under a convertible promissory note issued in September 2024 and converted into common stock in December 2024, which issuance was affected in February 2026.

We had a net loss of $9,491,534 and $793,749, for the years ended December 31, 2025, and 2024, respectively, which net loss increased for the reason described above.

Liquidity and Capital Resources

The following table summarizes our current assets, liabilities, and working capital (deficit) at March 31, 2026 and December 31, 2025.

	March 31,	December 31,	Increase/
	2026	2025	(Decrease) $	%
Current assets	$318,187	$496,375	$(178,188)	-35.9%
Current liabilities	$1,191,997	$494,400	$697,597	141.1%
Working capital (deficit)	$(873,810)	$1,975	$(875,785)	-44,343.5%

The decrease of $875,785 in working capital was mainly due to an increase in accounts payable from the agreements with the IBM Parties, discussed above.

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Cash Flows

For the three months ended March 31, 2026 and 2025

We had $417,620 of net cash used in operating activities for the three months ended March 31, 2026, which was mainly due to $2,510,314 in net loss, offset by $981,455 of stock-based compensation expense, $706,176 of accounts payable and accrued expenses and $399,429 of prepaid expenses and other current assets. We had $247,761 of net cash used in operating activities for the three months ended March 31, 2025, which was mainly due to $1,665,246 in net loss, offset by $1,440,777 of stock-based compensation expense and $496 of depreciation expense.

We had $11,139 of net cash used in investing activities for the three months ended March 31, 2026, which was due solely to the purchase of IT equipment.

We had $650,000 of net cash provided by financing activities for the three months ended March 31, 2026, which was solely due to proceeds from shares issued.

We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors or majority stockholders, provided that our officer and majority shareholder have funded us in the past. Additional financing may not be available on favorable terms, if at all.

In the future, we may be required to seek additional capital by selling additional debt or equity securities, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then stockholders. Financing may not be available in amounts or on terms acceptable to us, or at all. In the event we are unable to raise additional funding and/or obtain revenues sufficient to support our expenses, we may be forced to curtail or abandon our business operations, and any investment in the Company could become worthless.

For the years ended December 31, 2025 and 2024

We had $2,198,494 of net cash used in operating activities for the year ended December 31, 2025, which was mainly due to $9,491,534 of net loss, offset by $7,232,145 of stock-based compensation expense. We had $149,377 of net cash used in operating activities for the year ended December 31, 2024, which was mainly due to $793,749 of net loss, offset by $619,867 of stock-based compensation expense and $24,235 of accounts payable and accrued expenses.

We had $25,000 and $10,050 of net cash used in investing activities for the years ended December 31, 2025 and 2024, respectively, which was due to the acquisition of the “World Series of Pickleball” trademark, which was included as an intangible asset in 2025, as compared to acquisition of property and equipment in 2024.

We had $0 and $2,478,669 of net cash provided by financing activities for the years ended December 31, 2025 and 2024, respectively, which for the 2024 period was mainly due to the issuance of common stock pursuant to a private placement for net proceeds of $2,472,606, as discussed below, and $6,063 of proceeds from related parties.

We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors or majority stockholders. Additional financing may not be available on favorable terms, if at all.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2026, we had an accumulated deficit of $42,140,416. In addition, the Company’s current liabilities exceed its current assets by $873,810 as of March 31, 2026.

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The Company has historically depended on equity raises and convertible debt funding, including to date, significant funding provided by affiliates, to provide funds to pay its ongoing expenses. There can be no assurance that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited condensed financial statements are issued.

The unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles and the Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions and estimates that affect the amounts reported. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

“Note 2. Summary of Significant Accounting Policies” in the footnotes to financial statements included in this prospectus under “Index to the Financial Statements”, below, describe the significant accounting policies and methods used in the preparation of the Company’s consolidated financial statements.

Related party transactions

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

Recent Accounting Developments

The Company believes there are no new accounting standards adopted but not yet effective that are relevant to the readers of our financial statements.

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Business

Corporate History

The Company was incorporated in Nevada on March 6, 1984, under the name “Sporting Life, Inc.” The Company’s name was changed to “St. Andrews Golf Corporation” on December 27, 1988, to “Saint Andrews Golf Corporation” on August 12, 1994, to All-American SportPark, Inc. on December 14, 1998, and to “Global Acquisitions Corporation” on February 15, 2021.

In December 1994, the Company completed an initial public offering of 1,000,000 Units, each Unit consisting of one share of common stock and one Class A Warrant. The net proceeds to the Company from this public offering were approximately $3,684,000. The Class A Warrants expired unexercised on March 15, 1999.

On July 12, 1996, the Company entered into a lease agreement of land in Las Vegas, Nevada, on which the Company developed a Golf Center and All-American SportPark, (“SportPark”) properties. The SportPark opened for business in October 1998 and was disposed of in May 2001.

On May 8, 2002, Sports Entertainment Enterprises, Inc. (“SPEN”), a then publicly-held related party company (which at the time owned majority ownership of the Company), completed a distribution of all of the shares of common stock of the Company then held by SPEN to SPEN’s shareholders of record on May 3, 2002. The 2,250,000 shares of common stock distributed represented approximately 66.2% of the then outstanding shares of the Company. As a result of the distribution, Ronald S. Boreta and John Boreta, then an officer and director, and director of the Company, respectively, and Andre Agassi, through his ownership and control of ASI Group LLC, obtained majority voting control over the Company.

On June 15, 2011, the Company entered into a Stock Transfer Agreement with Saint Andrews pursuant to which the Company transferred 49% of the outstanding common stock of All-American Golf Center, Inc. (“AAGC”), a subsidiary of the Company, to Saint Andrews Golf Shop, Ltd. (“Saint Andrews”) in exchange for the cancellation of $600,000 of debt owed by the Company to Saint Andrews.

Saint Andrews is owned by Ronald S. Boreta, the Company’s Chief Executive Officer, President and a Director, and John Boreta, his brother. John Boreta is a former principal shareholder of the Company and became a Director of the Company in 2012 and resigned in October 2024. The debt owed by the Company to Saint Andrews was from advances made in the past by Saint Andrews to provide the Company with working capital.

On June 10, 2016, the Company entered into a Transfer Agreement for the sale and transfer of the Company’s remaining 51% interest in AAGC, which constituted substantially all of the Company’s assets. On October 18, 2016, the Company completed the closing of the Transfer Agreement pursuant to which the Company transferred the 51% interest in AAGC to Ronald S. Boreta and John Boreta (collectively, the “Boretas”), and also issued to the Boretas 1,000,000 shares of the Company’s common stock, in exchange for the cancellation of promissory notes held by the Boretas and the interest accrued thereon totaling $8,900,651.

In connection with the closing of the Transfer Agreement, AAGC assumed the obligation of the Company to pay Ronald S. Boreta for deferred salary which totaled $342,500. In addition, AAGC cancelled $4,267,802 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas cancelled $1,286,702 owed to them by the Company. The Company cancelled $24,523 owed to the Company by entities controlled by the Boretas.

On October 18, 2016, the Company completed the closing of the Transfer Agreement for the sale and transfer of the Company’s 51% interest in AAGC, which constituted substantially all of the Company’s assets.

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As a result of the closing of the Transfer Agreement, the Company became a “shell company”, with nominal operations and nominal assets. Beginning in October 2016, the Company’s purpose was to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to seek the perceived advantages of a corporation whose securities are registered pursuant to the Exchange Act.

In November 2024, the Company’s management determined to cease seeking out business opportunities, mergers or acquisitions, and instead to launch an operating strategy to become a leader in the global sports entertainment and media industry. The Company’s efforts are initially focused on court sports, beginning with planned growth opportunities associated with branding and growing the pickleball and padel industries, both of which are currently experiencing significant growth. The Company expects its publicly-traded structure to provide a way for the investing public to participate in these exciting and rapidly growing markets.

On March 25, 2025, the Company filed an amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”) with the Secretary of State of the State of Nevada to change the name of the Company from “Global Acquisitions Corporation” to “Agassi Sports Entertainment Corp.” (the “Name Change”). The Name Change became effective at 12:01 A.M. EST on Monday, March 31, 2025. The Name Change was approved by the Board of Directors of the Company, which in accordance with Section 78.390(8) of the Nevada Revised Statutes, can approve amendments to a Nevada corporation’s articles of incorporation, without the approval of the stockholders.

Our Mission

We aim to become a dynamic leader in sports entertainment, content, and media. We believe that we are uniquely positioned to build a premier brand in racket sports, including tennis, pickleball, and padel – sports which are currently experiencing significant growth.

Our strategy is centered on working to consolidate, promote, and grow this highly opportunistic industry through various organic and transactional efforts.

Current Plan of Operations

We currently plan to create and manage unique content, building sports communities around entertainment, media, wellness, education, commerce, and charitable efforts, with the goal of becoming a leading media and entertainment company in the world of racket sports.

By identifying opportunities for co-branding, partnering, and acquisitions, we plan to develop trusted brands in sports entertainment and bring them together under the Company’s brand.

Our planned business model is designed around proprietary and curated content supported by planned sponsorships, brand relationships, live event hosting, pickleball and padel facilities, franchising, e-commerce and merchandising, and licensing and media rights.

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We currently plan to undertake the following, funding permitting:

Digital Platform

Digital Platform

As discussed in greater detail below under “Material Agreements/Transactions —Statement of Work, —Partnership Agreement for Consulting Services and — IBM Embedded Solution Agreement”, the Company has entered into several agreements with IBM Norge AS and International Business Machines Corporation, pursuant to which such entities have agreed to help us create an artificial intelligence (AI)-powered comprehensive digital platform designed to serve as the premier online community and wellness hub for enthusiasts of racket sports, including tennis, padel, and pickleball. The Platform is contemplated as a digital ecosystem including both a functioning website with e-commerce (at agassisports.com), which is currently operational, and a mobile application, which is in development and beta testing and expected to be available for both iOS and android, powered by proprietary artificial intelligence (AI) models.

Website

The website is a landing page that showcases everything that the Company endeavors to achieve and the mission behind the Company. It will act as an information layer for fans, investors and others who would like to know more about what the Company does. It also includes an e-commerce store, just launched in July 2026, where customers can purchase curated products which form a part of our brand partnership strategy. Currently available products include Agassi and Graf branded pickleball paddles and backpacks, clothing and pickleball accessories. We act as a reseller of products and do not own any product lines or hold any inventory.

App

The App is expected to include AI-powered coaching, swing analysis, and tailored equipment recommendations, beginning with tennis and expanding into pickleball and padel through a phased release strategy. The AI models used in the App were developed by IBM, but are owned solely by the Company and are expected to be branded as “Agassi Intelligence”. The AI models have been designed to support player development, community engagement, and personalized experiences across racket sports.

Platform

The Platform is currently also expected to allow users to chat with an AI agent that has been trained using thousands of hours of proprietary content by both Darren Cahill (former professional tennis player and elite tennis coach who guided Andre Agassi, Lleyton Hewitt, Simona Halep, and Jannik Sinner to Grand Slam titles and world #1 rankings) and Andre Agassi (former professional tennis player, 8x Grand Slam Champion, and Olympic Gold Medalist). The AI agent is being programed to think, answer and sound like Darren Cahill, Andre Agassi’s former coach and Andre himself.

Our planned freemium subscription-based App will aim to foster a holistic approach to racket sports participation, emphasizing not only performance tracking using multiple data points, but also provides access to high quality coaching, learning content and an e-commerce platform.

Key features of the Platform at launch are expected to include:

●	Performance logging and analytics, enabling users to record practice sessions focused on technique analysis. The Platform is also expected to include media content including improvement drills, and cross-training activities.

●	Premium coaching and educational content, featuring short-form instructional videos and masterclasses drawing from the philosophies of prominent racket sports icons, along with curated training plans tailored to various skill levels from beginner to advanced, live question-and-answer sessions, ask-me-anything events, and occasional virtual interactions with professional players and coaches.

●	Ability to discuss improvement and feedback with the digital versions of Darren Cahill and Andre Agassi both in the form of text message and phone calls. All the tennis knowledge from match preparation, to training ideas, strategy and general knowledge will be all available in one place.

Key post-launch features which are planned include:

●	Player and partner discovery functionality to connect users with compatible playing partners based on location, skill rating, and preferred racket sport, with planned future integrations (in later development phases) for direct booking with club facilities and event systems.

●	A robust community and social layer that is expected to allow users to follow friends, teammates, and local players; share match summaries, highlights, and achievements; and participate in challenges, leaderboards, and rankings at local club, city, and global levels, inspired by legendary figures such as Andre Agassi and Stefanie Graf, our largest beneficial stockholder and Brand Partner, respectively.

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Through these integrated elements, the Platform will seek to position itself as the primary destination for racket sports health and wellness, extending beyond traditional scorekeeping or competition to support users’ overall physical fitness, mental resilience, and social connections within the racket sports ecosystem.

Our platform has two main AI powered products, Swing Analysis AI and AI Coaching LLM.

●	Our swing analysis is built using both open source and publicly available (licensable) computer vision models, and proprietary and internally developed models. The publicly available models power key point and object detection from video, where we can mitigate risk and try different models, or change licenses if needed. The proprietary models analyze the extracted data to provide personalized feedback to a user in a mobile app. These models have a carefully designed data pipeline which utilize the extracted key point data, which hence qualifies the utility of the open source models.

●	The LLM experience is created in partnership with IBM & Delphi (proprietary technology from partners, respectively), handling the majority of the performance of the LLM experience for users. Our input to this model is carefully selected training data for text and voice, which helps us ensure the expected quality in coaching for users. We use a proprietary hierarchical coaching methodology to create a unique experience for the user. The methodology is not an AI model but helps us mitigate both risk and hallucination from the LLM experience, by selecting and translating core coaching principles that we agree with.

The Platform, which is currently in beta testing, is currently planned to launch by the beginning of the fourth quarter of 2026, with a staggered roll-out of e-commerce (tennis rackets, paddles, sports nutrition, etc.), which e-commerce site launched in July 2026, a personalized racket/paddle recommender and an AI coaching model.

The App launch is anticipated to occur in the beginning of the fourth quarter of 2026, and is planned to include the same coaching AI feature, as well as swing analysis feedback, motivational challenges, progress tracking, and social sharing. While it is expected to initially focus on tennis, the Company’s current goal is to expand all features of the app to pickleball and padel, in the future, with the goal of helping position the platform as a single hub for racket sports.

The estimated cost for the digital platform is approximately $2,700,000 to implement. The digital platform is expected to include AI-agents based on the digital minds of Andre Agassi and Darren Cahill, exclusive content, instructional videos and ecommerce. Currently, IBM is in the final development of the Platform.

We anticipate that the Platform and App will create strong and recurring revenue streams, while also fostering a fun, thriving and informative racket sports community on a global scale under the iconic Agassi brand.

Use of Artificial Intelligence

As discussed above, our App uses AI to analyze swing and technique mechanics and generate coaching feedback. We validate our algorithms through a combination of automated testing and human review.

Model outputs are evaluated against curated benchmark datasets with known-correct answers (the “Golden Set”), and we track quality metrics, including accuracy, relevance, and consistency, across releases to attempt to catch regressions before they reach users. Coaches and/or consultants review a sample of AI-generated outputs on an ongoing basis to confirm feedback is technically sound and appropriate for the user’s skill level.

To mitigate hallucinations, we ground model responses in verified source data rather than allowing free-form generation, so coaching outputs are tied to known inputs (user swing data, established biomechanical frameworks, and curated instructional content). We apply guardrails that constrain responses to supported topics, flag low-confidence outputs for human review, and log and audit outputs so any inaccurate response can be traced and corrected.

Human-in-the-loop review is required for higher-stakes guidance, including any feedback that identifies a potential injury risk, before such guidance is delivered to users.

World Series of Pickleball

As discussed in greater detail below under “Material Agreements/Transactions—Trademark Acquisition Agreement”, on May 31, 2025, we acquired the rights to the trademark for “World Series of Pickleball” (the “Trademark”).

Our current plans include launching the World Series of Pickleball, which is intended to be a new championship property owned and developed by the Company.

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The Company hopes that the World Series of Pickleball, which is planned to feature a marquee open, a team-based championship week welcoming players of all skill levels from around the world, with prize purses and global celebrity participants, including involvement from Andre Agassi, alongside everyday competitors who choose to enter. The World Series of Pickleball is planned to be headquartered and launched in Las Vegas. The multi-day event is expected to bring together competitors from across the globe, supported by planned premium production, hospitality programming, and integrated media distribution which is expected to be designed to deliver a world-class experience for fans and partners.

The Company intends for the World Series of Pickleball to serve as a long-term commercial platform encompassing sponsorship, media rights, ticketing, hospitality, and strategic brand partnerships, and the Company is currently pursuing relationships with leading hospitality and media organizations to support distribution, audience growth, and sustained commercial expansion.

To date, the planning and production of the World Series of Pickleball is in its initial stages, and the Company does not currently have a timeline for the initial event, and has not entered into any material agreements in connection therewith, other than with service providers who are helping the Company plan the event, including TEAM Marketing AG, a Switzerland-based global leader in the development, sales and delivery of world-class sports events.

Costs associated with the World Series of Pickleball are expected to have a minimal impact on the Company’s cash flow because of expected sponsorship agreements which we hope to enter into in connection with such planned event. As a result, we currently anticipate that substantially all expenses associated with the planned event will be covered by those agreements and associated sponsorship revenue sources.

“Let’s Play” Pickleball and Padel Facilities Initiative

On August 4, 2026, we announced the launch of our global “Let’s Play” pickleball and padel platform initiative, through which we intend to pursue the goal of creating one of the world’s leading networks of pickleball and padel clubs. We intend to pursue this goal through a combination of potential acquisitions of existing facility operators, strategic partnerships, collaborations, and franchising arrangements, rather than through ground-up development alone. We believe this initiative represents a natural extension of our broader strategy of building an integrated global racket sports platform spanning technology, events, media, and, with destination-based physical facilities.

We intend to create “Let’s Play” locations that we believe will function as more than conventional sports facilities. Our concept envisions destinations that combine recreation, wellness, hospitality, and community programming, and that integrate coaching, events, and technology-enabled experiences, including potentially over time, integration with our planned digital Platform and App, with the goal of creating a differentiated offering for players of all ages and skill levels. We intend to offer operators who join our network branding, programming, and operational support intended to provide consistency in member experience while allowing us to scale more capital-efficiently than through wholly-owned development alone.

We intend to pursue potential opportunities throughout North America, Europe, Asia Pacific, and other international markets, beginning in the United States. Our first international efforts are expected to focus on Germany and Australia, markets in which we believe participation in pickleball and padel is accelerating. Our initiative in Germany is expected to be led by Stefanie Graf, a former professional tennis player who won 22 Grand Slam singles titles and who is the Company’s brand partner and the spouse of Andre Agassi, our co-founder and largest beneficial stockholder. Our initiative in Australia is expected to be led by Darren Cahill, a globally recognized tennis coach and broadcaster who has coached four world No. 1-ranked players, including Mr. Agassi, and who currently coaches world No. 1-ranked player Jannik Sinner. Both Ms. Graf and Mr. Cahill are expected to advise on facility design, programming, player development, and regional and local market strategy in connection with the Let’s Play Initiative.

As of the date of this prospectus, the Let’s Play Initiative is in the beginning stages of development. We are currently engaged in preliminary discussions with certain facility operators, developers, and strategic partners regarding potential future acquisitions, collaborations, and franchise opportunities. We have not acquired any facilities to date, have not entered into any definitive agreement to acquire any facility, and are not currently party to any strategic partnership, collaboration, or franchising agreement in connection with this initiative. There can be no assurance that any of these discussions will result in definitive agreements, that any resulting transactions will be completed on the terms or timeline we currently anticipate, or at all, or that any facilities we ultimately acquire, develop, partner with, or franchise will perform as we currently expect. See “Risk Factors”, herein for a further discussion of the risks associated with this initiative.

We expect that pursuing the Let’s Play Initiative will require substantial additional capital beyond the funding we currently require to satisfy our existing obligations to the IBM Parties and to support our other planned initiatives, including the digital Platform, App, and World Series of Pickleball. We do not currently have committed financing specifically allocated to this initiative, and our ability to pursue it as currently contemplated, including the scale, timing, and geographic scope of any expansion, will depend on our ability to raise additional capital, on terms that may not be favorable to us, if at all.

Plans for Expansion; Programs; Content and Facilities

While we expect the planned World Series of Pickleball event, our planned digital platform, and our “Let’s Play” initiative, to take priority in the coming months, we also have plans to undertake the following:

Pursue Best-in-Class Acquisition and Partnership Opportunities.

The pickleball and padel industry remains highly fragmented and we believe this fragmentation presents significant opportunities for consolidation and strategic growth. We intend to pursue acquisitions, partnerships, and other strategic relationships that complement and strengthen our platform, expand our content, technology, and market access, and position us to capitalize on industry consolidation over time, funding permitting. We plan to apply a disciplined approach to capital allocation, evaluating potential opportunities based on strategic fit, valuation, expected returns, and their ability to enhance our competitive positioning, rather than pursuing growth for its own sake. We believe this measured, opportunistic approach to acquisitions and strategic partnerships will allow us to strengthen our platform, broaden our product offerings and market reach, and create long-term value for our stockholders, while maintaining balance sheet discipline and managing integration and execution risk.

Pursue a Scalable, Capital-Efficient Growth Strategy Through Strategic Partnerships.

As part of our business plan, we intend to pursue a scalable growth strategy centered on partnering with best-in-class operators to potentially develop and expand our business across complementary verticals, including media and licensing, technology, live events (including our planned World Series of Pickleball), facilities, and other experiential offerings. Rather than pursuing capital-intensive organic buildout across each of these areas, we intend to leverage the expertise, infrastructure, and market access of established partners, allowing us to extend our brand and platform into new revenue streams while seeking to minimize our capital investment and associated execution risk. We believe this partnership-driven approach will allow us to scale our business more efficiently, diversify our revenue base, and capitalize on opportunities across our target verticals, while preserving capital for other strategic priorities and maintaining flexibility to adapt our growth strategy as market conditions and opportunities evolve.

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Develop Strategic Relationships with Best-in-Class Pickleball and Padel Operators

We intend to develop strategic relationships with best-in-class operators and developers in key segments of the pickleball and padel communities, including through co-branding arrangements and as discussed above, potential acquisition opportunities. We believe aligning with established, reputable participants in these growing sports will allow us to accelerate our entry into these communities, enhance our brand recognition, and create additional avenues for engagement and monetization across our platform.

Acquire, Build, and Create Physical Facilities, Leagues, and Related Offerings

Part of our business plan (our “Let’s Play” initiative) includes potentially acquiring, building, franchising and/or creating physical facilities, leagues, tournaments, events (similar to our planned World Series of Pickleball event), social communities, and merchandising opportunities in support of our growth strategy. We believe developing these physical and community-based assets will strengthen our brand presence, deepen customer engagement beyond our digital platform, and create additional, diversified revenue opportunities across the sports and entertainment ecosystem in which we operate.

Create and Distribute Proprietary and Curated Content

We plan to eventually create and distribute proprietary and curated content across various media channels to build brand awareness and deepen engagement with our audience.

IP Development and Collaboration

We also expect to develop proprietary intellectual property and pursue collaborations with third parties to expand our brand and content offerings.

Competitive Advantage

Andre Agassi Co-Founder, Major Shareholder and Advisor	Darren Cahill Advisor	Stefanie Graf Advisor

○ 8x Grand Slam Champion, Olympic Gold Medalist ○ Founder, Andre Agassi Foundation for Education ($185M raised) ○ Global sports icon driving pickleball growth

○ Elite tennis coach – guided Agassi, Hewitt, Halep, and Sinner to Grand Slam titles and world #1 rankings
○ Youngest world #1: Hewitt (2001)
○ Oldest world #1: Agassi (2003)

○ First Romanian female #1: Halep (2017)

○ First Italian #1: Sinner

(2024)

○ 22x Grand Slam Champion, Olympic Gold Medalist ○ Founder / Chairwoman Children for Tomorrow Foundation ○ Global sports icon driving pickleball growth

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We believe that the name and likeness license agreements with Darren Cahill and Andre Agassi, together with the brand partner agreement with Stefanie Graf, each discussed in greater detail below, provide the Company with a meaningful strategic advantage in developing, marketing and commercializing its artificial intelligence-powered tennis and pickleball coaching platform and plans to compete in the pickleball industry. The Company’s App is being designed to deliver AI-based swing analysis, coaching and player development tools, and the association with three of the most recognizable and accomplished figures in professional tennis is expected to enhance the credibility and visibility of our technology among players, coaches, clubs, academies and other participants in the racket sports industry. In particular, Mr. Cahill’s reputation as one of the sport’s leading coaches and his experience coaching elite players, including Andre Agassi and current ATP World No. 1 Jannik Sinner, together with Mr. Agassi’s and Ms. Graf’s global recognition and longstanding reputations for excellence in tennis, are expected to support customer acquisition, brand awareness, strategic partnerships and marketing initiatives as we seek to expand our presence in the tennis and rapidly growing pickleball and padel markets. We also believe these relationships will facilitate the creation of authentic coaching content, instructional materials, promotional campaigns and other product features that align with our business strategy. While the Company cannot assure investors that these agreements will result in increased revenues, user adoption or other measurable commercial benefits, we believe they enhance our ability to differentiate our products from competing offerings and strengthen our overall brand within the racket sports industry.

Recent Funding Transactions

Between November 4, 2024 and November 7, 2024, the Company entered into a series of Subscription Agreements, in connection with a private placement offering to accredited investors (the “November 2024 Investors”), which offering closed on November 7, 2024, and pursuant to which we raised aggregate gross proceeds of $2,500,000. Under the Subscription Agreements, the maximum amount of the offering was $2,500,000, which amount was fully subscribed. In connection with the offering, we sold to 23 November 2024 Investors, an aggregate of 2,631,543 shares of our restricted common stock, par value $0.001 per share for $0.95 per share.

On March 13, 2026, the Company entered into two Subscription Agreements with two accredited investors, pursuant to which the investors purchased an aggregate of 80,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $400,000. The Subscription Agreements included customary representations and warranties of the investors and the Company and piggy-back registration rights for three years from the date of sale, subject to customary cutbacks and exceptions.

One of the investors was the Boreta Lifetime Trust, whose trustee is Ronald S. Boreta, the Company’s President, Chief Executive Officer and director. The Boreta Trust purchased 50,000 shares of restricted common stock for $5.00 per share or $250,000 in aggregate.

On March 30, 2026, the Company entered into a Subscription Agreement with an accredited investor, pursuant to which the investor purchased an aggregate of 50,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $250,000. The Subscription Agreements included customary representations and warranties of the investor and the Company. The Subscription Agreement also provided the Investor three year piggyback registration rights. Pursuant to a side letter entered into with the investor at the time of the subscription, the Investor was also granted demand registration rights, in the event that the shares purchased by the Investor were not already registered under the Securities Act or available for sale under Rule 144 one year from the date of the sale, and we also granted the Investor first opportunity rights with respect to the sale of pickleball equipment at World Series of Pickleball events, the specific terms of which will be negotiated in good faith by the parties and a free basic sponsorship placement in the Company’s inaugural World Series of Pickleball event, which the Company expects to occur next year.

On April 28, 2026, the Company entered into a Subscription Agreement with Investments AKA, LLC, a limited liability company indirectly controlled by former professional tennis player Andre K. Agassi, 8-time Grand Slam winner, and the Company’s largest beneficial stockholder, whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer, pursuant to which Investments AKA purchased an aggregate of 50,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $250,000. The Subscription Agreement included customary representations and warranties of Investments AKA and the Company and piggyback registration rights.

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On May 22nd, June 1st, 2nd and 4th, 2026, the Company entered into Subscription Agreements with certain accredited investors, pursuant to which such investors purchased an aggregate of 235,000 shares of restricted common stock of the Company, for $5.00 per share, or a total of $1,175,000.

The Subscription Agreements included customary representations and warranties of the investors and the Company.

On June 19, 2026, the Company entered into Subscription Agreements with two accredited investors pursuant to which the Company sold the investors an aggregate of 14,000 shares of common stock for an aggregate of $70,000 ($5.00 per share). The Subscription Agreements included customary representations and warranties of the Investors and the Company.

On June 1, 2026, in connection with the Subscription Agreements entered into in May and June 2026, the Company entered into a Registration Rights Agreement (the “June Registration Rights Agreement”) in favor of the investors (who executed a counterparty thereof in connection with their investments).

On July 13, 2026, the Company entered into a Subscription Agreement with an accredited investor pursuant to which the Company sold the investor 25,000 shares of common stock for $125,000 ($5.00 per share). The Subscription Agreement included customary representations and warranties of the Investor and the Company.

On July 13, 2026, in connection with the Subscription Agreement entered into in July 2026, the Company entered into a Registration Rights Agreement (the “July Registration Rights Agreement”, and together with the June Registration Rights Agreement, the “Registration Rights Agreements”) in favor of the investor (who executed a counterparty thereof in connection with his investment).

Pursuant to the Registration Rights Agreements, the Company agreed to file a registration statement to register the resale of the shares sold to such investors (a) on or before the first business day following 45 days after the first sale of shares (i.e., May 22, 2026), in the case of the June Registration Rights Agreement; and (b) on or before the first business day following the date which falls 45 days after the last sale of securities in the offering in connection with the July Registration Rights Agreement, and to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as possible thereafter. Once effective, the Company agreed to keep the registration statement effective until the earlier of (a) the date that all shares covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, and (b) three years after the date of the Registration Rights Agreements.

If the Company fails to file the registration statement by the required dates as disclosed above, then the Company is required to promptly issue to each investor, as liquidated damages and not as a penalty, additional shares of common stock equal to five percent (5%) of the shares then held by such Investor subject to such failure to file. If such failure to file continues for a period of thirty (30) days following the initial occurrence thereof, the Company is required to promptly issue to each such investor additional shares of common stock equal to an additional five percent (5%) of the shares then held by such investor which remain subject to such failure for each additional thirty (30)-day period during which such event continues; provided, however, that the aggregate number of additional shares of common stock required to be issued to any investor will not exceed fifteen percent (15%) of the shares originally subject to such failure with respect to such investor.

The Registration Rights Agreements include customary representations, indemnification obligations of each party, and other provisions.

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On and effective on June 29, 2026, the Company entered into a First Amendment to Registration Rights Agreement (the “First Amendment”) with investors holding a majority in interest of the shares sold in the offering subject to the June Registration Rights Agreement, pursuant to which the parties amended the June Registration Rights Agreement to extend the Required Filing Date to July 31, 2026, which required filing date was met.

The resale of the shares of common stock sold pursuant to the offerings discussed above is being registered in the registration statement of which this prospectus is a part.

The Company used, and plans to continue to use, the net proceeds from the offerings to advance business operations in the global racket sports entertainment business, with an initial focus on consolidating, building and growing pickleball and Padel related opportunities, to pay amounts owed to the IBM Parties, and for working capital and general corporate purposes.

On May 7, 2026, the Company entered into an agreement with INTE Securities LLC, a FINRA registered broker-dealer (“INTE”), whereby the Company agreed to pay INTE a cash fee of 7% of the aggregate proceeds received by the Company from investors introduced by INTE. In addition to the cash compensation payable to INTE, the Company agreed to grant warrants to purchase shares of Company common stock equal to 3% of the amount of securities purchased from such introductions with an exercise price based on the price of securities sold. The warrants have a five year term and a cashless exercise feature.

A total of $150,000 has been invested by two investors that were introduced to the Company by INTE, resulting in a cash fee of $10,500 and warrants to purchase 4,500 shares at an exercise price of $5.00 per share, which were issued in the name of Nathan Low, the principal of INTE, the resale of such warrant shares is being registered in the registration statement of which this prospectus forms a part.

On July 28, 2026, the Company entered into a Convertible Promissory Note (the “Investments AKA Convertible Note”), in the original principal amount of $1,000,000 with Investments AKA, which is controlled by Andre Agassi a greater than 10% shareholder of the Company, and whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer.

The Investments AKA Convertible Note accrues interest at a fixed rate per annum equal to 3.96%, which the Company determined represents not less than the applicable federal rate published by the U.S. Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986, as amended, compounded semi-annually, given the term of the Investments AKA Convertible Note and the related-party status of the holder. Following an event of default, the Investments AKA Convertible Note accrues interest at a default rate of 10% per annum.

Unless earlier converted, the outstanding principal balance of the Investments AKA Convertible Note, together with all accrued and unpaid interest, is due and payable in full on July 27, 2027. The Investments AKA Convertible Note will automatically convert, without any action required by holder, into the equity or equity-linked securities or units (the “New Securities”) issued by the Company to arm’s-length, new-money investors (“New Money Investors”) in the next sale (or related series of sales) by the Company of New Securities that results in gross proceeds to the Company of not less than $3,000,000 (the “Next Equity Financing”). The conversion price will equal the price per share, unit, or other applicable denomination of New Securities actually paid in cash by the New Money Investors in the Next Equity Financing. If no Next Equity Financing occurs prior to the Maturity Date, the Investments AKA Convertible Note will not automatically convert and the outstanding principal and accrued interest will instead be due and payable in full on the Maturity Date.

Material Agreements/Transactions

Trademark Acquisition Agreement

On May 31, 2025, the Company entered into a Trademark Acquisition Agreement with Patrick J. Rolfes and Ted Angelo (the “Sellers”), the owners of the trademark for “World Series of Pickleball”. Pursuant to the Trademark Acquisition Agreement, we acquired all rights to, and ownership of, the Trademark, in consideration for $25,000 in cash and warrants to purchase 50,000 shares of the Company’s common stock (with warrants to purchase 25,000 shares granted to each seller)(the “Trademark Acquisition Warrants”).

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The Trademark Acquisition Agreement includes customary representations and indemnification obligations of the sellers, for a transaction of the size and type, as the Trademark acquisition. As additional consideration payable to each of the sellers, we agreed that during the lifetime of each of the sellers, we would furnish them an aggregate of six (6) VIP tickets to all World Series of Pickleball events produced by or on behalf of the Company. Such tickets are subject to all the rules and regulations, including standards of behavior, applicable to tickets generally.

The Trademark Acquisition Warrants have an exercise price of $5.75 per share (the closing sales price of the Company’s common stock on the last trading day prior to the entry into the Trademark Acquisition Agreement) and a three year term and are exercisable only on a cash basis. The Trademark Acquisition Warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by either holder, with at least 61 days prior written notice to the Company.

Together with its entry into, and the closing of the transactions contemplated by, the Trademark Acquisition Agreement, and its change in business focus as discussed above, the Company is no longer a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), and effective on the date of the closing of the Trademark Acquisition Agreement, May 31, 2025, the Company ceased being a “shell Company”, and transitioned to being a start-up/development stage company. In connection therewith, the Company now has (i) a specific business plan and purpose which required significant expertise and dedication from management to develop, (ii) a conscionable plan of operations upon which it is executing, (iii) a clear revenue generation strategy, and (iv) the incurrence of operating expenses consistent with a Company that is in its development stage, each as discussed below.

Consulting Agreements

The Company, for consulting services agreed to be rendered, on March 6, 2025, issued to Darren Cahill, warrants to purchase up to 250,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The Company, for consulting services agreed to be rendered, on March 6, 2025, issued to Justin Gimblestob, warrants to purchase up to 500,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The Company, for services agreed to be rendered as the Company’s Chief Financial Officer, on March 6, 2025, issued to Shawn Cable, warrants to purchase up to 100,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

Moneta Advisory Services Agreement

On July 31, 2025, the Company entered into a Services Agreement with Moneta Advisory Partners, LLC (“Moneta”). Pursuant to the Services Agreement, Moneta agreed to provide us certain media and content-related services through December 31, 2025, unless earlier terminated in accordance with the terms of the Services Agreement. In consideration for agreeing to provide services under the Services Agreement, (a) we agreed to pay Moneta a one-time payment of $50,000 upon execution of the Services Agreement; and monthly payments of $25,000, beginning on the first day of the second month of the term and continuing through the remainder of the term; and (b) we granted Moneta a warrant to purchase 50,000 shares of the Company’s common stock (“Moneta Warrants”), which vested in full upon grant. The Moneta Warrants have an exercise price of $6.30 per share (the closing sales price of the Company’s common stock on the date the Services Agreement was entered into) and a three year term and are exercisable only on a cash basis. The warrants expire on July 31, 2028. The Moneta Warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by Moneta, with at least 61 days prior written notice to the Company. Moneta is no longer providing services to the Company.

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Statement of Work

On July 2, 2025, the Company entered into a Statement of Work (the “SOW”) with IBM Norge AS, pursuant to which IBM agreed to support, and provide services to the Company in connection with, the Company’s goal of launching a state-of-the-art racket sport experience, including design and digital product concept services.

The SOW sets forth project responsibilities, timelines and milestones. The project is expected to start on July 7, 2025, and to be completed on or before October 30, 2025, and the Company has agreed to pay IBM $75,000 in consideration for services rendered pursuant to the SOW, payable upon the completion of certain project milestones as described in greater detail in the SOW. The SOW may be terminated by either party with 30 days prior written notice. The SOW was completed and $75,000 was paid in 2025.

Collaboration and Licensing Agreement

On July 10, 2025, the Company entered into a Collaboration and Licensing Agreement (the “Collaboration Agreement”) with Sport Squad, Inc., which entity owns JOOLA.

Pursuant to the Collaboration Agreement, the parties confirmed their intention to identify various ventures (collectively “Ventures”, each a “Venture”) which they might pursue together. Each party may suggest a Venture to the other, and if there is mutual interest, the parties agree to discuss in good faith how they might best collaborate and how such Venture can best be brought to fruition, including the preferred path of development, production and exploitation. Neither party shall be obligated to pursue any particular Venture, or any specific number of Ventures.

Ventures may include, without limitation, the development of products or product lines, live events, exhibitions, competitions and tournaments, wellness projects, and content for exploitation in and across various media. It is anticipated that certain Ventures will involve the use of iconic brands, logos, and related trademarks, and/or the name, image and likeness rights of various athletes and celebrities. The acquisition or licensing of the rights in and to any brands, logos, and/or trademarks, and the name, image, and likeness (NIL) rights of celebrities and athletes will be the sole responsibility of the Company to obtain.

The Collaboration Agreement continues in effect until terminated by either party thereto with written notice to the non-terminating party and includes customary confidentiality obligations of the parties.

No Ventures have been identified as of the date of this prospectus.

Partnership Agreement for Consulting Services

On October 31, 2025, the Company entered into a Partnership Agreement for Consulting Services and a Commitment Agreement (the “Commitment Agreement”) with IBM. Pursuant to the Services Agreement, IBM will provide us certain consulting services to be described in one or more statements of work. The first statement of work, entered into simultaneously with the Services Agreement, provides for IBM to create a website, mobile application, e-commerce, and A.I.-powered video analysis model for the Company (the “A.I. Model”) designed to serve the racket sports community and create multiple revenue streams between November 1, 2025 and June 30, 2026, in exchange for a total payment of $2,134,716, payable in monthly installments in accordance with the terms of SoW 1, including $100,000 within 15 days after invoice from IBM, for each of November and December 2025, and January and February 2026, with $204,387 due before February 28, 2026 and $613,161 before March 20, 2026, and $229,292 due for each month of March through June 2026. We are also required to reimburse certain travel expenses, living expenses, and reasonable expenses incurred by IBM in connection with the services provided under SoW 1. To date, $1,367,548 has been paid under the Commitment Agreement.

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We believe the partnership with IBM supports and will facilitate the acceleration of our mission to build a global commercial digital ecosystem around wellness, learning and entertainment. We expect the partnership, and the A.I. Model, to create strong and recurring revenue streams, while also fostering a fun, thriving and informative racket sports community on a global scale under our iconic Agassi brand.

Brand Partner Agreement

On November 22, 2025, we entered into a Brand Partner Agreement with Stefanie Graf (the “Brand Partner Agreement”), who is the spouse of Andre Agassi, our largest beneficial shareholder, and who is a former professional tennis player who among numerous other accolades was ranked as the world No. 1 in women’s singles by the Women’s Tennis Association (WTA) for a record 377 weeks, and finished as the year-end No. 1 a record eight times, pursuant to which Ms. Graf (a “Brand Partner”) has agreed to serve as a Company advisor, spokesperson, celebrity endorser and brand partner. Pursuant to the Brand Partner Agreement, the Brand Partner will (i) participate in certain Company projects and initiatives, subject to agreement as to scope and compensation in each instance; (ii) promote the Company’s brand and content through public appearances, interviews, and social media activity, subject to mutual agreement as to each social media post; and (iii) provide advice and consultation upon Company request with respect to the Company’s brand and content. The Brand Partner has also licensed her image, name and likeness to the Company for use in our public relations, advertising and marketing, on a worldwide basis, subject to the Brand Partner’s right to disapprove of any particular use. The Brand Partner Agreement has a five-year term, subject to extension by mutual agreement.

In consideration for her services under the Brand Partner Agreement, we granted Ms. Graf warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $5.50 per share (the “Graf Warrants”). The Graf Warrants vested immediately and have a five-year term. The Graf Warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date. The Graf Warrants may be exercised either by cash payment or via cashless exercise based on a formula set forth in the Graf Warrants.

The Brand Partner Agreement may be terminated by either party at any time, with or without cause, upon written notice. The Brand Partner Agreement includes customary representations of the parties and confidentiality provisions. The Company may assign its rights under the Brand Partner Agreement to an affiliate or in connection with the bona fide sale of the Company’s business, whether by way of sale, merger or acquisition, but the Brand Partner Agreement is otherwise non-assignable.

IBM Embedded Solution Agreement

On February 2, 2026, we and International Business Machines Corporation entered into an Embedded Solution Agreement – IBM Cloud Enterprise Savings PLAN ESA Transaction Document and an Embedded Solution Agreement Attachment for Build Fund Cloud Credits (the “Cloud Credits Attachment”).

Pursuant to the Embedded Solution Agreement, the Company plans to order and for International Business to integrate certain International Business cloud services in an AI-powered self-improvement mobile application for active tennis and pickleball players to be developed by the Company (the “App”), in exchange for a minimum payment commitment of $500,000 for the period between February 1, 2026 and January 31, 2027 (the “First Commitment Period”) and $3,300,000 for the period between February 1, 2027 and January 31, 2031 (the “Second Commitment Period”). The initial $500,000 commitment is non-refundable and the subsequent $3,300,000 commitment will become non-refundable unless the Company terminates such commitment by written notice to International Business on or before December 31, 2026. The Embedded Solution Agreement has an initial term of one year and will automatically renew for an additional four years (unless the parties agree to a different renewal term), unless the Company terminates it by written notice to International Business on or before December 31, 2026. If International Business and the Company do not execute a renewal for the continued purchase of International Business cloud services after the initial renewal term, the Embedded Solution Agreement will continue on a month-to-month basis until terminated by either the Company or International Business upon 30 days’ prior written notice. International Business will also provide technical support for its cloud services during the term.

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Pursuant to the Cloud Credits Attachment, International Business will grant the Company up to $250,000 in cloud credits in three installments over the First Commitment Period, with each set of cloud credits expiring six months from the date the credits are applied. Cloud credits are to be used for development and testing of the Company’s embedded solution as part of International Business’s Build Fund Program. International Business may terminate the Company’s cloud credits for any reason, in International Business’s discretion, including if it determines that any information supporting the Company’s eligibility for participation was untrue or if the Company breaches the terms of the Cloud Credits Attachment or the Embedded Solution Agreement.

Name and Likeness License Agreement with Darren Cahill

On June 4, 2026, the Company entered into a Name and Likeness License Agreement (the “Cahill License Agreement”), effective the same date, with Darren Cahill, an individual (“Cahill”). Cahill is a former professional tennis player and former coach of Andre K. Agassi and current co-coach of Jannik Sinner, current world No. 1 ranked tennis player by the Association of Tennis Professionals (ATP).

Pursuant to the Cahill License Agreement, Cahill granted the Company a non-exclusive (except as set forth in the Cahill License Agreement), worldwide right and license to use his name (the “Cahill Name”), together with renderings of his voice, image, and likeness, and all attributes of his personality and appearance (collectively, the “Cahill Likeness”), including any right of publicity, in connection with creation, development, manufacturing, operation, promotion, distribution, and sales of services and products in connection with the Company’s Business (defined below); including, but not limited to, in connection with the Company’s platform (the “Platform Name”), which right of use for the Platform Name is exclusive to the Company. The Company currently plans to create and manage unique content, building sports communities around entertainment, media, wellness, education, commerce, and charitable efforts, with the goal of becoming a leading media and entertainment company in the world of racket sports (the “Business”).

Nothing in the Cahill License Agreement prohibits Cahill from using the Cahill Name and Cahill Likeness for any purposes whatsoever, except that Cahill shall not provide his name or likeness to any platform, application, website, or similar service, during the term of the Cahill License Agreement in a manner that competes with the Company’s platform, as currently in effect and as may be modified, expanded, or changed, from time to time during the term.

During the term of the agreement, if, and to the extent, Cahill provides the Company with any content created exclusively by Cahill (“Cahill Content”), then, upon the terms and subject to the conditions of the Cahill License Agreement, Cahill granted to the Company a non-exclusive right and license to use, copy, reproduce, compile, distribute, transmit, broadcast, display, exhibit, project, and otherwise exploit the Cahill Content, or in composite and/or conjunction with other materials, including without limitation, audio, video, animation, text, and graphics, by any means, methods, and technologies now known or hereafter to become known, solely in connection with the creation, development, manufacturing, operation, promotion, distribution, and sales of products under the Business.

The Company must obtain prior written approval from Cahill to create and exploit derivative works based solely on Cahill Content, unless such Cahill Content is provided to the Company specifically for use in the Business.

Pursuant to the Cahill License Agreement, the Company agreed to provide all materials featuring use of any of the Cahill Name and Cahill Likeness and/or the Cahill Content (collectively, the “Cahill Licensed IP”) to Cahill for written approval before the Company begins making use of such materials; provided that: (A) the Company is not required to submit for approval the use of the Cahill Name and Cahill Likeness already in use as of the effective date as reflected on the Company’s current products or services or the Company’s website or platform; (B) the Company is not required to submit revised versions of such materials to Cahill for approval, provided that such materials are substantially similar to materials that have already been approved by Cahill; and (C) Cahill will not unreasonably withhold or delay his approval.

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The Parties also agreed to cooperate with each other in good faith to develop and promote the Business for the term of the Cahill License Agreement.

Pursuant to the Cahill License Agreement, there are no royalty fees due for the Cahill Name and Cahill Likeness for the term of the agreement and instead, in lieu of any royalty fees, in consideration for entering into the Cahill License Agreement and agreeing to the terms thereof, the Company granted Cahill, as a one-time fee, warrants to purchase 250,000 shares of the Company’s common stock with a term of five years, cashless exercise rights, and an exercise price of $5.00 per share.

The Cahill License Agreement also included indemnification obligations of the parties, limitation of liability language and confidentiality obligations.

Unless otherwise terminated in accordance with the provisions of the Cahill License Agreement, the Cahill License Agreement continues for a period of fifteen (15) years, provided that the Cahill License Agreement automatically extends for additional five (5) year periods after the initial term, unless either party provides the other with written notice of their intent not to automatically extend the term at least sixty (60) days prior to the end of the initial term or any automatic renewal term.

Cahill has the right to terminate the Cahill License Agreement for cause in the event of any of the following: (i) the Company conducts itself in a manner that brings the Company, or Cahill into material disrepute and degradation in the eyes of the public and/or the media, as determined by Cahill in his reasonable good faith determination; (ii) the Company becomes subject to court-filed charges by any governmental or administrative entity for fraud, mismanagement, criminal activity, or other similar bad acts; (iii) the Company enters into, or publicly announces its intention to enter into or support, any agreement, binding letter of intent, memorandum of understanding or other contract related to: (a) the sale of all or substantially all of the Company’s assets to a third-party(ies); (b) any merger, consolidation, plan of arrangement, share exchange, tender offer or other acquisition of the Company whereby the voting shareholders of the Company would have less than 50% of the voting power of the resulting entity; or (c) any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions, in each case without the written approval of Cahill; or (iv) upon a material breach of the Company’s obligations under the Cahill License Agreement, which beach is not cured within thirty (30) days’ written notice thereof by Cahill to the Company, to the extent such breach can be cured.

The Company has the right to terminate the Cahill License Agreement for cause if: (i) Cahill is found guilty, whether by conviction or plea agreement, of a Class A or B federal felony crime or similar class felony crime under state or local laws; or (ii) upon material breach of Cahill’s obligations under the Cahill License Agreement, which beach is not cured within thirty (30) days’ written notice thereof by the Company to Cahill, to the extent such breach can be cured.

The Company is required, within one hundred twenty (120) days of expiration or termination of the Cahill License Agreement, to cease all use of the Cahill Licensed IP subject to having one hundred eighty (180) days after termination to sell off any existing merchandise or inventory bearing the Cahill Name or Cahill Likeness.

Name and Likeness Agreement with Andre Agassi

On June 18, 2026, the Company entered into a Name and Likeness License Agreement (the “Agassi License Agreement”), effective the same date, with AKA Licenses, LLC, which is the holder of the right of publicity to the name, and related uses of the name, of ‘Andre K. Agassi’ (the “Agassi Name”). Andre K. Agassi (“Agassi”) is a former professional tennis player and 8-time tennis Grand Slam winner, co-founder of the Company’s current business operations, and a significant stockholder of the Company. Shawn Cable, our Chief Financial Officer, serves as manager and Chief Financial Officer of AKA Licenses.

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Pursuant to the Agassi License Agreement, AKA Licenses granted the Company a non-exclusive (except as set forth in the Agassi License Agreement), worldwide right and license to use the Agassi Name, together with renderings of Agassi’s voice, image, and likeness, and all attributes of Agassi’s personality and appearance (collectively, the “Agassi Likeness”), including any right of publicity, in connection with creation, development, manufacturing, operation, promotion, distribution, and sales of services and products under the Company’s Business (defined below); provided that the Company shall not use the Agassi Name or Agassi Likeness as a domain name, social media account name, or corporate name, without the prior written consent of AKA Licenses, except in connection with the Company’s current corporate name “Agassi Sports Entertainment Corp.” (the “Corporate Name”), which right of use for the Corporate Name is exclusive to the Company.

Nothing in the Agassi License Agreement prohibits Agassi and AKA Licenses from using the Agassi Name and Agassi Likeness for any purposes whatsoever, except that no use thereof shall knowingly conflict with the Company’s use of the Corporate Name during the term of the agreement.

During the term of the agreement, if, and to the extent, AKA Licenses or Agassi provides the Company with any content created exclusively by AKA Licenses or Agassi (“AKA Licenses Content”), then, upon the terms and subject to the conditions of the Agassi License Agreement, AKA Licenses granted to the Company a non-exclusive right and license to use, copy, reproduce, compile, distribute, transmit, broadcast, display, exhibit, project, and otherwise exploit the AKA Licenses Content, or in composite and/or conjunction with other materials, including without limitation, audio, video, animation, text, and graphics, by any means, methods, and technologies now known or hereafter to become known, solely in connection with the creation, development, manufacturing, operation, promotion, distribution, and sales of products under the Business.

The Company must obtain prior written approval from AKA Licenses to create and exploit derivative works based solely on AKA Licenses Content, unless such AKA Licenses Content is provided to the Company specifically for use in the Business.

Pursuant to the Agassi License Agreement, the Company agreed to provide all materials featuring use of any of the Agassi Name and Agassi Likeness and/or the AKA Licenses Content (collectively, the “Agassi Licensed IP”) to AKA Licenses for written approval before the Company begins making use of such materials; provided that: (A) the Company is not required to submit for approval the use of the Agassi Name and Agassi Likeness already in use as of the effective date as reflected on the Company’s current products or services or the Company’s website; (B) the Company is not required to submit revised versions of such materials to AKA Licenses for approval, provided that such materials are substantially similar to materials that have already been approved by AKA Licenses; and (C) AKA Licenses will not unreasonably withhold or delay its approval.

The Parties also agreed to cooperate with each other in good faith to develop and promote the Business for the term of the Agassi License Agreement.

Pursuant to the Agassi License Agreement, there are no royalty fees due for the Agassi Name and Agassi Likeness for the Term of the agreement and instead, in lieu of any royalty fees, in consideration for entering into the Agassi License Agreement and agreeing to the terms thereof, the Company agreed to pay AKA Licenses a one-time fee of $250,000, which will be payable upon the earlier of (a) the Company raising more than an aggregate of $3,000,000 from any source after entry into the Agassi License Agreement, and (b) six months from the parties’ entry into the Agassi License Agreement.

The Agassi License Agreement also included indemnification obligations of the parties, limitation of liability language and confidentiality obligations.

Unless otherwise terminated in accordance with the provisions of the Agassi License Agreement, the Agassi License Agreement continues for a period of fifteen (15) years, provided that the Agassi License Agreement automatically extends for additional five (5) year periods after the initial term, unless either party provides the other with written notice of their intent not to automatically extend the term at least sixty (60) days prior to the end of the initial term or any automatic renewal term.

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AKA Licenses has the right to terminate the Agassi License Agreement for cause in the event of any of the following: (i) the Company conducts itself in a manner that brings the Company, AKA Licenses, or Agassi into material disrepute and degradation in the eyes of the public and/or the media, as determined by AKA Licenses in its reasonable good faith determination; (ii) the Company becomes subject to court-filed charges by any governmental or administrative entity for fraud, mismanagement, criminal activity, or other similar bad acts; (iii) the Company enters into, or publicly announces its intention to enter into or support, any agreement, binding letter of intent, memorandum of understanding or other contract related to: (a) the sale of all or substantially all of the Company’s assets to a third-party(ies); (b) any merger, consolidation, plan of arrangement, share exchange, tender offer or other acquisition of the Company whereby the voting shareholders of the Company would have less than 50% of the voting power of the resulting entity; or (c) any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions, in each case without the written approval of AKA Licenses; or (iv) upon a material breach of the Company’s obligations under the Agassi License Agreement, which beach is not cured within thirty (30) days’ written notice thereof by AKA Licenses to the Company, to the extent such breach can be cured.

The Company has the right to terminate the Agassi License Agreement for cause if: (i) Agassi is found guilty, whether by conviction or plea agreement, of a Class A or B federal felony crime or similar class felony crime under state or local laws; or (ii) upon material breach of AKA Licenses’ obligations under the Agassi License Agreement, which beach is not cured within thirty (30) days’ written notice thereof by the Company to AKA Licenses, to the extent such breach can be cured.

The Company is required, within one hundred twenty (120) days of expiration or termination of the Agassi License Agreement, to cease all use of the Agassi Licensed IP subject to having one hundred eighty (180) days after termination to sell off any existing merchandise or inventory bearing the Agassi Name or Agassi Likeness.

Lock-Up Agreements

On June 19 and June 24, 2026, the Company entered into lock-up agreements dated May 27, 2026, with twenty-three November 2024 Investors (the “Lock-Up Agreements”), pursuant to which such investors agreed not to transfer any of the shares of common stock sold to such investors by the Company in November 2024 (the “November 2024 Shares”), nor any of the New Warrants or New Warrant Shares (defined below), until December 15, 2026, except in connection with certain customary permitted transfers described in the Lock-Up Agreements. In consideration for agreeing to the terms of the Lock-Up Agreements, the Company agreed to grant each of the counterparties entering into the Lock-Up Agreements, warrants to purchase 25% of the total shares of common stock purchased by such investors in the November 2024 offering, exercisable only for cash, with a term of two years and an exercise price of $5.00 per share (the “New Warrants”, and the shares of common stock issuable upon exercise thereof, the “New Warrant Shares”). The Lock-Up Agreements contain customary representations and warranties of the parties, and registration rights, pursuant to which we have agreed to include the registration of the resale of the November 2024 Shares held by such parties entering into the Lock-Up Agreements and the Warrant Shares in a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), which is required to be filed on or prior to December 15, 2026. In total, we granted Warrants to purchase 657,876 shares of common stock in connection with our entry into the Lock-Up Agreements. The resale of the November 2024 Shares and New Warrant Shares is being registered pursuant to the registration statement of which this prospectus forms a part.

Delphi Agreements

On May 4, 2026, the Company entered into an Advisor Agreement with Delphi AI, Inc. (“Delphi” and the “Advisor Agreement”). Pursuant to the agreement, we agreed to advise Delphi from time to time on potential business, technology and products, and to work towards meeting certain performance-based milestones. The agreement included customary confidentiality obligations of the parties, and non-solicitation obligations for the Company, and can be terminated at any time by either party with 10 days prior notice.

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In consideration for providing services under the Agreement, we were provided a six month option, but not an obligation, to make a financial investment in Delphi on the following terms, either (a) a Simple Agreement for Future Equity (SAFE) with a $100,000,000 valuation cap; or (b) an investment of up to $250,000, at the Company’s sole discretion, neither of which have been made to date.

Delphi also agreed to grant us, as consideration for the services we agreed to provide under the Advisor Agreement, an option to purchase shares representing up to 0.55% of Delphi’s common stock on a fully diluted basis, structured as follows: (a) 0.25% of Delphi’s common stock upon completion of the delivery of the required base deliverables; and (b) up to 0.30% of Delphi’s common stock upon performance of certain deliverables, which are subject to certain vesting criteria and certain forfeiture rights, neither of which have been issued to date. The exercise price per share will be equal to the fair market value per share on the date the option is granted or on the Company’s first day of services, whichever is later.

The Company separately entered into agreements with Delphi whereby Delphi agreed to create AI versions of Darren Cahill and Andre Agassi for the Company, in consideration for $25,000 and $50,000, per year, for the first year of the engagement, respectively, subject in certain circumstances to additional interaction fees.

USTA Commercial Agreement

On August 6, 2026, we entered into a Commercial Agreement with United States Tennis Association Incorporated, for itself and on behalf of USTA Coaching, Inc. Pursuant to the USTA Agreement, USTA agreed to provide us the use of certain proprietary training content, coaching materials, training methodologies, curricula, coaching philosophies (including the USTA American Development Model for Tennis (ADM)), educational resources, and related materials developed by or on behalf of USTA or licensed thereto, for use in our planned App, in order to train and fine-tune the App’s AI model solely to (i) direct users of the App in accordance with USTA’s coaching philosophy, including the ADM, and (ii) surface available resources offered by USTA programs, learning management system, and the USTA certification pathway.

USTA also agreed to promote the App four times to its members and platform users and to grant us a limited, non-transferable, revocable license to use the USTA Content, for the Permitted Purpose, subject to certain customary restrictions set forth in the USTA Agreement.

The USTA Agreement includes trademark and brand licensing rights from USTA to the Company, subject to the restrictions and requirements set forth in the USTA Agreement; requirements for USTA to make promotional communications regarding the App; and requires us to use commercially reasonable efforts to maintain the availability of the App for end-users.

In consideration for agreeing to enter into the USTA Agreement and agree to the terms thereof, we agreed to make Darren Cahill available to speak at USTA’s Coaches Open event to be conducted on or about August 27, 2026, and Andre Agassi available to speak at a future event; agreed to provide USTA a fixed number of complementary subscriptions to the App, and to provide an agreed upon discount on yearly subscriptions to the App from USTA members and USTA coaches during the term of the agreement; and to share a fixed percentage of net revenues that we generate through the App from USTA members and USTA coaches, net of platform and application fees, and adjusted for chargebacks and refunds.

The agreement includes customary intellectual property ownership and prohibition provisions; audit rights for USTA; confidentiality obligations of the parties; representations and warranties of the parties; and mutual indemnification rights, subject to certain limitations of liabilities and caps on liabilities.

The USTA Agreement has a term of three years, and can be terminated prior to that by either party for cause, provided the non-breaching party provides the other 60 days after written notice of any such event relating to a for cause termination and the non-breaching party does not cure such breach within such 60 day period, and can also be terminated immediately by USTA in the event of (i) our unauthorized use of the USTA Content, (ii) the occurrence of a material security incident caused by our failure to comply with certain of our obligations under the agreement, (iii) our breach of the agreement’s prohibitions on reverse engineering and secondary use of the USTA Content, or (iv) our agreement to use commercially reasonable efforts to make the App available to users. Additionally, either party may terminate the agreement upon the other party’s insolvency or entry into bankruptcy.

Under the terms of the agreement, the license provided by USTA to use the USTA Content expires upon termination of the Agreement and the Company is required, within 30 days of termination of the USTA Agreement, to return to USTA or certify in writing the secure destruction of all copies of USTA’s proprietary content in the Company’s possession, including copies on backup media, development environments, and other systems. Separately, upon termination of the USTA Agreement, the Company must, within 180 days (subject to extension for technical complexity), use commercially reasonable efforts to implement technical measures intended to reduce the continued influence of USTA’s content on any AI model it operates, selecting from options such as retraining, fine-tuning reversal, machine unlearning, or exclusion of the data from future training runs. However, the agreement expressly acknowledges that AI models may retain residual effects from previously ingested data and that complete removal or verification of such removal is not currently technically feasible.

Competition

The pickleball and padel industries are highly fragmented. We expect to face competition for our planned physical facilities from fitness clubs and centers; the YMCA and similar non-profit organizations or community centers; physical fitness and recreational facilities established by local governments, hospitals and businesses; racket, tennis, pickleball and other athletic centers; rental unit and condominium amenity centers; and country clubs. We expect to face competition for our planned content and media channels from other fitness-based content providers and other forms of media.

We also believe that barriers to entry in the relatively nascent pickleball and padel industry are relatively low. We expect that some of our current competitors have, and potential competitors may have, longer operating histories, and significantly greater financial, marketing and other resources than we do. In addition, business combinations and consolidation in and across the industries in which we compete could further increase the competition we face and result in competitors with significantly greater resources than us. These factors may adversely affect our business, financial condition and future operating results. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate revenues more effectively than we do.

Moving forward, we plan to compete with competitors based on our significant ties to Andre Agassi, one of the greatest tennis players of all time, who has transitioned into being a significant proponent of pickleball, and our plans designed around proprietary and curated content supported by planned sponsorships, brand relationships, live event hosting, e-commerce and merchandising, and licensing and media rights.

Industry

According to a 2022 Pickleball Participation Report by the Sports and Fitness Industry Association, pickleball is among the fastest growing sports in the US and globally for 3 consecutive years at a rapid growth rate of 223.5% in the United States. There are an estimated over 36.5 million pickleball players in the US and the pickleball equipment market was estimated to be worth $65 billion in 2022 with an expected compounded rate of return of 9%, and expectations to grow to over $155 billion by 2033.

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Properties

The Company’s corporate offices are located at 1120 N Town Center Drive, Suite 160, Las Vegas, Nevada 89144 in space shared with Agassi Graf Holdings, which is affiliated with Andre Agassi, our largest beneficial shareholder, which is provided to the Company without charge.

We believe that our current facilities are suitable and adequate to meet our current needs, and that suitable additional or substitute space will be available as needed.

Legal Proceedings

Although we may, from time to time, be involved in litigation and claims arising out of our operations in the normal course of business, we are not currently a party to any material legal proceeding. In addition, we are not aware of any material legal or governmental proceedings against us or contemplated to be brought against us.

Employees

The Company currently has six full-time and one-part time employee. None of our employees are represented by a labor union or covered by a collective bargaining agreement.

We are focused on the safety, retention and development of our existing employees. We promote a holistic approach to building our team and believe we have created a culture that is inclusive, diverse and high performing. We believe our compensation programs are competitive relative to others in our industry and are designed to attract, retain and reward personnel through the combination of cash-based compensation, equity-based compensation and benefits.

Intellectual Property

We rely on a combination of patent, trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology, trade secrets, technical know-how and other proprietary information. We enter into confidentiality agreements with our consultants and enter into confidentiality agreements with other parties.

Intellectual property laws, procedures, and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, or misappropriated. Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology. Despite our efforts to protect our proprietary technology and our intellectual property rights, unauthorized parties may attempt to copy or obtain and use our technology to develop applications with the same functionality as our applications. Policing unauthorized use of our technology and intellectual property rights is difficult.

Although we believe that our name is protected by applicable state common law trademark laws, we do not currently have any patents, concessions, licenses, royalty agreements, or franchises. We do however own the rights to the U.S. trademark for, “World Series of Pickleball” for use in goods and services, bags and organizing, conducting and operating tournaments and we have filed a U.S. trademark for “Let’s Play Pickleball – Padel” for several different classes of goods and services.

As discussed in greater detail above under “Material Agreements/Transactions”, “—Name and Likeness License Agreement with Darren Cahill”, “—Name and Likeness Agreement with Andre Agassi” and “Brand Partner Agreement”, we have the right to use the name and likeness of Darren Cahill, Andre K. Agassi and Stefanie Graf.

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Government Regulations

Our planned operations will be subject to a variety of laws and regulations in the United States and around the world that involve matters central to our business. Many of these laws and regulations are still evolving and being tested in courts, and could be interpreted in ways that could have a negative impact on our business. These laws may relate to privacy and data protection, online safety, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, electronic contracts and other communications, artificial intelligence, competition, protection of minors, consumer protection, telecommunications, taxation, economic or other trade prohibitions or sanctions, anti-corruption law compliance, securities law compliance, online payment services, and labor and employment. Additionally, foreign data protection, privacy, content, competition, and other laws and regulations can impose different obligations or be more restrictive than those in the United States. U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain and difficult to predict, particularly in the rapidly evolving industry in which we plan to operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices.

Proposed, new and evolving legislation and regulations, as well as evolving interpretations of and practices around certain regulations, could also significantly affect our business. For example, the implications of the European Union General Data Protection Regulation (“GDPR”) and the GDPR as it applies in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“UK GDPR”), which will apply to our processing of personal data in connection with certain products and services we may offer in the future, are far-reaching and responses to these continue to develop. In addition to these laws, there are a number of legislative proposals in the EU as well as other jurisdictions that could impose new obligations or limitations in areas affecting our business. In the United States, there are a number of existing state laws, such as those in California, Virginia, Colorado, Connecticut, Utah and Illinois, as well as others that are to come into force in the coming years, in addition to a potential comprehensive federal privacy statute. Agencies such as the Federal Trade Commission are increasing their enforcement efforts and considering adopting new privacy rules. New privacy laws or regulations are likely to grant enhanced privacy rights to individuals and impose obligations on us as a business operating in those jurisdictions. In addition, some countries are considering or have passed legislation requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our future services. For information regarding risks related to certain of these compliance requirements, please see “Item 1A—Risk Factors—Regulatory, Corporate Governance and Reporting Risks—Changing regulations and increased awareness relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand.”

Our planned operations will also be subject to laws and regulations at federal, state, and local levels, related to wage and hour and other labor and employment laws.

The foregoing description does not include an exhaustive list of the laws and regulations governing or impacting our business.

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Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is quoted on the OTCID market operated by OTC Markets Group, Inc. under the symbol “AASP”. Our common stock last traded at $6.40 on August 7, 2026.

The following table sets forth the range of high and low sales prices for our common stock for each of the periods indicated as reported by the OTCID. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Due to the fact that trading in our common stock is extremely sporadic, with multiple trading days where no trading occurs, and limited, with many trading days trading less than 3,000 shares of common stock, we believe the high and low sales prices below should not be relied upon as a basis for determining the value of our common stock.

12 Month Period Ended December 31, 2026	High	Low

Quarter ended September 30, 2026*	7.000	5.250
Quarter ended June 30, 2026	7.010	4.000
Quarter ended March 31, 2025	6.000	3.750

12 Month Period Ended December 31, 2025	High	Low

Quarter ended December 31, 2025	$6.290	$3.750
Quarter ended September 30, 2025	8.400	3.700
Quarter ended June 30, 2025	7.500	3.500
Quarter ended March 31, 2025	4.000	1.670

12 Month Period Ended December 31, 2024	High	Low

Quarter ended December 31, 2024	$4.000	$0.710
Quarter ended September 30, 2024	1.820	0.173
Quarter ended June 30, 2024	0.405	0.172
Quarter ended March 31, 2024	0.510	0.211

* Through August 7, 2026.

Holders

The number of holders of record of the Company’s $0.001 par value common stock as of August 10, 2026 was approximately 558. This does not include shareholders who hold stock in their accounts at broker/dealers.

Dividends

Holders of common stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors. No dividends have been paid with respect to the Company’s common stock and no dividends are expected to be paid in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend, among other things, upon the Company’s future earnings, requirements for capital improvements and financial condition.

Description of Capital Stock

The following description of our common stock is a summary and is qualified in its entirety by reference to our Articles of Incorporation, as amended and our Bylaws, as amended, which are incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part, and by applicable law.

Authorized Capitalization

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, $0.001 par value per share. Our common shares are quoted on the OTCID, maintained by OTC Markets under the symbol “AASP”. Our preferred stock is not described herein as it is not registered pursuant to Section 12.

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Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Other Matters. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We do not have such a provision in our Articles of Incorporation, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The NRS control share statutes only apply to issuers that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and whom do business in Nevada directly or through an affiliated corporation. We do not currently meet these requirements and as such these provisions do not apply to us.

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A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793 and as such these provisions apply to us, subject to the thresholds and limitations discussed above.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Anti-Takeover Provisions of our Articles of Incorporation, Bylaws and Nevada law

Our Articles of Incorporation and Bylaws and Nevada law contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control. These provisions may also prevent or delay attempts by our shareholders to replace or remove our management. Our corporate governance documents include the following provisions:

●	the removal of directors only with the approval of shareholders holding at least two-thirds of the voting power of the issued and outstanding stock entitled to vote in the election of directors;

●	subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum;

●	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; and

●	limiting the liability of, and providing indemnification to, our directors and officers.

Shares Eligible for Future Sale - Rule 144

Under Rule 144, as currently in effect, subject to the “shell company” rules discussed below, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the 90 days preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market without complying with the manner of sale, volume limitations, or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144, subject to the below restrictions on sales of securities under Rule 144 by “shell companies” and former “shell companies.”

In general, under Rule 144, as currently in effect, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, are entitled to sell in the public market, within any three-month period, a number of those shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal 130,968, shares immediately after the completion of this offering; or

●	the average weekly trading volume of our common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

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Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements, and requirements related to the availability of current public information about us.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Rule 144(i) “Unavailability to Securities of Issuers with No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a “shell company” as that term is defined in Section 405 of the Securities Act. The Company has previously been identified as a shell company until May 31, 2025 (see “—Corporate History and Other Information”). Rule 144 is not available for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. Rule 144(i) provides an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result of the above, subject to certain restrictions, we believe that Rule 144 is currently available for the sale of shares of our common stock held by a person who has held restricted shares for a period of six months; provided that if, in the future, we cease filing reports with the SEC or once again become a “shell company”, Rule 144 will not be available for the sale of our common stock.

Transfer Agent

The transfer agent and registrar of our common stock is Equiniti Trust Company LLC, located at 90 Park Ave, New York, NY 10016.

Management

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position	Date First Appointed as a Director

Ronald S. Boreta	63	President, Chief Executive Officer, Secretary and Director	March 1984
Shawn Cable	54	Chief Financial Officer	-
James Askew	61	Director	October 2024

Our directors are elected annually (or as often as we hold meetings of stockholders) and will hold office until our next annual meeting of the stockholders and until their successors are elected and qualified. Officers hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of equity or cash. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

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The business experience of our officers and directors is as follows:

Ronald S. Boreta, President, Chief Executive Officer, Secretary and Director

Ronald S. Boreta has served as President of the Company since 1992, Chief Executive officer (Principal Executive Officer) since August 1994, Principal Financial Officer from February 2004 through March 2025, and a Director since its inception in 1984. The Company employed him from its inception in March 1984, with the exception of a 6-month period in 1985 when he was employed by a franchisee of the Company located in San Francisco, California, until June 2016 when the Company transferred its interests in AAGC. Since that time, he has been employed by AAGC as its President. Prior to his employment by the Company, Mr. Boreta was an assistant golf professional at San Jose Municipal Golf Course in San Jose, California.

Mr. Boreta currently devotes approximately 90% of his time to the business of the Company. Ronald S. Boreta was selected to be a Director of the Company because of his long experience with the Company and because he has served as its sole executive officer for many years.

Shawn Cable, Chief Financial Officer

Mr. Cable has served as the Chief Financial Officer for both the Andre Agassi Foundation for Education, a 501 (c)(3) not-for-profit, private charity, an educational organization dedicated to transforming U.S. public education for underserved youth (the “Agassi Foundation”) and Agassi Enterprises Inc. (“Agassi Enterprises”) since 2008, and has also served as Secretary and Director of Agassi Enterprises since October 2009 and Treasurer of the Agassi Foundation since October 2009. Mr. Cable also currently serves as Chief Financial Officer of Blueprint Sports & Entertainment LLC, which provides software and services to Athletic Departments and Conferences, which position he has held since October 2022.

Prior to that, Mr. Cable worked for Syncon Homes, a regional real estate developer focused on residential homebuilding, commercial & golf course properties, where he was the Corporate Controller for all divisions. His primary responsibilities were financial reporting, project analysis and working with government agencies. Before Syncon Homes, Mr. Cable worked for a number of both publicly-held and private real estate development companies focused on residential and commercial development throughout the United States.

Mr. Cable also serves as Chief Financial Officer of various entities controlled by Andre Agassi, including, Investments AKA, LLC, Agassi Ventures, LLC, AKA Licenses, LLC (which he also serves as Manager of), AKA Four, LLC and ASI Group, L.L.C.

Mr. Cable earned his Bachelor of Science degree in Business Administration (Finance) from the University of Nevada, Las Vegas (UNLV) in 1995 and in 2000, earned his Masters in Business Administration, from UNLV.

James Askew, Director

Since October 2024, Mr. Askew has served as a director of the Company and Mr. Askew served as an advisor to the Company prior thereto since 2020. Mr. Askew has been a co-founder of Verde Clean Fuels (Nasdaq:VGAS) since August 2020. Mr. Askew has been an entrepreneur, investor, and capital markets advisor to various companies, primarily in the energy industry, with assets and operations in numerous jurisdictions throughout Africa and The America’s for more than thirty years. Based upon his qualifications, Mr. Askew is considered qualified to work as a Director of the Company.

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Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Arrangements between Officers and Directors

To our knowledge, there are no arrangements or understandings between our officers and directors and any other person pursuant to which our officers or directors were selected to serve as an officer or director of the Company.

Other Directorships

No director of the Company is also a director of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Involvement in Certain Legal Proceedings

Our officers and directors were not involved in any of the following during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by our Board of Directors.

Our Company does not have any defined policy or procedural requirements for stockholders to submit recommendations or nominations for directors. Our directors believe that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

Stockholder Communications with the Board

A stockholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Secretary, 1120 N Town Center Drive, Suite 160, Las Vegas Nevada 89144, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

Director Independence

Our common stock is currently quoted on the OTCID, maintained by OTC Markets. The OTCID does not require us to have independent members of our Board of Directors.

As described above, we do not currently have a separately designated audit, nominating or compensation committee.

Code of Ethics

We have adopted a Code of Ethics. The Code of Ethics applies to all officers, directors and employees and includes compliance and reporting requirements, and procedures for conflicts of interest.

We intend to disclose any amendments or future amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our corporate website within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics to any such officers or employees to date.

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Board of Directors Meetings

During the year ending December 31, 2025, the Board held no formal meetings, but took numerous actions via written consents to action without meeting, and meets informally on a regular basis. The Company has not held an annual meeting in the last five years.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time.

Insider Trading/Policy Against Hedging

The Company recognizes that hedging against losses in Company shares may disturb the alignment between stockholders and executives that equity awards are intended to build; however, while ‘short sales’ are discouraged by the Company, the Company does not currently have a policy prohibiting such transactions or any formal insider trading policy.

The Company has not adopted a formal insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to the Company personnel that is reasonably designed to promote compliance with insider trading laws and applicable listing standards. The Company believes that due to its current limited number of officers, directors and employees, such policies are not currently necessary. However, in the future, the Company plans to adopt policies and procedures governing the purchase, sale and/or other dispositions of its securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws and applicable listing standards, if any. Additionally, the Company plans to follow procedures for the repurchase of any shares of its securities which will be reasonably designed to promote compliance with insider trading laws and applicable listing standards, if any.

Policy on Timing of Award Grants

The Board has not established policies and practices (whether written or otherwise) regarding the timing of option grants or other awards in relation to the release of material nonpublic information (“MNPI”) and does not plan to take MNPI into account when determining the timing and terms of stock option or other equity awards to executive officers. The Company does not time the disclosure of MNPI, whether positive or negative, for the purpose of affecting the value of executive compensation.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”)

Dodd-Frank requires public companies to provide shareholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say on pay,” as well as an advisory vote on how often the company will present say on pay votes to its shareholders. The Company plans to provide its shareholders the right to vote on say-on-pay matters beginning at the next annual meeting of stockholders which the Company holds after this filing.

Compensation Recovery and Clawback Policies

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer (if any). The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results. We plan to implement a clawback policy in the future, if required, although we have not yet implemented such policy and are not yet required to.

Nevada 78.0296 Defective Corporate Act Ratification

The Company issued certain shares of common stock in 2002, 2006, 2008, 2010, 2013, 2016 and 2017 (collectively, the “Subject Issuances”), and entered into a warrant agreement with a service provider in 2025 (the “Warrant”); and appointed certain prior members to the Board of Directors (all of whom have since resigned or passed away) in 2009, 2012, and 2013, each to fill a vacancy or vacancies on the Board pursuant to Nevada Revised Statutes (NRS) 78.335 (the “Director Actions”), which were, at the time taken, within the Board’s own authority under the NRS and did not require the approval of the Company’s stockholders.

The Company subsequently determined that the Subject Issuances, the grant of the Warrant, and the Director Actions may not have been properly authorized or documented due to the Company’s current inability to locate formal written consents or minutes reflecting such actions (collectively, the “Defective Corporate Acts”).

Consequently, solely out of an abundance of caution, and without admitting that any such actions or approvals were defective, void, or voidable, on August 7, 2026, the Board of the Company adopted resolutions ratifying the Defective Corporate Acts pursuant to NRS 78.0296 and notified record shareholders of the same via shareholder letter and via filing of a Current Report on Form 8-K which was filed with the Commission on August 7, 2026. As a result thereof, all potentially Defective Corporate Acts are not valid and effective as of their original applicable dates.

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Executive and Director Compensation

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation of (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level; (ii) our two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year, if any; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compen- Sation ($)	Total ($)

Ronald S. Boreta, President, Chief Executive Officer, and Director	2025	$230,769	$29,899	—	—	$—	$260,668
	2024	$40,000	$—	—	—	$—	$40,000

Shawn Cable, Chief Financial Officer(1)	2025	$58,269	$8,589		169,503	—	$236,361

*	Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. Option Awards represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the awards, refer to Note 6 to the audited financial statements included in this prospectus under “Index to the Financial Statements”. No executive officer serving as a director received any compensation for services on the Board of Directors separate from the compensation paid as an executive for the periods above.

(1)	Effective on March 6, 2025, the Board of Directors of the Company, appointed Shawn Cable as the Chief Financial Officer (Principal Accounting/Financial Officer) of the Company (the “Appointment”), which Appointment was effective as of the same date.
(2)	In connection with his appointment as Chief Financial Officer of the Company on March 6, 2025, the Company agreed to pay Mr. Cable $75,000 per year, and to grant Mr. Cable warrants to purchase 100,000 shares of common stock with an exercise price of $1.70 per share and a term of five years. The warrants vested immediately and were exercisable 1/2 on March 6, 2025 and 1/2 on September 6, 2025.

We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive, profit sharing, retirement or other plans, although we may adopt one or more of such plans in the future.

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Employment Agreements; Outstanding Equity Awards; Key Man Insurance

Employment Agreements

The Company does not have any written employment agreements in place with any of its executive officers, other than Mr. Boreta, as discussed below. The Board of Directors, reserves the right to increase the salaries of our officer(s), and/or to grant them equity awards, including stock, options or other equity securities, from time to time, as additional compensation or bonuses.

Employment Agreement with Ronald S. Boreta, Chief Executive Officer, President, Secretary and Director

On March 25, 2026 and effective on March 1, 2026, we entered into an Executive Employment Agreement with our Chief Executive Officer and director, Mr. Ronald S. Boreta (the “Employment Agreement”). The Employment Agreement provides for Mr. Boreta to continue to serve as Chief Executive Officer of the Company for a five-year term extending through February 28, 2031, provided that the agreement automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the Employment Agreement.

The Employment Agreement provides for Mr. Boreta to receive an annual base salary of $270,000 (the “Base Salary”). The Employment Agreement also required the Company to (i) pay Mr. Boreta a sign-on bonus of equal to $250,000 in cash, payable at signing, which amount was not paid; and (ii) grant to Mr. Boreta 300,000 restricted stock units, settleable in shares of common stock, vesting 1/3 equally on each of December 31, 2026, December 31, 2027, and December 31, 2028 (the “Restricted Stock Units”), which have been granted to date.

Pursuant to the terms of the Employment Agreement, Mr. Boreta’s annual compensation package includes (1) the Base Salary (described above), which is subject to automatic 10% annual increases, and (2) a discretionary bonus payment to be determined in the sole discretion of the Board (or the Compensation Committee of the Board, if any) in the targeted amount of 50% of the Base Salary (the “Cash Bonus”). Mr. Boreta is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

Mr. Boreta’s compensation under the Employment Agreement may be increased from time to time, by the Board (or the Compensation Committee of the Board, if any), which increases do not require the entry into an amended employment agreement.

The Employment Agreement prohibits Mr. Boreta from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Products” means any product that the Company or any of its subsidiaries has provided or is developing, manufacturing, distributing, selling and/or providing at any time during the term of the Agreement, or which he obtained any trade secret or other confidential information about at any time during the term, or which he became aware of as a result of services rendered under the Employment Agreement. “Restricted Services” means any services that the Company or any of its subsidiaries has provided or is developing, performing and/or providing at any time during the term of the agreement, or which he obtained any trade secret or other confidential information about at any time during the term, or which he became aware of as a result of services rendered under the Employment Agreement. The non-compete requirements described in the paragraph above, as well as the restriction on Mr. Boreta to refrain, for a period of twelve months from the termination date, from soliciting customers of the Company with whom Mr. Boreta worked or had access to the confidential information pertaining to the Company’s business with such customer during the last year of Mr. Boreta’s employment with the Company and from soliciting employees of the Company to leave the employment of the Company, are defined as the “Non-Compete Provisions”.

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We may terminate Mr. Boreta’s Employment Agreement (a) for “cause” which means (i) that Mr. Boreta has materially breached any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within thirty days of written notice thereof from the Company (except for breaches of the assignment of inventions or confidentiality/non-solicitation and non-compete provisions of the agreement, which cannot be cured and for which the Company need not give any opportunity to cure); (ii) Mr. Boreta’s willful failure or refusal to perform or nonperformance of his duties without a reasonable basis for him to do so, subject to a 30-day notice and cure period; (iii) gross negligence or willful misconduct of Mr. Boreta with regard to the Company or any of its subsidiaries resulting in a material economic loss to the Company or material damage to the Company’s reputation or business relationships; (iv) if Mr. Boreta commits any act of misappropriation of funds or embezzlement as determined in the reasonable determination of the Board (not to be subject to a cure period); (v) if Mr. Boreta commits any act of fraud as determined in the reasonable determination of the Board (not subject to a cure period); or (vi) if Mr. Boreta is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law and such offense casts reasonable doubt on Mr. Boreta’s ability to perform his duties going forward; (b) in the event Mr. Boreta suffers a physical or mental disability which, in the reasonable judgment of the Board, renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Boreta.

Mr. Boreta may terminate his employment (a) for “good reason” if there is (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities or a requirement that Mr. Boreta report to an officer or employee of the Company rather than reporting to the Board; (iii) a material breach by the Company of the agreement, or (iv) a material diminution in Mr. Boreta’s Base Salary, in each case without his prior written consent; provided, however, prior to any such termination by Mr. Boreta for “good reason,” Mr. Boreta must first advise us in writing (within 90 days of the occurrence of such event) and provide us 30 days to cure, after which in the event we do not cure the issue leading to such “good reason” notice, Mr. Boreta has 30 days to resign for “good reason”); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the Employment Agreement (or any renewal) upon notice as provided above.

If Mr. Boreta’s employment is terminated due to his death or disability, Mr. Boreta or his estate is entitled to a lump sum cash severance payment equal to the sum of (i) Mr. Boreta’s Base Salary accrued through the termination date; (ii) any unpaid Cash Bonus for the prior year that would have been paid had Mr. Boreta not been terminated prior to such payment; and (iii) the pro rata amount of the current year’s targeted bonus, multiplied by the number of days in such year preceding the termination date divided by 365. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by Mr. Boreta upon such termination shall vest and shall be exercisable until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

If Mr. Boreta’s employment is terminated by Mr. Boreta without “good reason” or his non-renewal of the agreement, or by non-renewal by the Company, by the Company with cause or the Company’s non-renewal of the agreement, Mr. Boreta is entitled to his Base Salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA, or such other similar law or regulation as may be applicable to Mr. Boreta or the Company with respect to Mr. Boreta. Additionally, any unvested stock options or equity compensation held by Mr. Boreta shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of Mr. Boreta.

If Mr. Boreta’s employment is terminated by Mr. Boreta for “good reason”, or by the Company without “cause”, (a) Mr. Boreta is entitled to his Base Salary accrued through the termination date and any unpaid Cash Bonus for the prior completed calendar year that would have been paid had Mr. Boreta not been terminated prior to such payment, plus a lump sum cash severance payment equal to (x) the sum of (i) an amount equal to three times his current annual Base Salary; plus (ii) an amount equal to his targeted bonus for the year containing the termination date (the “Severance Payment”); and (b) provided Mr. Boreta elects to receive continued health insurance coverage through COBRA, the Company will pay Mr. Boreta’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date (the “Health Payment”); provided, however, that if at any time Mr. Boreta is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to Mr. Boreta will vest immediately upon such termination and shall be exercisable by Mr. Boreta until the earlier of (A) ninety (90) days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

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As a condition to Mr. Boreta’s right to receive any Severance Payment, (A) Mr. Boreta must execute and deliver to the Company a written release in form and substance satisfactory to the Company, of any and all claims against the Company and all directors and officers of the Company with respect to all matters arising out of Mr. Boreta’s employment, or the termination thereof (other than claims for entitlements under the terms of the agreement or plans or programs of the Company in which Mr. Boreta has accrued a benefit), which must be effective by the 90th day following his termination date; and (B) Mr. Boreta must not have breached any of his covenants and agreements under the Agreement relating to assignment of inventions and confidentiality, including the non-solicitation and non-compete provisions thereof, which shall continue following the termination date.

If a change of control of the Company occurs during the term of the Employment Agreement or within 30 days after Mr. Boreta’s termination of employment by Mr. Boreta for good reason, by the Company without cause, or as a result of non-renewal by the Company, the Company will pay Mr. Boreta a cash payment in a lump sum in an amount equal to (x) minus (y) where (x) equals 3.0 times the sum of (a) the most recent annual Base Salary of Mr. Boreta; and (b) the amount of the most recent Cash Bonus paid to Mr. Boreta pursuant to the Employment Agreement (or the targeted bonus, if no cash award was made prior to termination) and (y) equals the amount of any Severance Payment previously paid to Mr. Boreta pursuant to the Employment Agreement.

The Employment Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Boreta is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Boreta will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to his employment agreement. Accordingly, Mr. Boreta could be in a position to use industry experience gained while working with us to compete with us.

Compensation of Shawn Cable, Chief Financial Officer

In connection with his appointment as Chief Financial Officer of the Company on March 6, 2025, the Company agreed to pay Mr. Cable $75,000 per year, and to grant Mr. Cable warrants to purchase 100,000 shares of common stock with an exercise price of $1.70 per share and a term of five years. The warrants vested immediately and were exercisable 1/2 on March 6, 2025 and 1/2 on September 6, 2025 (the “CFO Warrants”). The CFO Warrants also allow for cashless exercises and customary anti-dilution rights for stock splits, dividends and similar transactions.

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Outstanding Equity Awards at Fiscal Year-End

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Ronald S. Boreta	—		—	—	—

Shawn Cable	100,000	*	—	$1.70	March 6, 2030

* Warrants to purchase shares of common stock. All warrants have been earned.

Key Man Insurance

The Company does not hold “Key Man” life insurance on any of its officers or directors.

Non-Executive Director Compensation Table

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 30, 2025.

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($)	All Other Compensation ($)	Total ($)
James Askew	$—	$—	$—	$—
Steve Miller(1)	$—	$—	$—	$—

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation, Option Awards or Nonqualified Deferred Compensation. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Mr. Miller passed away on June 15, 2025.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2025, with respect to our compensation plans under which common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)
Equity compensation plans approved by stockholders	—	$—	—
Equity compensation plans not approved by stockholders (1)	4,875,000	$1.73	—
Total	4,875,000	$1.73	—

(1)	Represents warrants to purchase 2,975,000 shares of common stock with an exercise price of $0.3970 per share and an expiration date of July 3, 2029; warrants to purchase 850,000 shares of common stock with an exercise price of $1.70 per share, which expire on March 6, 2030; warrants to purchase 50,000 shares of common stock with an exercise price of $6.30 per share and an expiration date of July 31, 2028; and warrants to purchase 1,000,000 shares of common stock with an exercise price of $5.50 per share and an expiration date of November 22, 2030. The warrants were issued to the warrant holders in consideration of services and support previously performed and provided, and expected to be performed or provided, by the warrant holders in furtherance of the Company’s business objectives.

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Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan

General

On March 23, 2026, the Board of Directors adopted the Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan, which became effective on the same date (the “2026 Plan”).

The 2026 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock units; (v) shares in performance of services; (vi) other awards of equity or equity based compensation; or (vii) any combination of the foregoing. In making such determinations, the Board or Compensation Committee may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board or Compensation Committee, in its discretion shall deem relevant.

Shares Available Under the 2026 Plan

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2026 Plan is 1,500,000.

If an award granted under the 2026 Plan entitles a holder to receive or purchase shares of our common stock, then on the date of grant of the award, the number of shares covered by the award (or to which the award relates) will be counted against the total number of shares available for granting awards under the 2026 Plan. As a result, the shares available for granting future awards under the 2026 Plan will be reduced as of the date of grant. However, certain shares that have been counted against the total number of shares authorized under the 2026 Plan in connection with awards previously granted under such 2026 Plan will again be available for awards under the 2026 Plan as follows: shares of our common stock covered by an award or to which an award relates which were not issued because the award terminated or was paid in cash or any portion thereof that was forfeited or cancelled without the delivery of shares will again be available for awards, including, but not limited to shares forfeited to pay any exercise price or tax obligation.

In addition, shares of common stock related to awards that expire, are forfeited or cancelled or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the 2026 Plan.

The shares available for awards under the 2026 Plan will be authorized but unissued shares of our common stock or shares acquired in the open market or otherwise.

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Administration

The Company is the issuer (manager) of the 2026 Plan. The 2026 Plan is administered by either (a) the entire Board of Directors of the Company, or (b) the Compensation Committee of the Board (if any); or (c) as determined from time to time by the Board of Directors (as applicable, the “Administrator”). Subject to the terms of the 2026 Plan, the Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2026 Plan, including the period of their exercisability and vesting. The Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2026 Plan.

The Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

On or after the date of grant of an award under the 2026 Plan, the Administrator may (i) accelerate the date on which any such award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such award, including, without limitation, extending the period following a termination of a participant’s employment during which any such award may remain outstanding, or (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such award; provided, that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Internal Revenue Code (the “Code”).

Eligibility

All of our employees (including our affiliates), non-employee directors and consultants are eligible to participate in the 2026 Plan and may receive all types of awards thereunder.

No awards are issuable by the Company under the 2026 Plan (a) in connection with services associated with the offer or sale of securities in a capital-raising transaction; or (b) where the services directly or indirectly promote or maintain a market for the Company’s securities.

Option Terms

Stock options may be granted by the Administrator and must be non-qualified (non-statutory) stock options. The Administrator, in its sole discretion, determines the exercise price of any options granted under the Plan which exercise price is set forth in the agreement evidencing the option. Stock options are subject to the terms and conditions, including vesting conditions, set by the Administrator. The exercise price for all stock options granted under the 2026 Plan will be determined by the Administrator, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the Company’s common stock on the date of grant.

The term of all stock options granted under the 2026 Plan will be determined by the Administrator. Each stock option gives the grantee the right to receive a number of shares of the Company’s common stock upon exercise of the stock option and payment of the exercise price. The exercise price may be paid in cash or if approved by the Administrator, shares of the Company’s common stock. The Administrator may also permit other ways for a grantee to pay the exercise price.

Options granted under the 2026 Plan may be exercisable in cumulative increments, or “vest,” as determined by the Administrator.

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The Administrator may impose limitations on the transferability of stock options granted under the 2026 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2026 Plan other than by will or the laws of descent and distribution or, subject to approval by the Administrator, pursuant to a domestic relations order. However, the Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Options may not be transferred to a third party financial institution for value.

Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the optionholder, provides otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or the immediate sale of shares acquired upon exercise of the option is prohibited by our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (i) cash, check, bank draft or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our common stock previously owned by the optionholder; (iv) a net exercise of the option (to the extent allowed); or (v) other legal consideration approved by the administrator.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term “cause” is defined in the 2026 Plan to mean any event which would qualify as cause for termination under the participant’s employment agreement with the Company, or, if there is no such employment agreement, any of the following (i) the recipient’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the recipient’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the recipient’s failure to perform the recipient’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the recipient by the Company; (iv) the recipient’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the recipient’s material violation of any provision of any agreement(s) between the recipient and the Company relating to noncompetition, non-solicitation, nondisclosure and/or assignment of inventions.

Restricted Stock Unit Awards

Restricted stock unit (RSU) awards are granted under restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

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Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the administrator. The administrator determines the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our 2026 Plan will vest at the rate specified in the stock appreciation right agreement as determined by the administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment as determined by our Board of Directors and specified in the stock appreciation right agreement.

The administrator determines the term of stock appreciation rights granted under our 2026 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

Our 2026 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.

The performance goals may be based on any measure of performance selected by our Board of Directors. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board of Directors at the time the performance award is granted, our Board of Directors will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

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Other Stock Awards

The administrator may grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Tax Withholding Adjustments

To the extent provided by the terms of an option or other award, or otherwise agreed to by the Administrator, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of the Administrator, by authorizing our company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under our 2026 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, and (iii) the class and maximum number of shares that may be issued on the exercise of stock options.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2026 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant, any stock awards outstanding under our 2026 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our common stock.

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Change in Control

Stock awards granted under our 2026 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2026 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

The Administrator has the right to effect, at any time and from time to time, subject to the consent of any participant whose award is materially impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding option or stock appreciation right (SAR); (2) the cancellation of any outstanding option or SAR and the grant in substitution therefor of (A) a new option, SAR, restricted stock award, RSU award or other award, under the 2026 Plan or another equity plan of the Company, covering the same or a different number of shares of common stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Duration; Termination of the 2026 Plan

Our Board of Directors has the authority to amend, suspend, or terminate our 2026 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No stock awards may be granted under our 2026 Plan while it is suspended or after it is terminated.

Available Shares

As of the date of this prospectus, a total of 1,200,000 shares of common stock remain available for awards under the 2026 Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of August 10, 2026 (the “Date of Determination”) by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 13,096,824 shares outstanding as of the Date of Determination, (ii) each of our directors, (iii) each named executive officer, and (iv) all directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 6730 South Las Vegas Boulevard, Las Vegas, Nevada 89119.

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Name of Beneficial Owner	Number of Common Stock Shares Beneficially Owned		Percent Beneficial Ownership
Directors, Named Executive Officers and Executive Officers
Ronald S. Boreta	2,509,403	(1)	19.2%
Shawn Cable	102,000	(2)	* %
James M. Askew	2,097,860		16.1%
All executive officers and directors as a group (3 persons)	4,709,263	(1)(2)	35.8%

Greater than 5% Stockholders
Andre Agassi(3)	2,805,585	(3)	20.7%
Nathan Low(4)	789,450	(5)	6.0%

* Less than 1%.

(1)	Includes (i) 602,229 shares of common stock held individually by Ronald S. Boreta; (ii) 360,784 shares of common stock held by Boreta Enterprises, Ltd (“Enterprises”), of which Ronald S. Boreta is Managing Member and Chief Executive Officer; (iii) 1,546,390 shares of common stock held by Boreta Lifetime Trust, of which Mr. Boreta is the trustee. Due to the above, Ronald S. Boreta may be deemed to share voting and dispositive control over the securities held by Enterprises, and the Boreta Lifetime Trust. Ronald S. Boreta disclaims beneficial ownership of the securities held by Enterprises, and the Boreta Lifetime Trust, except to the extent of his pecuniary interest therein.

(2)	Includes warrants to purchase 100,000 shares of common stock with an exercise price of $1.70 per share, which have a term through March 6, 2030. Mr. Cable, the Chief Financial Officer of the Company, is the Chief Financial Officer of Investments AKA, Agassi Ventures, AKA Four and ASI Group (see Footnote (3), below), but does not hold voting or dispositive control over any securities held by such entities.

(3)	Address: 1120 N. Town Center Drive, Suite 160, Las Vegas, Nevada 89144. Investments AKA, LLC is owned and managed by Agassi Ventures, LLC (“Agassi Ventures”); Agassi Ventures is owned by The Andre Agassi Trust and managed by Andre Agassi; The Andre Agassi Trust (the “Agassi Trust”) is a trust created by Andre Agassi, who serves as its trustee; and Andre Agassi is an individual. ASI Group, L.L.C. (“ASI Group”) is managed by AKA Four, LLC (“AKA Four”) which is managed by Agassi Ventures, which is managed by Andre Agassi. Investments AKA owns 100% of ASI Group. Agassi Ventures, Andre Trust and Andre Agassi own directly no shares of common stock. The Agassi Trust, which owns all of the interests in Agassi Ventures, may be deemed to share voting and dispositive power with respect to 1,654,354 shares of common stock held directly by Investments AKA and the 651,231 shares of common stock held directly by ASI Group. Andre Agassi, who is the manager of Agassi Ventures, may be deemed to share voting and dispositive power with respect to the 1,654,354 shares of common stock held directly by Investments AKA and the 651,231 shares of common stock held directly by ASI Group. All information included in this footnote above, and footnote (4), below, comes from the Schedule 13D/A filed with the SEC by Mr. Agassi, Agassi Ventures, LLC, The Andre Agassi Trust, Investments AKA, ASI Group and Stefanie Graf, on April 9, 2026, which information we have not independently confirmed. Also includes 500,000 shares of common stock issuable upon exercise of warrants to purchase 500,000 shares of common stock with an exercise price of $5.50 per share and an expiration date of November 22, 2030, which are exercisable within 60 days of the Date of Determination, which are held by Stefanie Graf, the spouse of Andre Agassi, pursuant to the rules of the Commission regarding beneficial ownership. Andre K. Agassi may be deemed to share beneficial ownership of such securities by virtue of his relationship with Stefanie Graf and the potential to share voting and/or dispositive power over such securities. Andre Agassi disclaims beneficial ownership of all securities held by Stefanie Graf, except to the extent of any pecuniary interest therein. Does not include any securities issuable upon conversion of the Investments AKA Convertible Note, as the conversion of such AKA Convertible Note is not within the control of Investments AKA, the securities issuable upon conversion thereof are not yet known, and the conversion date of such note, if any, is not currently known.

(4)	Address: 59 Putnam Blvd., Atlantic Beach, New York 11509. All information included in this footnote comes from the Schedule 13G filed with the SEC by Mr. Low on February 11, 2025, which information we have not independently confirmed.

(5)	Mr. Low also includes warrants to purchase 197,362 shares of common stock with an exercise price of $5.00 per share and an expiration date of June 19, 2028, and warrants to purchase 4,500 shares of common stock with expiration dates of between June 19, 2031 and July 13, 2031, which include a 4.999% ownership limitation, and which therefore are not included in his beneficial ownership in the table above.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

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Certain Relationships and Related Party Transactions

Except as discussed below, or otherwise disclosed above under “Executive Compensation”, there have been no transactions since January 1, 2024, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end, for the last two completed fiscal years, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Related Party Transactions

The Company has received funding for operations from All American Golf Center, Inc., owned by Ronald Boreta and John Boreta. These funds helped pay for office supplies, phone charges, postage and salaries.

On July 3, 2024, the Company entered into a share purchase agreement with All American Golf Center, Inc. (the “Creditor”), pursuant to which the Creditor agreed to exchange shares of the Company’s common stock in consideration for the Creditor’s release of obligations of the Company to repay expenses in the aggregate amount of $593,670 for expenses of the Company previously paid by the Creditor. Pursuant to the Purchase Agreement, the 1,495,390 shares of common stock to be issued by the Company to the Creditor upon consummation of the exchange was determined based upon an implied price per share of common stock, equal to $0.397. The Creditor is an existing significant stockholder of the Company that is owned and controlled by Ronald S. Boreta, President, Chief Executive Officer, Secretary, and a director of the Company (also a greater than 10% stockholder), and John Boreta, a then director and greater than 10% stockholder of the Company. At December 31, 2025 and December 31, 2024, the total amounts owed to All-American Golf Center, Inc. were $0 and $0, respectively.

Also on July 3, 2024, the Company granted warrants to purchase 2,975,000 shares of common stock at an exercise price of $0.397 per share, (i) to James Askew, an individual, who was subsequently appointed as a member of the Board of Directors of the Company (Warrants to purchase 2,269,583 shares of common stock), and (ii) to Investments AKA, LLC, a limited liability company indirectly controlled by Andre Agassi, whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer (Warrants to purchase 705,417 shares of common stock). The Warrants vested immediately. The Warrants were exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the Warrant. The Warrants were issued to the Warrant Holders in consideration of services and support previously performed and provided, and expected to be performed or provided, by the Warrant Holders in furtherance of the Company’s business objectives.

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The Company also entered into a Consulting Agreement, dated July 3, 2024, with Askew with respect to his services and the issuance of his Warrants.

The Company’s corporate offices are located at 1120 N Town Center Drive, Suite 160, Las Vegas, Nevada 89144 in space shared with Agassi Graf Holdings, which is affiliated with Andre Agassi, the Company’s largest beneficial stockholder, which is provided to the Company without charge.

On November 22, 2025, the Company entered into Brand Partner Agreement with Stefanie Graf (the “Brand Partner Agreement”), pursuant to which Ms. Graf (a “Brand Partner”) has agreed to serve as a Company advisor, spokesperson, celebrity endorser and brand partner. Ms. Graf is the spouse of Andre Agassi, a greater than 5% stockholder of the Company, and former professional tennis player (holding ATP No. 1 ranking for 377 consecutive weeks), with among her may accomplishments, winning 22 major singles titles, and being the only player to win the “Golden Grand Slam,” capturing all four majors and an Olympic Gold Medal in the same year.

Pursuant to the Brand Partner Agreement, the Brand Partner will (i) participate in certain Company projects and initiatives, subject to agreement as to scope and compensation in each instance; (ii) promote the Company’s brand and content through public appearances, interviews, and social media activity, subject to mutual agreement as to each social media post; and (iii) provide advice and consultation upon Company request with respect to the Company’s brand and content. The Brand Partner has also licensed her image, name and likeness to the Company for use in our public relations, advertising and marketing, on a worldwide basis, subject to the Brand Partner’s right to disapprove of any particular use. The Brand Partner Agreement has a five-year term, subject to extension by mutual agreement.

In consideration for her services under the Brand Partner Agreement, we granted Ms. Graf warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $5.50 per share (the “Graf Warrants”). The Graf Warrants vested immediately and have a five-year term. The Graf Warrants were exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date. The Graf Warrants may be exercised either by cash payment or via cashless exercise based on a formula set forth in the Graf Warrants.

The Brand Partner Agreement may be terminated by either party at any time, with or without cause, upon written notice. The Brand Partner Agreement includes customary representations of the parties and confidentiality provisions. The Company may assign its rights under the Brand Partner Agreement to an affiliate or in connection with the bona fide sale of the Company’s business, whether by way of sale, merger or acquisition, but the Brand Partner Agreement is otherwise non-assignable.

On February 4, 2026, James Askew, a member of the Board of Directors of the Company, exercised warrants to purchase an aggregate of 2,269,583 shares of the Company’s common stock with an exercise price of $0.397 per share on a cashless basis. In connection with such exercise, the Company issued to Mr. Askew a net of 2,097,740 shares of common stock, after the forfeiture of 171,843 warrant shares to the Company in satisfaction of the aggregate exercise price, based on the fair market value of the Company’s common stock on the exercise date, as determined in accordance with the terms of the warrants.

On February 6, 2026, Investments AKA, LLC, a limited liability company indirectly controlled by Andre Agassi (a greater than 5% stockholder of the Company), exercised warrants to purchase an aggregate of 705,417 shares of the Company’s common stock with an exercise price of $0.397 per share on a cashless basis. In connection with such exercise, the Company issued to Investments AKA, LLC a net of 651,231 shares of common stock, after the forfeiture of 54,186 warrant shares to the Company in satisfaction of the aggregate exercise price, based on the fair market value of the Company’s common stock on the exercise date, as determined in accordance with the terms of the warrants.

On March 13, 2026, the Company entered into two Subscription Agreements with two accredited investors (the “Investors”), pursuant to which the Investors purchased an aggregate of 80,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $400,000. The Subscription Agreements included customary representations and warranties of the Investors and the Company.

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One of the Investors was the Boreta Lifetime Trust, whose trustee is Ronald S. Boreta, the Company’s President, Chief Executive Officer and director. The Boreta Trust purchased 50,000 shares of restricted common stock for $5.00 per share or $250,000 in aggregate.

On April 28, 2026, the Company entered into a Subscription Agreement with Investments AKA, LLC, a limited liability company indirectly controlled by former professional tennis player Andre K. Agassi, 8-time Grand Slam winner, and the Company’s largest beneficial stockholder, whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer, pursuant to which Investments AKA purchased an aggregate of 50,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $250,000. The Subscription Agreement included customary representations and warranties of AKA and the Company and piggyback registration rights.

On June 18, 2026, the Company entered into a Name and Likeness License Agreement (the “Agassi License Agreement”), effective the same date, with AKA Licenses, LLC, (“AKA Licenses”), which is the holder of the right of publicity to the name, and related uses of the name, of ‘Andre K. Agassi’ (the “Agassi Name”). Andre K. Agassi (“Agassi”) is a former professional tennis player and 8-time tennis Grand Slam winner, co-founder of the Company’s current business operations, and a significant stockholder of the Company. Shawn Cable, our Chief Financial Officer, serves as manager and Chief Financial Officer of AKA Licenses.

Pursuant to the Agassi License Agreement, AKA Licenses granted the Company a non-exclusive (except as set forth in the Agassi License Agreement), worldwide right and license to use the Agassi Name, together with renderings of Agassi’s voice, image, and likeness, and all attributes of Agassi’s personality and appearance (collectively, the “Agassi Likeness”), including any right of publicity, in connection with creation, development, manufacturing, operation, promotion, distribution, and sales of services and products under the Company’s Business (defined below); provided that the Company shall not use the Agassi Name or Agassi Likeness as a domain name, social media account name, or corporate name, without the prior written consent of AKA Licenses, except in connection with the Company’s current corporate name “Agassi Sports Entertainment Corp.” (the “Corporate Name”), which right of use for the Corporate Name is exclusive to the Company.

During the term of the agreement, if, and to the extent, AKA Licenses or Agassi provides the Company with any content created exclusively by AKA Licenses or Agassi (“AKA Licenses Content”), then, upon the terms and subject to the conditions of the Agassi License Agreement, AKA Licenses granted to the Company a non-exclusive right and license to use, copy, reproduce, compile, distribute, transmit, broadcast, display, exhibit, project, and otherwise exploit the AKA Licenses Content, or in composite and/or conjunction with other materials, including without limitation, audio, video, animation, text, and graphics, by any means, methods, and technologies now known or hereafter to become known, solely in connection with the creation, development, manufacturing, operation, promotion, distribution, and sales of products under the Business.

The Parties also agreed to cooperate with each other in good faith to develop and promote the Business for the term of the Agassi License Agreement.

On June 19 and June 24, 2026, the Company entered into lock-up agreements dated May 27, 2026, with twenty-three investors from the Company’s previous November 2024 offering, pursuant to which such investors agreed not to transfer any of the shares of common stock sold to such investors by the Company in November 2024, nor any of the warrants or shares of common stock issued upon exercise of such warrants, until December 15, 2026, except in connection with certain customary permitted transfers described in the lock-up agreements. In consideration for agreeing to the terms of the lock-up agreements, the Company agreed to grant each of the counterparties entering into the lock-up agreements, warrants to purchase 25% of the total shares of common stock purchased by such investors in the November 2024 offering, exercisable only for cash, with a term of two years and an exercise price of $5.00 per share. In total we granted warrants to purchase 657,876 shares of common stock in connection with our entry into the lock-up agreements. Included in the November 2024 investors who entered into lock-up agreement was Nathan Low, a greater than 5% shareholder, who received warrants to purchase 197,362 shares of common stock pursuant to the terms of the lock-up agreement.

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Jett Boreta, the son of our Chief Executive Officer and director, Ronald S. Boreta, is employed by the Company as a data analyst and was paid $5,191, $0, $9,692, and $8,307 in compensation for the years ended December 31, 2025 and 2024, and for the quarters ended March 31, 2026 and June 30, 2026, respectively. James (“Jake”) Askew and Austin Askew, both sons of director James Askew, are employed by the Company in business development positions and were paid $97,222, $10,000, $24,230, and $20,769, and $77,405, $10,000, $19,384, and $16,615 in compensation for the years ended December 31, 2025 and 2024, and for the quarters ended March 31, 2026 and June 30, 2026, respectively.

On July 28, 2026, the Company entered into a Convertible Promissory Note, in the original principal amount of $1,000,000 with Investments AKA, which is controlled by Andre Agassi, a greater than 10% shareholder of the Company, and whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer.

The Investments AKA Convertible Note accrues interest at a fixed rate per annum equal to 3.96%, which the Company determined represents not less than the applicable federal rate published by the U.S. Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986, as amended, compounded semi-annually, given the term of the Investments AKA Convertible Note and the related-party status of the holder. Following an event of default, the Investments AKA Convertible Note accrues interest at a default rate of 10% per annum.

Unless earlier converted, the outstanding principal balance of the Investments AKA Convertible Note, together with all accrued and unpaid interest, is due and payable in full on July 22, 2027. The Investments AKA Convertible Note will automatically convert, without any action required by holder, into the equity or equity-linked securities or units issued by the Company to arm’s-length, new-money investors in the next sale (or related series of sales) by the Company of New Securities that results in gross proceeds to the Company of not less than $3,000,000. The conversion price will equal the price per share, unit, or other applicable denomination of New Securities actually paid in cash by the New Money Investors in the Next Equity Financing. If no Next Equity Financing occurs prior to the Maturity Date, the Investments AKA Convertible Note will not automatically convert and the outstanding principal and accrued interest will instead be due and payable in full on the Maturity Date.

Mr. Shawn Cable, the Company’s Chief Financial Officer, also serves as Chief Financial Officer of various entities controlled by Andre Agassi, including, Investments AKA, LLC, Agassi Ventures, LLC, AKA Licenses, LLC (which he also serves as Manager of), AKA Four, LLC and ASI Group, L.L.C.

A requirement of the August 2026 USTA Agreement between the Company and USTA was that Andre Agassi speak at a future USTA event.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. However, all of the transactions described above were approved and ratified by our directors. In connection with the approval of the transactions described above, our directors took into account various factors, including their fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors. On a moving forward basis, our directors will continue to approve any related party transaction based on the criteria set forth above.

Conflicts of Interest and Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be reviewed by our Board of Directors and determined in accordance with the applicable provisions of Nevada law, and specifically pursuant to Section 78.140 of the Nevada Revised Statutes, which provides restrictions on transactions involving interested directors or officers, including requirement of full disclosure of such interest to the Board of Directors, abstention from voting on the matter involving conflict of interest and the determination of the fairness of the transaction.

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Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Shareholders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

However, we may receive proceeds from the cash exercise of the warrants, the shares of common stock underlying warrants which are registered by this prospectus. If the warrants are exercised for cash, we intend to use the resulting proceeds, if any, for general working capital and other general corporate purposes. We cannot predict when or if any warrants will be exercised for cash, and there can be no assurance that we will receive any such proceeds.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board of Directors deems relevant.

Selling Shareholders

The Selling Shareholders named in this prospectus are offering up to 13,981,982 shares of common stock, including (a) 10,694,606 outstanding shares of common stock, and (b) up to 3,287,376 shares of common stock issuable upon exercise of Warrants.

The shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the shares for resale from time to time, however, they are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. The Selling Shareholders and their pledgees, donees, transferees, assignees, or other successors-in-interest may elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. As such, we will have no input if and when any Selling Shareholders may elect to sell their shares of common stock or the prices at which any such sales may occur. We cannot provide an estimate of the number of our securities that the Selling Stockholders will hold in the future. See the section titled “Plan of Distribution.”

The following table sets forth, as of the date of this prospectus, the name of each selling shareholder, the number and percentage of shares of our common stock beneficially owned by each selling shareholder prior to the offering for resale of the shares under this prospectus, the number of shares of our common stock beneficially owned by each selling shareholder that may be offered from time to time under this prospectus, and the number and percentage of shares of our common stock beneficially owned by the selling shareholder after the offering of the shares (assuming all of the offered shares are sold by the selling shareholder). The selling shareholders can offer all, some or none of their shares of common stock, and thus we have no way of determining the number of shares of common stock each selling shareholder will hold after this offering.

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The Selling Shareholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in the footnotes below and under “Certain Relationships and Related Party Transactions”.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The percentages are based upon 13,096,824 shares of our common stock outstanding as of August 10, 2026.

		Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)			Number of Shares of Being Offered		Beneficial Ownership of Common Stock After Registration Assuming All Shares Are Sold (#)
Anthony Marchese		197,500	1.5%		197,500		£—	—%
ASI Group LLC	(1)	637,044	4.9%		637,044		—	—%
Battle Interactive Networks, Inc.		562,500	4.3%		562,500		£—	—%
Benno G. Rothschild, Jr.		26,250	*	%	26,250		£—	—%
Boreta Enterprises, Ltd.	(2)	360,784	2.8%		360,784		—	—%
Boreta Lifetime Trust	(2)	1,546,390	11.8%		1,545,390		1,000	* %
Brad Sanders		32,893	*	%	32,893		£—	—%
Bret Sanders		32,893	*	%	32,893		£—	—%
Cara Corrigan		34,000	*	%	34,000		€—	—%
Ciaran Paulo Didier Fitzgerald-Morgan		29,000	*	%	29,000	♦	—	—%
Craig Horn		25,000	*	%	25,000	♦	—	—%
Daniel Phillips		5,000	*	%	5,000		—	—%
Darren Cahill	(3)	500,000	3.7%		500,000	(a)	—	—%
Denise Berninger	(4)	34,000	*	%	34,000		€—	—%
Don Sanders		131,578	1.0%		131,578		£—	—%
Edward Weil III Successor Trust		65,790	*	%	65,790		£—	—%
FNK IR LLC	(5)	4,787	*	%	4,787		€—	—%
Fourth Quarter Investments Limited		80,000	*	%	80,000	♦	—	—%
Geoffrey D. Menin		32,893	*	%	32,893		£—	—%
George Mackin		200,000	1.5%		200,000	(b)	—	—%
George Markelson		197,362	1.5%		197,362		£—	—%
Howard Schomer		32,893	*	%	32,893		£—	—%
Investments AKA, LLC	(1)	1,654,354	12.7%		1,653,354		1,000	* %
James Askew	(6)	2,097,860	16.0%		2,097,740		120	* %
John Boreta	(7)	591,735	4.5%		591,735		—	—%
Justin Gimblestob		500,000	3.7%		500,000	(c)	—	—%
Kenneth Lee		72,367	*		72,367		£—	—
Lake Street Capital Markets, LLC	(8)	50,000	*	%	50,000	(d)	—	—%
Larry Diamond and Susan Diamond (JRWRS)		44,600	*	%	40,000		£4,600	* %
Laura Sanders		32,893	*	%	32,893		£—	—%
Luke Marchese		33,750	*	%	33,750		£—	—%
Magellan Enterprises A.G.		30,000	*	%	30,000	♦	—	—%
Mason Matschke		26,315	*	%	26,315		£—	—%
Mats Myrberg		26,316	*	%	26,316		£—	—%
Michael Ashley Lovett		35,000	*	%	35,000	♦	—	—%
Moneta Advisory Partners, LLC	(9)	50,000	*	%	50,000	(e)	—	—%
Nathan A. Low		901,312	6.8%		901,312	(f)	—	—%
PCG Advisory, Inc.		20,000	*	%	20,000		€—	—%
Proactive Capital Partners		125,000	*	%	125,000		£—	—%
RLR Services Partnership		513,566	3.9%		422,893		£90,673	* %
Robert Scannell		131,578	1.0%		131,578		£—	—%
Rodney Rapson		12,325	*	%	100,000	(g)	2,325	—%
Ronald Nash	(10)	81,000	*	%	60,000		€21,000	* %
Ronald S. Boreta	(2)	602,229	4.6%		602,229		—	—%
Seth Savoy		13,157	*	%	13,157		£—	—%
Shawn Cable	(11)	100,000	*	%	100,000	(h)	—	—%
Shawn Heising Streit		34,000	*	%	34,000		—	—%
Sport Squad LLC		50,000	*	%	50,000	♦	—	—%
Stefanie Graf	(1)	1,000,000	7.1%		1,000,000	(i)	—	—%
Steven Miller	(12)	34,000	*	%	34,000		—	—%
Steven Parish		32,893	*	%	32,893		£—	—%
Sunrise Charitable Foundation Inc.		90,000	*	%	90,000		—	—%
Susan Sanders		32,893	*	%	32,893		£—	—%
TEAM Holding AG		100,000	*	%	100,000	♦	—	—%
Ted Angelo		25,000	*	%	25,000	§	—	—%
The Loev Law Firm, PC		100,000	*	%	100,000	(j)	—	—%
					13,981,982

#	Assumes the sale of all shares offered herein.
*	Represents less than 1%

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(1)	Investments AKA, LLC is a Nevada limited liability company which is owned and managed by Agassi Ventures, LLC; Agassi Ventures, LLC, is a Nevada limited liability company which is owned by The Andre Agassi Trust and managed by Andre K. Agassi; The Andre Agassi Trust is a trust created by Andre K. Agassi, who serves as its trustee; and Stephanie Graf and Andre K. Agassi are individuals and husband and wife. ASI Group, L.L.C. is a Nevada limited liability company managed by AKA Four, LLC which is managed by Agassi Ventures, LLC which is managed by Andre Agassi. Investments AKA, LLC owns 100% of ASI Group, L.L.C. Agassi Ventures, LLC, The Andre Agassi Trust and Andre K. Agassi own directly no shares of common stock. The Andre Agassi Trust, which owns all of the interests in Agassi Ventures, LLC, may be deemed to share voting and dispositive power with respect to the shares held directly by Investments AKA, LLC and the shares held directly by ASI Group, L.L.C. Andre K. Agassi, who is the manager of Agassi Ventures, LLC, may be deemed to share voting and dispositive power with respect to the shares held directly by Investments AKA, LLC and the shares held directly by ASI Group, L.L.C.. Stephanie Graf is the spouse of Andre K. Agassi, and as such, Andre K. Agassi may be deemed to have shared beneficial ownership of the securities held by Stephanie Graf. Andre K. Agassi is also party to a Name and Likeness License Agreement with the Company and Stephanie Graf is party to a Brand Partner Agreement with the Company. Does not include any securities issuable upon conversion of the Investments AKA Convertible Note, as the conversion of such AKA Convertible Note is not within the control of Investments AKA, the securities issuable upon conversion thereof are not yet known, and the conversion date of such note, if any, is not currently known. Shawn Cable, the Chief Financial Officer of the Company, is the Chief Financial Officer of Investments AKA, Agassi Ventures, AKA Four and ASI Group, but does not hold voting or dispositive control over any securities held by such entities.
(2)	Ronald S. Boreta is a member of the Board of Directors of, and President of, All-American Golf Center, Inc., a Nevada corporation (“AAGC”) and managing member of, and Chief Executive Officer of, Boreta Enterprises, Ltd. a Nevada limited liability company (“Enterprises”) and controls the investment decisions of AAGC and Enterprises and the Boreta Lifetime Trust, a trust (“Boreta Trust”). Mr. Boreta is also the trustee of the Boreta Trust. As a result of the foregoing, Ronald S. Boreta may be deemed to beneficially own the securities of the Issuer owned by AAGC, Enterprises, and the Boreta Trust. Ronald S. Boreta is also the Chief Executive Officer and director of the Company.
(3)	Consultant to the Company who is also party to a Name and Likeness License Agreement with the Company.
(4)	Employee of the Company.
(5)	Investor relations firm engaged by the Company.
(6)	Director of the Company.
(7)	Former director of the Company who resigned October 31, 2024 and brother of the Company’s Chief Executive Officer, Ronald S. Boreta.
(8)	Financial advisor to the Company.
(9)	Consultant to the Company.
(10)	Principal of Business Funding Corp., who serves as an investor relations firm to the Company.
(11)	Chief Financial Officer of the Company. Mr. Cable is also the Chief Financial Officer of Investments AKA, Agassi Ventures, AKA Four and ASI Group, but does not hold voting or dispositive control over any securities held by such entities.
(12)	Former director of the Company who passed away June 15, 2025.

€	Represents shares of the Company’s common stock issued in consideration for services rendered.
§	Represents Trademark Acquisition Warrants.
♦	Represents shares of the Company’s common stock sold in a private placement at $5.00 per share.
£80% of such total shares represent shares of the Company’s common stock sold in a private placement at $0.95 per share, and 20% of such total shares represent shares of the Company’s common stock issuable upon exercise of warrants which have an exercise price of $5.00 per share. Shares and warrant shares subject to the Lock-Up Agreements.

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(a)	Represents shares of common stock issuable upon exercise of (a) warrants to purchase 250,000 shares of common stock of the Company with an exercise price of $1.70 per share; and (b) warrants to purchase 250,000 shares of common stock with an exercise price of $5.00 per share, granted in consideration for services rendered to the Company.
(b)	Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock of the Company with an exercise price of $1.70 per share, granted in consideration for services rendered to the Company.
(c)	Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock of the Company with an exercise price of $1.70 per share, granted in consideration for services rendered to the Company.
(d)	Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock of the Company with an exercise price of $5.00 per share, granted in consideration for services rendered to the Company.
(e)	Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock of the Company with an exercise price of $6.30 per share, granted in consideration for services rendered to the Company.
(f)

Nathan A. Low is the principal of INTE Securities LLC, a FINRA registered broker-dealer (“INTE”). On May 7, 2026, the Company entered into an agreement with INTE, pursuant to which the Company agreed to pay INTE a cash fee of 7% of the aggregate proceeds received by the Company from investors introduced by INTE. In addition to the cash compensation payable to INTE, the Company agreed to grant warrants to purchase shares of Company common stock equal to 3% of the amount of securities purchased from such introductions with an exercise price based on the price of securities sold. The warrants have a five year term and a cashless exercise feature.

A total of $150,000 has been invested by two investors that were introduced to the Company by INTE, resulting in a cash fee of $10,500 and the grant of warrants to purchase 4,500 shares of the Company’s common stock at an exercise price of $5.00 per share. The shares being offered herein include 4,500 shares of common stock issuable upon the warrants granted to INTE, which at the request of INTE were issued in the name of Mr. Low. Also includes 699,450 shares of outstanding common stock and 197,362 shares of common stock issuable upon exercise of warrants held by Mr. Low with an exercise price of $5.00 per share. Shares and warrant shares, except for the warrants granted for the benefit of INTE, subject to a Lock-Up Agreement.

(g)	Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock of the Company with an exercise price of $5.00 per share, granted in consideration for services rendered to the Company.
(h)	Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock of the Company with an exercise price of $1.70 per share, granted in consideration for services rendered to the Company.
(i)	Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock of the Company with an exercise price of $5.50 per share, granted in consideration for services rendered to the Company.
(j)	Represents shares of common stock issuable upon exercise of warrants to purchase shares of common stock of the Company with an exercise price of $5.00 per share, granted in consideration for services rendered to the Company.

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Plan of Distribution

This prospectus relates to the resale of an aggregate of up to 13,981,982 shares of our common stock, par value $0.001 per share, including (a) 10,694,606 outstanding shares of common stock, and (b) up to 3,287,376 shares of common stock issuable upon exercise of warrants.

The Selling Shareholders may, from time to time, sell any or all of the shares of our common stock covered by this prospectus at a fixed price of $6.40 per share, representing the average of the high and low prices as reported on the OTC Markets on August 7, 2026. If and when our common stock is regularly quoted on the OTCQX, or the OTCQB or listed on any national securities exchange or automated interdealer quotation system, the Selling Shareholders may sell all or a portion of their respective shares of common stock covered by this prospectus from time to time at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, subject to applicable rules and regulations.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out such short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (however, in such case, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending it to include such successors in interest as Selling Shareholders under this prospectus).

The Selling Shareholders might not sell any, or all, of the shares of our common stock offered pursuant to this prospectus. In addition, we cannot assure you that the Selling Shareholders will not transfer the shares of our common stock by other means not described in this prospectus.

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The Selling Shareholders and any brokers, dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the Selling Shareholders may be deemed to be underwriting commissions. If the Selling Shareholders and any brokers, dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of our common stock pursuant to this prospectus are deemed to be an underwriter, the Selling Shareholders and such other participants in the distribution may be subject to certain statutory liabilities and would be subject to the prospectus delivery requirements of the Securities Act in connection with sales of shares of our common stock.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and will inform them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC. The Loev Law Firm, PC holds warrants to purchase up to 100,000 shares of the Company’s common stock with an exercise price of $5.00 per share and an expiration date of May 29, 2031, the resale of which is being registered in the registration statement of which this prospectus forms a part.

Experts

The consolidated financial statements of Agassi Sports Entertainment Corp. as of December 31, 2025 and 2024, and for the years then ended, included in this prospectus, have been audited by RBSM LLP, Houston, Texas, an independent registered public accounting firm, as stated in their report dated March 31, 2026. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Indemnification of Officers and Directors

As authorized by Section 78.751 of the Nevada Revised Statutes, and our Articles of Incorporation, as amended, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

The Company’s Amended and Restated Bylaws provide that it will indemnify its directors and officers to the fullest extent permitted under Nevada law against liabilities and expenses incurred in connection with actions, suits, or proceedings arising out of their service to the Company or, at the Company’s request, to other entities. Covered amounts include attorneys’ fees, judgments, fines, penalties, taxes, and settlement amounts, provided the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, in criminal matters, had no reasonable cause to believe the conduct was unlawful.

93

The bylaws also provide for the advancement of expenses, including attorneys’ fees, prior to the final disposition of a proceeding, subject to receipt of an undertaking to repay such amounts if it is ultimately determined that the individual is not entitled to indemnification. In addition, the Company may maintain insurance or other financial arrangements to fund these obligations. These indemnification rights continue after a person ceases to serve as a director or officer and inure to the benefit of such person’s heirs, executors, and administrators.

Indemnification is not available for matters in which a court of competent jurisdiction finally determines that the director or officer is liable to the Company, engaged in intentional misconduct, committed fraud, or knowingly violated the law in a manner material to the cause of action, except to the limited extent a court determines indemnification is nevertheless proper. The bylaws further provide that directors and officers are not entitled to indemnification for expenses incurred solely in their capacity as stockholders. The Board of Directors may also extend similar indemnification protections to employees and other agents of the Company.

Neither our Bylaws nor our Articles of Incorporation, as amended, include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us at http://www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at the address and telephone number set forth on the cover page of this prospectus. Our website address is https://agassisports.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Company plans to use press releases and various social media channels, including its Instagram account (agassisportsentertainment), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company disseminates in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company disseminates in press releases and on the social media channels identified above, as such information could be deemed to be material information. The contents on the Company’s website and its social media channels are not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to our company and the securities offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement and those exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website.

94

Index to the Financial Statements

Audited Financial Statements for the Years Ended December 31, 2025 and 2024

Unaudited Financial Statements for the Three Months ended March 31, 2026 and 2025

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Agassi Sports Entertainment Corp.,

formerly Global Acquisitions Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Agassi Sports Entertainment Corp., formerly Global Acquisitions Corporation (the Company) as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the accompanying financial statements, the Company has suffered recurring losses from operations, generated negative cash flows from operating activities, and has an accumulated deficit that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements, and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ RBSM LLP

We have served as the Company’s auditor since 2015.
PCAOB ID 587
Houston, TX
March 31, 2026

F-2

Agassi Sports Entertainment Corp.,

formerly Global Acquisitions Corporation

BALANCE SHEETS

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$95,748	$2,319,242
Prepaid expenses and other current assets	400,627	38
Total current assets	496,375	2,319,280
Property and equipment, net	7,770	9,780
Intangible asset, net	296,298	-
Total assets	$800,443	$2,329,060

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$486,900	$46,915
Note payable	7,500	-
Total liabilities	494,400	46,915

Commitments and contingencies (Note 9)	-	-

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of both December 31, 2025 and 2024	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 9,785,056 and 9,785,056 shares issued and outstanding as of December 31, 2025 and 2024, respectively	9,785	9,785
Additional paid-in capital	39,926,360	32,410,928
Accumulated deficit	(39,630,102)	(30,138,568)
Total stockholders’ equity	306,043	2,282,145
Total liabilities and stockholders’ equity	$800,443	$2,329,060

The accompanying notes are an integral part of these financial statements.

F-3

Agassi Sports Entertainment Corp.,

formerly Global Acquisitions Corporation

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2025	2024
Operating Expenses:
General & administrative	9,490,540	$793,749

Total operating expenses	(9,490,540)	(793,749)

Interest Expense	(994)	-

Total expense	(9,491,534)	(793,749)

Net loss before provision for income tax	(9,491,534)	(793,749)
Provision for income tax expense	-	-

Net Loss	$(9,491,534)	$(793,749)
Weighted average number of common shares outstanding-basic and fully diluted	9,785,056	6,788,997

Net loss per share – basic and fully diluted	$(0.97)	$(0.12)

 The accompanying notes are an integral part of these financial statements.

F-4

Agassi Sports Entertainment Corp.,

formerly Global Acquisitions Corporation

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

 FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances, December 31, 2023	5,658,123	$5,658	$28,728,912	$(29,344,819)	$(610,249)
Shares issued pursuant to settlement of payables	1,495,390	1,495	592,175	-	593,670
Issuance of common stock pursuant to private placement	2,631,543	2,632	2,497,368	-	2,500,000
Offering costs	-	-	(27,394)	-	(27,394)
Stock-based compensation	-	-	619,867	-	619,867
Net loss	-	-	-	(793,749)	(793,749)
Balances, December 31, 2024	9,785,056	9,785	32,410,928	(30,138,568)	2,282,145
Warrants issued in acquisition of intangibles	-	-	283,287	-	283,287
Stock-based compensation	-	-	7,232,145	-	7,232,145
Net loss	-	-	-	(9,491,534)	(9,491,534)
Balances, December 31, 2025	9,785,056	$9,785	$39,926,360	$(39,630,102)	$306,043

The accompanying notes are an integral part of these financial statements.

F-5

Agassi Sports Entertainment Corp.,

formerly Global Acquisitions Corporation

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(9,491,534)	$(793,749)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,999	270
Stock-based compensation expense	7,232,145	619,867
Non-cash legal expense financed by note payable	-	-
Non-cash interest expense	994	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(400,589)	-
Accounts payable and accrued expenses	438,991	24,235
Net cash used in operating activities	(2,198,494)	(149,377)
Cash flows from investing activities:
Purchase of property and equipment	-	(10,050)
Acquisition of intangible asset	(25,000)	-
Net cash used in investing activities	(25,000)	(10,050)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	-	2,472,606
Proceeds from related parties	-	6,063
Net cash provided by financing activities	-	2,478,669
Net change in cash and cash equivalents	(2,223,494)	2,319,242
Cash and cash equivalents at beginning of year	2,319,242	-
Cash and cash equivalents at end of year	$95,748	$2,319,242

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of non-cash financing activities:
Warrants issued in acquisition of intangibles	$283,287	$-
Shares issued pursuant to settlement of payables	$-	$593,670
Note payable issued for legal expense	$7,500	$-

The accompanying notes are an integral part of these financial statements.

F-6

Agassi Sports Entertainment Corp.,

formerly Global Acquisitions Corporation

Notes to Condensed Financial Statements

NOTE 1. ORGANIZATIONAL STRUCTURE AND BASIS OF PRESENTATION

a.  ORGANIZATION

Agassi Sports Entertainment Corp. (the “Company”) was incorporated in Nevada on March 6, 1984, under the name “Sporting Life, Inc.” The Company’s name was changed to “St. Andrews Golf Corporation” on December 27, 1988, to “Saint Andrews Golf Corporation” on August 12, 1994, and to “All-American SportPark, Inc.” (“AASP”) on December 14, 1998. Effective February 15, 2021, the name of the Company was changed to “Global Acquisitions Corporation.” On March 31, 2025, the Company legally changed its name from “Global Acquisitions Corporation” to “Agassi Sports Entertainment Corp.”

On June 10, 2016, the Company entered into a Transfer Agreement for the sale and transfer of the Company’s 51% interest in All-American Golf Center, Inc. (“AAGC”), which at the time constituted substantially all of the Company’s assets. On October 18, 2016, the Company completed the closing of the Transfer Agreement pursuant to which the Company transferred the 51% interest in AAGC to Ronald Boreta, the Chief Executive Officer, President and director of the Company and John Boreta, his brother, who was at the time a member of the Board of Directors of the Company (collectively, the “Boretas”), and also issued to the Boretas 1,000,000 shares of the Company’s common stock, in exchange for the cancellation of promissory notes held by the Boretas and accrued interest totaling $8,864,255. AAGC constituted substantially all of the Company’s assets and following the closing of the Transfer Agreement, the Company had no or nominal operations and no or nominal assets and was therefore considered to be a “Shell Company” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company remained a “Shell Company” until May 31, 2025, when the Company entered into that certain Trademark Acquisition Agreement dated May 31, 2025, discussed in greater detail below under Note 5.

In connection with the closing of the Transfer Agreement, AAGC assumed the obligation of the Company to pay Ronald Boreta for deferred salary of $340,000. In addition, AAGC cancelled $4,267,802 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas cancelled $1,286,702 owed to them by the Company. In addition, the Company cancelled $27,615 of amounts due from entities controlled by the Boretas.

Also, as a result of the Transfer Agreement, on October 18, 2016, the Company derecognized the assets and liabilities of AAGC.

The sale and transfer of the Company’s 51% interest in AAGC to the controlling shareholders of the Company is a common control transaction and recorded at book value. Any difference between the proceeds received by the Company and the book value of assets and liabilities of AAGC, cancellation of promissory notes and accrued interest, assumption of deferred salary, cancellation of amounts due to and due from entities controlled by the Boretas is recognized as a capital transaction with no gain or loss recorded.

b. BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America. (“GAAP”).

c. BUSINESS ACTIVITIES

At this time, the Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to the Company by persons or firms who or which desire to seek the perceived advantages of a corporation whose securities are registered pursuant to the Exchange Act.  The Company is currently focused on opportunities in the pickleball and padel industries.

F-7

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. USE OF ESTIMATES

The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, the determination of the provision for income taxes and fair value of warrants. The Company bases the estimates on historical experience and on various other assumptions that are believed to be reasonable. Actual results could differ from those estimates.

b. CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c. CASH DEPOSITS

Time deposits represent interest-bearing deposits with financial institutions that have original maturities of greater than three months and are classified within “Prepaid expenses and other current assets” on the balance sheets due to their expected use within one year. Time deposits are recorded at cost, which approximates fair value due to their short-term maturities.

The Company monitors the creditworthiness of the financial institutions with which time deposits are placed and does not believe it is exposed to significant credit risk. The Company has not experienced any losses related to these instruments during the periods presented.

d. PROPERTY AND EQUIPMENT, NET

Property and equipment are stated at cost less accumulated depreciation and amortization. Property and equipment consists of computer equipment and depreciation expense is recognized using the straight-line method over the estimated useful life of five years for computer and equipment.

When assets are retired or otherwise disposed of, the cost, accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the statements of operations in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred.

The following is a summary of property and equipment as of:

	December 31,
	2025	2024
Computer and equipment	$10,050	$10,050
Accumulated depreciation	(2,280)	(270)
Property and equipment, net	$7,770	$9,780

Depreciation expense was $2,010 and $270 for the years ended December 31, 2025 and 2024, respectively.

F-8

e. INTANGIBLE ASSET

Intangible assets are amortized over the respective estimated lives on a straight-line basis, unless the lives are determined to be indefinite and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. Impairment testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value. Impairment charges, if any, are recorded in the period in which the impairment is detected. As of December 31, 2025, intangible asset consists of the trademark acquired from Patrick J. Rolfes and Ted Angelo (the “Sellers”), the owners of the trademark for “World Series of Pickleball” (the “Trademark”). Pursuant to the Trademark Acquisition Agreement, we acquired all rights to, and ownership of, the Trademark, in consideration for $25,000 in cash and warrants to purchase 50,000 shares of the Company’s common stock with a fair value of $283,287 (see Notes 5 and 6). The Trademark is amortized over its estimated useful life of 15 years, which represents the estimated protection life of the asset.

Amortization expense was $11,989 for the year ended December 31, 2025. The carrying value of the related asset remaining for amortization as of December 31, 2025 was $296,298.

Future amortization expense is as follows:

Year ended December 31,	Amount
2026	$20,552
2027	20,552
2028	20,552
2029	20,552
Thereafter	214,088
Total	$296,298

f. IMPAIRMENT OF LONG-LIVED ASSETS

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on its long-lived assets as of December 31, 2025.

g. INCOME TAXES

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

F-9

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

h. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted Accounting Standards Codification (ASC) 820 “Fair Value Measurement” related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Observable inputs such as quoted prices in active markets;

●	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

At December 31, 2025 and 2024, the carrying amount of due to related party and accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments.

i. EARNINGS (LOSS) PER SHARE

Basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Basic earnings per share are computed using the weighted average number of shares of common stock and common stock equivalent shares outstanding during the year. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. As of December 31, 2025, we had 4,925,000 outstanding warrants to purchase shares of common stock.

Loss per share is computed by dividing reported net loss by the weighted average number of common shares outstanding during the year. The weighted-average number of common shares used in the calculation of basic loss per share was 9,785,056 in 2025 and 6,788,997 in 2024, respectively.

j. RELATED PARTIES

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

k. STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation to employees in accordance with Financial Accounting Standards Board (FASB) ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

F-10

l. SEGMENT INFORMATION

In accordance with ASC 280, Segment Reporting (“ASC 280”), we identify our operating segments according to how our business activities are managed and evaluated. ASC 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), which is Ronald S. Boreta, its President and CEO, in deciding how to allocate resources and assess performance.

m. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which is intended to enhance the transparency and decision usefulness of income tax disclosures. The guidance addresses investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. The guidance is effective for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 on January 1, 2025. The adoption of ASU 2023-09 has not had a material impact on the Company’s financial statements and disclosures.

The Company believes there was no other new accounting guidance adopted but not yet effective that either has not already been disclosed in prior reporting periods or is relevant to the readers of the Company’s financial statements.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

NOTE 3 – SEGMENT REPORTING

The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	Year Ended
	December 31,
	2025	2024
Total operating expenses	$9,490,540	$793,749

The key measures of segment profit or loss reviewed by our CODM are operating expenses. Operating costs are reviewed and monitored by the CODM to manage and forecast cash. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

F-11

NOTE 4.  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, for the years ended December 31, 2025 and 2024, the Company had a net loss of $9,491,534 and $793,749, respectively. As of December 31, 2025, the Company had an accumulated deficit of $39,630,102. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company’s management believes that its operations will not be sufficient to fund operating cash needs over at least the next 12 months. The Company may require additional funding in the future. The Company plans to raise additional required funding when required through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If the Company is unable to access additional capital moving forward, it may hurt its ability to grow and to generate revenues.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 5. TRADEMARK ACQUISITION

On May 31, 2025, the Company entered into a Trademark Acquisition Agreement with Patrick J. Rolfes and Ted Angelo, the owners of the trademark for “World Series of Pickleball”. Pursuant to the Trademark Acquisition Agreement, the Company acquired all rights to, and ownership of, the Trademark, in consideration for $25,000 in cash and warrants to purchase 50,000 shares of the Company’s common stock (with warrants to purchase 25,000 shares granted to each seller)(the “Sellers Warrants”).

The Trademark Acquisition Agreement includes customary representations and indemnification obligations of the sellers, for a transaction of the size and type, as the Trademark acquisition. As additional consideration payable to each of the sellers, we agreed that during the lifetime of each of the sellers, we would furnish them an aggregate of six (6) VIP tickets to all World Series of Pickleball events produced by or on behalf of the Company.  Such tickets are subject to all the rules and regulations, including standards of behavior, applicable to tickets generally.

The Sellers Warrants have an exercise price of $5.75 per share (the closing sales price of the Company’s common stock on the last trading day prior to the entry into the Trademark Acquisition Agreement) and a three year term and are exercisable only on a cash basis. The Sellers Warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by either holder, with at least 61 days prior written notice to the Company.

NOTE 6. CAPITAL STOCK, STOCK OPTIONS, AND INCENTIVES

PREFERRED STOCK

Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and December 31, 2024.  The Company’s Board of Directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividends rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

COMMON STOCK

Effective February 15, 2022, the number of authorized shares of common stock, $0.001 par value, was increased to 500,000,000 shares.

F-12

Effective on July 3, 2024, the Company issued 1,495,390 shares of common stock in exchange for the release of obligations of the Company to repay expenses in the aggregate amount of $593,670 for expenses of the Company previously paid by the related parties. The shares were issued at an implied price of $0.397 per share.

In November 2024, the Company issued an aggregate of 2,631,543 shares of restricted common stock for gross proceeds of $2,500,000, or $0.95 per share, in a private placement. In connection with this offering, the Company incurred $27,394 in offering costs.

There were 9,785,056 and 9,785,056 shares of common stock issued and outstanding as of December 31, 2025 and 2024, respectively.

WARRANTS

The following is a summary of warrants for the years ended December 31, 2025 and 2024:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2023	-	$-	$-
Granted	2,975,000	0.40	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2024	2,975,000	0.40	7,000,175
Granted	1,950,000	3.87	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2025	4,925,000	$1.77	$20,592,675

Exercisable as of December 31, 2024	2,975,000	$0.40	$7,000,175
Exercisable as of December 31, 2025	4,925,000	$1.77	$20,592,675

The weighted-average remaining term of the warrants outstanding was 3.87 years as of December 31, 2025.

The Company, for consulting services agreed to be rendered, on March 6, 2025, issued to Darren Cahill, warrants to purchase up to 250,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The Company, for consulting services agreed to be rendered, on March 6, 2025, issued to Justin Gimblestob, warrants to purchase up to 500,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The Company, for services agreed to be rendered as the Company’s Chief Financial Officer, on March 6, 2025, issued to Shawn Cable, warrants to purchase up to 100,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

F-13

In connection with the Trademark Purchase Agreement discussed in greater detail under Note 6, the Company granted the Sellers warrants to purchase 50,000 shares of the Company’s common stock. The warrants have an exercise price of $5.75 per share (the closing sales price of the Company’s common stock on the last trading day prior to the entry into the Trademark Acquisition Agreement) and a three-year term and are exercisable only on a cash basis. The warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by either holder, with at least 61 days prior written notice to the Company.

In connection with the Trademark Purchase Agreement discussed in greater detail under Note 6, the Company granted the Sellers warrants to purchase 50,000 shares of the Company’s common stock. The warrants have an exercise price of $5.75 per share (the closing sales price of the Company’s common stock on the last trading day prior to the entry into the Trademark Acquisition Agreement) and a three year term and are exercisable only on a cash basis. The warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by either holder, with at least 61 days prior written notice to the Company.

The Company, for consulting services agreed to be rendered, on October 31, 2025, issued to Stefanie Graf, warrants to purchase 1,000,000 shares of the Company’s common stock, at the exercise price of $5.50 per share of common stock. The warrants expire on October 31, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The fair value of the warrants was $7,515,432 and $619,867, respectively, during the years ended December 31, 2025 and 2024, which was valued using the Black-Scholes pricing model using the range of inputs as indicated below:

	Year Ended December 31,
	2025	2024
Risk-free interest rate	3.71% - 4.06%	4.33%
Expected term (in years)	3 years - 5 years	5.00
Expected volatility	259.67% - 279.43%	244.14%
Expected dividend yield	0.00%	0.00%

The Company capitalized $283,287 in intangible asset pertaining to these warrants on May 31, 2025, based on the vesting conditions noted above. The Company recognized $7,232,145 and $619,867 in stock-based compensation expense pertaining to these warrants during the years ended December 31, 2025 and 2024, based on the vesting conditions noted above.

NOTE 7. RELATED PARTY TRANSACTIONS

Due to related parties

AAGC has in the past, advanced funds to pay certain expenses of the Company. The Company formerly owned a 51% interest in AAGC.

On July 3, 2024, the Company entered into a share purchase agreement with All American Golf Center, Inc., pursuant to which the Creditor agreed to exchange shares of the Company’s common stock in consideration for the Creditor’s release of obligations of the Company to repay expenses in the aggregate amount of $593,670 for expenses of the Company previously paid by the Creditor.  Pursuant to the Purchase Agreement, the 1,495,390 shares of common stock to be issued by the Company to the Creditor upon consummation of the exchange was determined based upon an implied price per share of common stock, equal to $0.397. The Creditor is an existing significant stockholder of the Company that is owned and controlled by Ronald S. Boreta, President, Chief Executive Officer, Secretary, and a director of the Company, and John Boreta, a then director of the Company. At December 31, 2025 and December 31, 2024, the total amounts owed to All-American Golf Center, Inc. were $0.

F-14

Effective on July 3, 2024, the Company issued 1,495,390 shares of common stock in exchange for the release of obligations of the Company to repay expenses in the aggregate amount of $593,670 (the “Payables”) for expenses of the Company previously paid by AAGC.

Also on July 3, 2024, the Company issued warrants to purchase 2,975,000 shares of common stock at an exercise price of $0.397 per share, (i) to James Askew, an individual, who was subsequently appointed as a member of the Board of Directors of the Company (Warrants to purchase 2,269,583 shares of common stock), and (ii) to Investments AKA, LLC, a limited liability company indirectly controlled by Andre Agassi (Warrants to purchase 705,417 shares of common stock).  The Warrants vested immediately. The Warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the Warrant. The Warrants were issued to the Warrant Holders in consideration of services and support previously performed and provided, and expected to be performed or provided, by the Warrant Holders in furtherance of the Company’s business objectives.

The Company also entered into a Consulting Agreement, dated July 3, 2024, with Askew with respect to his services and the issuance of his Warrants.

The Company’s corporate offices are located at 1120 N Town Center Drive, Suite 160, Las Vegas, Nevada 89144 in space shared with Agassi Graf Holding, which is provided to the Company without charge.

NOTE 8. INCOME TAXES

Tax Cuts and Jobs Act (TCJA) — Impact on NOL Carryforward Rules

On December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act (the “2017 Tax Act”). The 2017 Tax Act reduced the federal corporate income tax rate from 35% to 21%, effective January 1, 2018, and significantly modified net operating loss (NOL) carryforward rules under IRC §172, as follows:

●	For NOLs arising in tax years before January 1, 2018: carryback 2 years and carryforward 20 years, at 100% offset of taxable income.

●	For NOLs arising in tax years beginning after December 31, 2017: no carryback, indefinite carryforward, but utilization limited to 80% of taxable income in any given year, per IRC §172 as amended by TCJA.

The re-measurement of deferred taxes at the new 21% corporate rate reduced the Company’s net deferred tax assets, before valuation allowance, by approximately $2.2 million upon enactment. Due to the full valuation allowance maintained at that time, the change in deferred taxes was fully offset by a corresponding change in the valuation allowance with no net income statement impact, consistent with ASC 740-10-45-15.

The components of income tax provision (benefit) for the years ended December 31, 2025 and 2024 are as follow:

	2025	2024
Current taxes:
Federal	$—	$—

Total current taxes	—	—
Deferred tax provision (benefit)	—	—

Income tax provision (benefit)	$—	$—

F-15

A reconciliation of the income tax (provision) benefit at the statutory rate of 21% for the years ended December 31, 2025 and 2024 to the Company’s effective tax rate is as follows:

	2025	2024
U.S. Statutory tax rate	21.0%	21.0%
Change in valuation reserve on deferred tax assets	(21)%	(21)%

Income tax (provision) benefit	—%	—%

Significant components of the Company’s deferred tax assets (liabilities) as of December 31, 2025 and 2024 are as follows:

Rate Reconciliation

In accordance with ASU 2023-09, the following table presents the rate reconciliation in both percentage and dollar amounts for the years ended December 31, 2025 and 2024:

	Year Ended December 31, 2025		Year Ended December 31, 2024
	Amount	Percentage	Amount	Percentage
Tax benefit at U.S. federal statutory rate (21%)	$(1,993,222)	21.0%	$(166,687)	21.0%
State income taxes, net of federal benefit	—	0.0%	—	0.0%
Change in valuation allowance	1,993,222	21.0%	166,687	21.0%
Effective income tax rate	$—	0.0%	$—	0.0%

	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$1,674,489	$1,200,018
Stock-based compensation	1,648,922	130,172
Total deferred tax assets	3,323,412	1,330,190
Valuation allowance	(3,323,412)	(1,330,190)

Net deferred tax assets (liability)	$—	$—

Net Operating Loss Carryforwards.

As of December 31, 2025 and 2024, the Company had federal NOL carryforwards of approximately $7,973,759 and $5,714,370, respectively. Of the 2025 balance, approximately $4,924,619 relates to pre-2018 vintages subject to the 20-year carryforward period (expiring 2026–2037), and approximately $3,049,140 relates to post-2017 vintages with indefinite carryforward, subject to the 80% annual taxable income utilization limit under IRC §172 as amended by TCJA.

The NOL carryforwards are segregated by vintage year and subject to different expiration and utilization rules as follows:

Tax Year	NOL Amount	Expiration	Applicable Rules
2006	$509,749	2026	Subject to 20-year expiration limit
2007	$807,208	2027	Subject to 20-year expiration limit
2009	$778,247	2029	Subject to 20-year expiration limit
2010	$294,973	2030	Subject to 20-year expiration limit
2011	$417,724	2031	Subject to 20-year expiration limit
2012	$448,045	2032	Subject to 20-year expiration limit
2013	$294,807	2033	Subject to 20-year expiration limit
2014	$311,759	2034	Subject to 20-year expiration limit
2015	$349,180	2035	Subject to 20-year expiration limit
2016	$627,123	2036	Subject to 20-year expiration limit
2017	$85,804	2037	Subject to 20-year expiration limit
2018	$235,550	Indefinite	80% taxable income limit (TCJA §172)
2019	$83,826	Indefinite	80% taxable income limit (TCJA §172)
2020	$70,828	Indefinite	80% taxable income limit (TCJA §172)
2021	$98,362	Indefinite	80% taxable income limit (TCJA §172)
2022	$57,428	Indefinite	80% taxable income limit (TCJA §172)
2023	$69,875	Indefinite	80% taxable income limit (TCJA §172)
2024	$173,882	Indefinite	80% taxable income limit (TCJA §172)
2025	$2,259,389	Indefinite	80% taxable income limit (TCJA §172)
Total	$7,973,759

F-16

IRC §382 Limitations.

The Company’s ability to utilize NOL carryforwards may be limited under IRC §382 if cumulative ownership changes exceed 50% within any three-year period. Management is monitoring for potential ownership changes and will conduct a formal §382 analysis as warranted.

Valuation Allowance.

A 100% valuation allowance of $3,323,412 (2025) and $1,330,190 (2024) has been established against net deferred tax assets. The $1,993,222 increase reflects current-year losses. Management determined it is more likely than not that the deferred tax assets will not be realized based on the Company’s history of cumulative losses and uncertainty of generating sufficient future taxable income.

Income Taxes Paid

In accordance with ASU 2023-09, the following discloses cash paid for income taxes for the years ended December 31, 2025 and 2024:

	2025	2024
Cash paid for federal income taxes	$—	$—
Cash paid for state income taxes	—	—

Total cash paid for income taxes	$—	$—

Uncertain Tax Positions

As of December 31, 2025 and 2024, there are no material uncertain tax positions requiring recognition. No interest or penalties related to income taxes have been accrued. Tax years 2022 through 2025 remain open for examination.

NOTE 9. COMMITMENTS AND CONTINGENCIES

The Company has no commitments.

F-17

NOTE 10. SUBSEQUENT EVENTS

The Company has evaluated events through March 31, 2026, the filing date of this Annual Report on Form 10-K and determined that there have been no additional subsequent events that occurred that would require adjustments to our disclosures in the financial statements, other than the following:

IBM Agreement and Cloud Services

The Company entered into an Embedded Solution Agreement with International Business Machines Corporation (“International Business”) for cloud integration in its tennis and pickleball mobile application. The agreement involves a non-refundable $500,000 commitment for the first year ending January 31, 2027, and a subsequent $3,300,000 commitment through January 31, 2031, which becomes non-refundable unless terminated by December 31, 2026. The Company is also eligible for up to $250,000 in discretionary cloud credits for development and testing. The arrangement includes an initial one-year term with an automatic four-year renewal, subject to the Company’s termination rights, and provides for technical support and eventual month-to-month continuity.

Consultant Warrant Issuance

On February 3, 2026, the Company granted a third-party consultant warrants to purchase up to 200,000 shares of common stock at $5.00 per share, with a three-year term and cashless exercise rights. These warrants vest in two equal tranches: 100,000 shares immediately and 100,000 shares on the first anniversary of the grant.

Director and Affiliate Warrant Exercises

In early February 2026, two significant warrant exercises were completed on a cashless basis at an exercise price of $0.397 per share. On February 4, 2026, director James Askew exercised warrants to purchase 2,269,583 shares of common stock on a cashless basis, resulting in the net issuance of 2,097,740 common shares after the forfeiture of 171,843 shares for the aggregate exercise price. Subsequently, on February 6, 2026, Investments AKA, LLC (controlled by Andre Agassi) exercised warrants to purchase 705,417 shares of common stock, resulting in the net issuance of 651,231 common shares after the forfeiture of 54,186 shares for the aggregate exercise price.

Share Issuance

On February 6, 2026, the Company issued an aggregate of 19,223 shares of common stock of the Company to an individual upon the conversion (effective December 31, 2024), of all principal and interest due under a $7,500 convertible promissory note dated September 30, 2024, held by the individual as of December 31, 2024, and pursuant to the conversion rights set forth in such convertible promissory note, including a conversion price of $0.40 per share.

Subscription Agreements

On March 13, 2026, the Company entered into two Subscription Agreements with two accredited investors (the “2026 Investors”), pursuant to which the 2026 Investors purchased an aggregate of 80,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $400,000. The Subscription Agreements included customary representations and warranties of the Investors and the Company.

One of the 2026 Investors was the Boreta Lifetime Trust, whose trustee is Ronald S. Boreta, the Company’s President, Chief Executive Officer and director. The Boreta Trust purchased 50,000 shares of restricted common stock for $5.00 per share or $250,000 in aggregate.

Employment Agreement

On March 25, 2026 and effective on March 1, 2026, we entered into an Executive Employment Agreement with our Chief Executive Officer and director, Mr. Ronald S. Boreta (the “Employment Agreement”).  The Employment Agreement provides for Mr. Boreta to continue to serve as Chief Executive Officer of the Company for a five-year term extending through February 28, 2031, provided that the agreement automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the Employment Agreement.

F-18

The Employment Agreement provides for Mr. Boreta to receive an annual base salary of $270,000 (the “Base Salary”). The Employment Agreement also required the Company to (i) pay Mr. Boreta a sign-on bonus of equal to $250,000 in cash, payable at signing, which amount was not paid; and (ii) grant to Mr. Boreta 300,000 restricted stock units, settleable in shares of common stock, vesting 1/3 equally on each of December 31, 2026, December 31, 2027, and December 31, 2028 (the “Restricted Stock Units”). The Restricted Stock Units and the grant thereof are subject to approval by the Company’s Board of Directors (the “Board”), which the Board expects to approve promptly following the filing of a contemplated Form S-8 registration statement, subject to the terms and conditions of an equity compensation plan which was adopted by the Company and one or more award agreements.

Pursuant to the terms of the Employment Agreement, Mr. Boreta’s annual compensation package includes (1) the Base Salary (described above), which is subject to automatic 10% annual increases, and (2) a discretionary bonus payment to be determined in the sole discretion of the Board (or the Compensation Committee of the Board, if any) in the targeted amount of 50% of the Base Salary (the “Cash Bonus”). Mr. Boreta is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

2026 Equity Incentive Plan

On March 23, 2026, the Board of Directors adopted the Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan, which became effective on the same date (the “2026 Plan”).

The 2026 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock units; (v) shares in performance of services; (vi) other awards of equity or equity based compensation; or (vii) any combination of the foregoing. In making such determinations, the Board or Compensation Committee may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board or Compensation Committee, in its discretion shall deem relevant.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2026 Plan is 1,500,000.

Private Placement Subscription

On March 30, 2026, the Company entered into a Subscription Agreement with an accredited investor (the “Investor”), pursuant to which the Investor purchased an aggregate of 50,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $250,000. The Subscription Agreements included customary representations and warranties of the Investor and the Company. The Subscription Agreement also provided the Investor three year piggyback registration rights. Pursuant to a side letter entered into with the Investor at the time of the subscription, the Investor was also granted demand registration rights, in the event that the shares purchased by the Investor were not already registered under the Securities Act or available for sale under Rule 144 one year from the date of the sale, and we also granted the Investor first opportunity rights with respect to the sale of pickleball equipment at World Series of Pickleball events, the specific terms of which will be negotiated in good faith by the parties and a free basic sponsorship placement in the Company’s inaugural World Series of Pickleball event, which the Company expects to occur next year.

F-19

Agassi Sports Entertainment Corp.,

Condensed Balance Sheets

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$316,989	$95,748
Prepaid expenses and other current assets	1,198	400,627
Total current assets	318,187	496,375
Property and equipment, net	18,413	7,770
Intangible asset, net	291,160	296,298
Total assets	$627,760	$800,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,191,997	$486,900
Note payable	-	7,500
Total liabilities	1,191,997	494,400

Commitments and contingencies	-	-

Stockholders’ equity (deficit):

Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of both March 31, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 12,683,250 and 9,785,056 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	12,683	9,785
Additional paid-in capital	41,563,496	39,926,360
Accumulated deficit	(42,140,416)	(39,630,102)
Total stockholders’ equity (deficit)	(564,237)	306,043
Total liabilities and stockholders’ equity	$627,760	$800,443

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-20

Agassi Sports Entertainment Corp.,

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ending March 31,
	2026	2025
Operating Expenses:

General and administrative expenses	$2,510,314	$1,665,246

Total operating expenses	2,510,314	1,665,246
Loss from operations	(2,510,314)	(1,665,246)

Net Loss	(2,510,314)	(1,665,246)

Weighted average number of common shares outstanding - basic and fully diluted	11,477,831	9,785,056

Net loss per share- basic and fully diluted	$(0.22)	$(0.17)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-21

Agassi Sports Entertainment Corp.,

Condensed Statements of Changes in Stockholders’ Deficit

 (Unaudited)

For the Three Months Ended March 31, 2026 and 2025

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances, December 31, 2024	9,785,056	$9,785	$32,410,928	$(30,138,568)	$2,282,145
Stock based compensation	-	-	1,440,777	-	1,440,777
Net loss	-	-	-	(1,665,246)	(1,665,246)
Balances, March 31, 2025	9,785,056	9,785	33,851,705	(31,803,814)	2,057,676
Balances, December 31, 2025	9,785,056	9,785	39,926,360	(39,630,102)	306,043
Shares issued for cash	130,000	130	649,870	-	650,000
Conversion of note payable to common stock	19,223	19	8,560	-	8,579
Exercise of warrants	2,784,971	2,749	(2,749)	-	-

Stock Based Compensation	-	-	981,455	-	981,455

Net loss	-	-	-	(2,510,314)	(2,510,314)
Balances, March 31, 2026	12,683,250	$12,683	$41,563,496	$(42,140,416)	$(564,237)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-22

Agassi Sports Entertainment Corp.,

Condensed Statements of Cash Flows

(Unaudited)

	For the three months ended
	March,
	2026	2025

Cash flows from operating activities:
Net loss	$(2,510,314)	$(1,665,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,634	496
Stock-based compensation expense	981,455	1,440,777
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	399,429	(112)
Accounts payable and accrued expenses	706,176	23,676
Net cash used in operating activities	(417,620)	(247,761)
Cash flows from investing activities:
Purchase of property and equipment	(11,139)	-
Net cash used in investing activities	(11,139)	-
Cash flows from financing activities:
Proceeds from shares issued	650,000	-
Net cash provided by financing activities	650,000	-
Net change in cash and cash equivalents	221,241	(247,761)
Cash and cash equivalents at beginning of year	95,748	2319,242
Cash and cash equivalents at end of year	$316,989	$2,071,481

Supplemental disclosure of non-cash financing activities:
Conversion of note payable and accrued interest into common stock	$8,579	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-23

Agassi Sports Entertainment Corp.,

formerly Global Acquisitions Corporation

Notes to Condensed Financial Statements

(Unaudited)

NOTE 1. ORGANIZATIONAL STRUCTURE AND BASIS OF PRESENTATION

a.  ORGANIZATION

Agassi Sports Entertainment Corp. (the “Company”) was incorporated in Nevada on March 6, 1984, under the name “Sporting Life, Inc.” The Company’s name was changed to “St. Andrews Golf Corporation” on December 27, 1988, to “Saint Andrews Golf Corporation” on August 12, 1994, and to “All-American SportPark, Inc.” (“AASP”) on December 14, 1998. Effective February 15, 2021, the name of the Company was changed to “Global Acquisitions Corporation.” On March 31, 2025, the Company legally changed its name from “Global Acquisitions Corporation”, to “Agassi Sports Entertainment Corp.”

On June 10, 2016, the Company entered into a Transfer Agreement for the sale and transfer of the Company’s 51% interest in All-American Golf Center, Inc. (“AAGC”), which at the time constituted substantially all of the Company’s assets. On October 18, 2016, the Company completed the closing of the Transfer Agreement pursuant to which the Company transferred the 51% interest in AAGC to Ronald Boreta, the Chief Executive Officer, President and director of the Company and John Boreta, his brother, who was at the time a member of the Board of Directors of the Company (collectively, the “Boretas”), and also issued to the Boretas 1,000,000 shares of the Company’s common stock, in exchange for the cancellation of promissory notes held by the Boretas and accrued interest totaling $8,864,255. AAGC constituted substantially all of the Company’s assets and following the closing of the Transfer Agreement, the Company had no or nominal operations and no or nominal assets and was therefore considered to be a “Shell Company” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company remained a “Shell Company” until May 31, 2025, when the Company entered into that certain Trademark Acquisition Agreement dated May 31, 2025, discussed in greater detail below under Note 5.

In connection with the closing of the Transfer Agreement, AAGC assumed the obligation of the Company to pay Ronald Boreta for deferred salary of $340,000. In addition, AAGC cancelled $4,267,802 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas cancelled $1,286,702 owed to them by the Company. In addition, the Company cancelled $27,615 of amounts due from entities controlled by the Boretas.

Also, as a result of the Transfer Agreement, on October 18, 2016, the Company derecognized the assets and liabilities of AAGC.

The sale and transfer of the Company’s 51% interest in AAGC to the controlling shareholders of the Company is a common control transaction and recorded at book value. Any difference between the proceeds received by the Company and the book value of assets and liabilities of AAGC, cancellation of promissory notes and accrued interest, assumption of deferred salary, cancellation of amounts due to and due from entities controlled by the Boretas is recognized as a capital transaction with no gain or loss recorded.

b. BASIS OF PRESENTATION

The unaudited condensed interim financial statements included herein, presented in accordance with United States Generally Accepted Accounting Principles (GAAP) and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these unaudited condensed interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2025 and notes thereto included in the Company’s Annual Report on Form 10-K. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for interim periods may not be indicative of annual results.

F-24

c. BUSINESS ACTIVITIES

At this time, the Company’s plan is to create and manage unique content, building sports communities around entertainment, media, wellness, education, commerce, and charitable efforts, with the goal of becoming a leading media and entertainment company in the world of racket sports.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. USE OF ESTIMATES

The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, the determination of the provision for income taxes and fair value of warrants. The Company bases the estimates on historical experience and on various other assumptions that are believed to be reasonable. Actual results could differ from those estimates.

b. CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c. CASH DEPOSITS

Time deposits represent interest-bearing deposits with financial institutions that have original maturities of greater than three months and are classified within “Prepaid expenses and other current assets” on the balance sheets due to their expected use within one year. Time deposits are recorded at cost, which approximates fair value due to their short-term maturities.

The Company monitors the creditworthiness of the financial institutions with which time deposits are placed and does not believe it is exposed to significant credit risk. The Company has not experienced any losses related to these instruments during the periods presented.

d. PROPERTY AND EQUIPMENT, NET

Property and equipment are stated at cost less accumulated depreciation and amortization. Property and equipment consist of computer equipment and depreciation expense is recognized using the straight-line method over the estimated useful life of five years for computer and equipment.

When assets are retired or otherwise disposed of, the cost, accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the statements of operations in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred.

F-25

The following is a summary of property and equipment as of:

	March 31,	December 31,
	2026	2025
Computer and equipment	$21,189	$10,050
Accumulated depreciation	(2,776)	(2,280)
Property and equipment, net	$18,413	$7,770

Depreciation expense was $496 and $496 for the three months ended March 31, 2026 and 2025, respectively.

e. INTANGIBLE ASSET

Intangible assets are amortized over the respective estimated lives on a straight-line basis, unless the lives are determined to be indefinite and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. Impairment testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value. Impairment charges, if any, are recorded in the period in which the impairment is detected. As of December 31, 2025, intangible asset consists of the trademark acquired from Patrick J. Rolfes and Ted Angelo (the “Sellers”), the owners of the trademark for “World Series of Pickleball” (the “Trademark”). Pursuant to the Trademark Acquisition Agreement, we acquired all rights to, and ownership of, the Trademark, in consideration for $25,000 in cash and warrants to purchase 50,000 shares of the Company’s common stock with a fair value of $283,287 (see Notes 5 and 6). The Trademark is amortized over its estimated useful life of 15 years, which represents the estimated protection life of the asset.

Amortization expense was $5,138 and $0 for the three months ended March 31, 2026 and 2025, respectively. The carrying value of the related asset remaining for amortization as of March 31, 2026 was $291,160. (see Note 5).

f. IMPAIRMENT OF LONG-LIVED ASSETS

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on its long-lived assets as of March 31, 2026.

g. INCOME TAXES

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

F-26

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

h. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted Accounting Standards Codification (ASC) 820 “Fair Value Measurement” related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Observable inputs such as quoted prices in active markets;

●	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

At March 31, 2026 and December 31, 2025, the carrying amount of due to related party and accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments.

i. EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share exclude any dilutive effects of options, warrants, and convertible securities. Basic earnings per share are computed using the weighted average number of shares of common stock and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. As of March 31, 2026, we had 2,150,000 outstanding warrants to purchase shares of common stock.

Loss per share is computed by dividing reported net loss by the weighted average number of common shares outstanding during the period. The weighted-average number of common shares used in the calculation of basic loss per share was 11,477,831 and 9,785,056 for the three months ended March 31, 2026 and 2025, respectively.

j. RELATED PARTIES

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

F-27

k. STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation to employees in accordance with Financial Accounting Standards Board (FASB) ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

l. SEGMENT INFORMATION

In accordance with ASC 280, Segment Reporting (“ASC 280”), we identify our operating segments according to how our business activities are managed and evaluated. ASC 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), which is Ronald S. Boreta, its President and CEO, in deciding how to allocate resources and assess performance.

m. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which is intended to enhance the transparency and decision usefulness of income tax disclosures. The guidance addresses investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. The guidance is effective for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 on January 1, 2025. The adoption of ASU 2023-09 has not had a material impact on the Company’s financial statements and disclosures.

The Company believes there was no other new accounting guidance adopted but not yet effective that either has not already been disclosed in prior reporting periods or is relevant to the readers of the Company’s financial statements.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

NOTE 3 – SEGMENT REPORTING

The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the three months ended
	March 31,
	2026	2025
Total operating expenses	$2,510,314	$1,665,246

The key measures of segment profit or loss reviewed by our CODM are operating expenses. Operating costs are reviewed and monitored by the CODM to manage and forecast cash. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

F-28

NOTE 4 – GOING CONCERN

The accompanying unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying unaudited financial statements, for the three months ended March 31, 2026 and 2025, the Company had a net loss of $2,510,314 and $1,665,246, respectively. As of March 31, 2026, the Company had an accumulated deficit of $42,140,416. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company’s management believes that its operations may not be sufficient to fund operating cash needs over at least the next 12 months. The Company may require additional funding in the future. The Company plans to raise additional required funding when required through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If the Company is unable to access additional capital moving forward, it may hurt its ability to grow and to generate revenues.

The unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 5. TRADEMARK ACQUISITION

On May 31, 2025, the Company entered into a Trademark Acquisition Agreement with Patrick J. Rolfes and Ted Angelo, the owners of the trademark for “World Series of Pickleball”. Pursuant to the Trademark Acquisition Agreement, the Company acquired all rights to, and ownership of, the Trademark, in consideration for $25,000 in cash and warrants to purchase 50,000 shares of the Company’s common stock (with warrants to purchase 25,000 shares granted to each seller)(the “Sellers Warrants”).

The Trademark Acquisition Agreement includes customary representations and indemnification obligations of the sellers, for a transaction of the size and type, as the Trademark acquisition. As additional consideration payable to each of the sellers, we agreed that during the lifetime of each of the sellers, we would furnish them an aggregate of six (6) VIP tickets to all World Series of Pickleball events produced by or on behalf of the Company.  Such tickets are subject to all the rules and regulations, including standards of behavior, applicable to tickets generally.

The Sellers Warrants have an exercise price of $5.75 per share (the closing sales price of the Company’s common stock on the last trading day prior to the entry into the Trademark Acquisition Agreement) and a three year term and are exercisable only on a cash basis. The Sellers Warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by either holder, with at least 61 days prior written notice to the Company.

The Trademark is amortized over its estimated useful life of 15 years on a straight-line basis. The estimated future amortization expense related to the Trademark as of March 31, 2026 is as follows:

Remainder of 2026	$15,414
2027	20,552
2028	20,552
2029	20,552
2030	20,552
Thereafter	193,538
Total	$291,160

F-29

NOTE 6. CAPITAL STOCK, STOCK OPTIONS, AND INCENTIVES

PREFERRED STOCK

Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025.  The Company’s Board of Directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

COMMON STOCK

Effective February 15, 2022, the number of authorized shares of common stock, $0.001 par value, was increased to 500,000,000 shares.

In February 2026, the Company issued a net total of 2,748,971 shares of common stock pursuant to the cashless exercise of warrants by a director and a significant beneficial owner. These transactions involved the exercise of warrants for 2,269,583 and 705,417 shares, respectively, resulting in the net issuance of 2,097,740 and 651,231 shares after the forfeiture of 226,029 shares to satisfy the aggregate exercise price.

On February 6, 2026, the Company issued 19,223 shares of common stock upon the conversion of $8,579 in principal and accrued interest outstanding under a convertible promissory note dated September 30, 2024. This conversion fully satisfied the Company’s obligations under the note.

Subscription Agreements

On March 13, 2026, the Company issued 80,000 shares of restricted common stock to two accredited investors at $5.00 per share for total proceeds of $400,000. This issuance included 50,000 shares sold for $250,000 to the Boreta Lifetime Trust, an entity affiliated with Ronald S. Boreta, the Company’s President, Chief Executive Officer, and Director. These shares were issued in a private placement.

Private Placement Subscription

On March 30, 2026, the Company issued 50,000 shares of restricted common stock to an accredited investor at $5.00 per share for aggregate gross proceeds of $250,000 pursuant to a Subscription Agreement. The investor was granted three-year piggyback registration rights and, pursuant to a side letter agreement, demand registration rights if the shares are not registered or eligible for resale under Rule 144 within one year of issuance, certain first opportunity rights related to future World Series of Pickleball events, and a complimentary sponsorship placement at the Company’s inaugural World Series of Pickleball event.

There were 12,683,250 shares of common stock as of March 31, 2026 and 9,785,056 shares of common stock issued and outstanding as of December 31, 2025.

WARRANTS

The following is a summary of warrants for the three months ended March 31, 2026.

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2025	4,925,000	$1.77	$20,592,675
Granted	200,000	5.00	-
Exercised	(2,748,971)	0.40	-
Forfeited	(226,029)	0.40	-
Outstanding as of March 31, 2026	2,150,000	3.98	$2,550,000

Exercisable as of December 31, 2025	4,925,000	$1.77	$20,592,675
Exercisable as of March 31, 2026	2,150,000	$3.98	$2,550,000

The weighted-average remaining term of the warrants outstanding was 4.06 years as of March 31, 2026.

F-30

The Company, for consulting services agreed to be rendered, on February 3, 2026, issued to George Mackin, warrants to purchase up to 200,000 shares of the Company’s common stock, at the exercise price of $5.00 per share of common stock. The warrants expire on February 2, 2029. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The Company, for consulting services agreed to be rendered, on March 6, 2025, issued to Darren Cahill, warrants to purchase up to 250,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The Company, for consulting services agreed to be rendered, on March 6, 2025, issued to Justin Gimblestob, warrants to purchase up to 500,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The Company, for services agreed to be rendered as the Company’s Chief Financial Officer, on March 6, 2025, issued to Shawn Cable, warrants to purchase up to 100,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

In connection with the Trademark Purchase Agreement discussed in greater detail under Note 5, the Company granted the Sellers warrants to purchase 50,000 shares of the Company’s common stock. The warrants have an exercise price of $5.75 per share (the closing sales price of the Company’s common stock on the last trading day prior to the entry into the Trademark Acquisition Agreement) and a three-year term and are exercisable only on a cash basis. The warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by either holder, with at least 61 days prior written notice to the Company.

The Company, for consulting services agreed to be rendered, on October 31, 2025, issued to Stefanie Graf, the spouse of Andre K. Agassi, a significant beneficial owner of the Company’s common stock, warrants to purchase 1,000,000 shares of the Company’s common stock, at the exercise price of $5.50 per share of common stock. The warrants expire on October 31, 2030. The warrants are exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants.

The fair value of the warrants was $981,455 and $1,440,777, respectively, during the three months ended March 31, 2026 and 2025, which was valued using the Black-Scholes pricing model using the range of inputs as indicated below:

	For the three months Ended March 31,
	2026	2025
Risk-free interest rate	3.64%	4.06%
Expected term (in years)	3.00	5.00
Expected volatility	269.54%	263.38%
Expected dividend yield	0.00%	0.00%

F-31

The Company recognized $981,455 in stock-based compensation expense pertaining to these warrants during the three months ended March 31, 2026, based on the vesting conditions noted above.

2026 Equity Incentive Plan

On March 23, 2026, the Board of Directors adopted the Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan, which became effective on the same date (the “2026 Plan”).

The 2026 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock units; (v) shares in performance of services; (vi) other awards of equity or equity based compensation; or (vii) any combination of the foregoing. In making such determinations, the Board or Compensation Committee may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board or Compensation Committee, in its discretion shall deem relevant.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2026 Plan is 1,500,000.

NOTE 7 – RELATED PARTY TRANSACTIONS

AAGC has advanced funds to pay certain expenses of the Company. The Company formerly owned a 51% interest in AAGC.

On July 3, 2024, the Company issued warrants to purchase 2,975,000 shares of common stock at an exercise price of $0.397 per share, (i) to James Askew, an individual, who was subsequently appointed as a member of the Board of Directors of the Company (Warrants to purchase 2,269,583 shares of common stock), and (ii) to Investments AKA, LLC, a limited liability company indirectly controlled by Andre K. Agassi, a significant beneficial owner of the Company’s common stock (Warrants to purchase 705,417 shares of common stock). The Warrants vested immediately. The Warrants were exercisable as to one half of the shares of Common Stock immediately, and exercisable as to the remaining half of the shares of Common Stock one year following the grant date of the Warrant. The Warrants were issued to the Warrant Holders in consideration of services and support previously performed and provided, and expected to be performed or provided, by the Warrant Holders in furtherance of the Company’s business objectives. As discussed in greater detail in Note 6, above, the Warrants were exercised for common stock in cashless transactions in February 2026.

The Company also entered into a Consulting Agreement, dated July 3, 2024, with Askew with respect to his services and the issuance of his Warrants.

F-32

The Company’s corporate offices are located at 1120 N Town Center Drive, Suite 160, Las Vegas, Nevada 89144 in space shared with The Agassi Foundation, which is provided to the Company without charge.

Subscription Agreements

One of the 2026 Investors was the Boreta Lifetime Trust, whose trustee is Ronald S. Boreta, the Company’s President, Chief Executive Officer and director. The Boreta Trust purchased 50,000 shares of restricted common stock for $5.00 per share or $250,000 in aggregate (see Note 6).

Employment Agreement

On March 25, 2026, effective March 1, 2026, the Company entered into an Executive Employment Agreement with its Chief Executive Officer and director, Ronald S. Boreta. Under the agreement, Mr. Boreta is entitled to an annual base salary of $240,000, subject to automatic annual increases of 10%, and may receive discretionary cash and equity-based bonuses. The agreement also provides for a $250,000 sign-on bonus and the grant of 300,000 restricted stock units, subject to approval by the Board of Directors and the Company’s equity compensation plan. As of March 31, 2026, the restricted stock units had not been approved or granted.

During the three months ended March 31, 2026, the Company recognized compensation expense of $251,731 under the agreement, consisting of the $250,000 sign-on bonus and $1,731 of salary expense. As of March 31, 2026, the unpaid $250,000 sign-on bonus and $1,731 salary expense were included in accounts payable and accrued expenses in the accompanying balance sheet.

NOTE 8- COMMITMENTS

The Company has no commitments.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated events through May 13, 2026, the filing date of this Form 10-Q, and determined that there have been no subsequent events that occurred that would require adjustments to our disclosures in these unaudited condensed interim financial statements, except as discussed below.

On April 16, 2026, the Company entered into a letter agreement with an investor relations firm pursuant to which the firm agreed to provide investor relations services to the Company for an initial term of three months, automatically extending thereafter until either party provides the other at least 30 days’ notice of termination. Pursuant to the agreement we agreed to pay the service provider $6,000 a month in cash and 19,149 shares of restricted common stock of the Company, issuable 1/4th upon execution of the agreement, which shares the Company is in the process of issuing and the remaining 3/4th of the shares at the rate of 1/3rd of such shares on each of June 30, 2026, September 30, 2026 and December 31, 2026, to the extent the agreement remains in place and the service provider is still providing services to the Company on such dates. The agreement contains customary representations of the parties and confidentiality obligations of the service provider and requires us to indemnify the service provider against certain claims and liabilities in connection with the services, subject to customary exceptions.

On April 28, 2026, the Company entered into a Subscription Agreement with Investments AKA, LLC, a limited liability company indirectly controlled by former professional tennis player Andre K. Agassi, 8-time Grand Slam winner, and the Company’s largest stockholder (“Investments AKA”), pursuant to which Investments AKA purchased an aggregate of 50,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $250,000. The Subscription Agreement included customary representations and warranties of AKA and the Company and piggyback registration rights.

On April 27, 2026, the Company granted warrants to purchase 50,000 shares of common stock of the Company to a financial advisor in consideration for services agreed to be rendered. The warrants have an exercise price of $5.00 per share, a term of five years, and cashless exercise rights.

On May 6, 2026, the Board of Directors of the Company, pursuant to the terms of his employment agreement, granted Ronald S. Boreta, 300,000 restricted stock units, settleable in shares of common stock, vesting 1/3 equally on each of December 31, 2026, December 31, 2027, and December 31, 2028 (the “Restricted Stock Units”). The Restricted Stock Units were granted under and subject to the terms of the Company’s 2026 Equity Incentive Plan.

On May 9, 2026, the Company entered into a consulting agreement with an investor relations consulting service provider which has a term of six months. Pursuant to the agreement, the Company agreed to issue the consultant 60,000 shares of restricted common stock, with 10,000 shares earned and issuable each month the agreement is in place. The agreement includes customary representations and warranties of the parties and confidentiality obligations of the consultant, and granted piggyback registration rights to the consultant which remain in place until May 1, 2027.

F-33

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$12,023
Printing expenses	$5,000
Accounting fees and expenses	$20,000
Legal fees and expenses	$50,000
Miscellaneous	$2,977
Total	$90,000

Item 14. Indemnification of Directors and Officers.

As authorized by Section 78.751 of the Nevada Revised Statutes, and our Articles of Incorporation, as amended, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

The Company’s Amended and Restated Bylaws provide that it will indemnify its directors and officers to the fullest extent permitted under Nevada law against liabilities and expenses incurred in connection with actions, suits, or proceedings arising out of their service to the Company or, at the Company’s request, to other entities. Covered amounts include attorneys’ fees, judgments, fines, penalties, taxes, and settlement amounts, provided the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, in criminal matters, had no reasonable cause to believe the conduct was unlawful.

The bylaws also provide for the advancement of expenses, including attorneys’ fees, prior to the final disposition of a proceeding, subject to receipt of an undertaking to repay such amounts if it is ultimately determined that the individual is not entitled to indemnification. In addition, the Company may maintain insurance or other financial arrangements to fund these obligations. These indemnification rights continue after a person ceases to serve as a director or officer and inure to the benefit of such person’s heirs, executors, and administrators.

Indemnification is not available for matters in which a court of competent jurisdiction finally determines that the director or officer is liable to the Company, engaged in intentional misconduct, committed fraud, or knowingly violated the law in a manner material to the cause of action, except to the limited extent a court determines indemnification is nevertheless proper. The bylaws further provide that directors and officers are not entitled to indemnification for expenses incurred solely in their capacity as stockholders. The Board of Directors may also extend similar indemnification protections to employees and other agents of the Company.

II-1

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act:

On July 3, 2024, the Company entered into a share purchase agreement with All American Golf Center, Inc. (the “Creditor”), pursuant to which the Creditor agreed to exchange shares of the Company’s common stock in exchange for the Creditor’s release of obligations of the Company to repay expenses in the aggregate amount of $593,670 (the “Payables”) for expenses of the Company previously paid by the Creditor.  Pursuant to the share purchase agreement, an aggregate of 1,495,390 shares of common stock of the Company were issued to the Creditor, which number was determined based upon an implied price per share of common stock, equal to $0.397. The Creditor is an existing significant stockholder of the Company that is owned and controlled by Ronald S. Boreta, President, Chief Executive Officer, Secretary, and a director of the Company (also a greater than 10% stockholder), and John Boreta, a then director and greater than 10% stockholder of the Company.

Also on July 3, 2024, the Company issued warrants to purchase 2,975,000 shares of common stock at an exercise price of $0.397 per share, (i) to James Askew, an individual, who was subsequently appointed as a member of the Board of Directors of the Company (warrants to purchase 2,269,583 shares of common stock), and (ii) to Investments AKA, LLC, a limited liability company indirectly controlled by Andre K. Agassi, whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer (warrants to purchase 705,417 shares of common stock).  The warrants vested immediately and were exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants. The warrants were issued to the warrant holders in consideration of services and support previously performed and provided, and expected to be performed or provided, by the warrant holders in furtherance of the Company’s business objectives.

In November 2024, the Company sold an aggregate of 2,631,543 shares of restricted common stock for gross proceeds of $2,500,000, or $0.95 per share, in a private placement. In connection with this offering, the Company incurred $27,394 in offering costs.

On March 6, 2025, the Company, in consideration for consulting services agreed to be rendered, granted (a) Darren Cahill, warrants to purchase up to 250,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock, (b) Justin Gimblestob, warrants to purchase up to 500,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock, and (c) Shawn Cable, the Chief Financial Officer of the Company, warrants to purchase up to 100,000 shares of the Company’s common stock, at the exercise price of $1.70 per share of common stock. The warrants expire on March 5, 2030. The warrants were exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date of the warrants. The warrants may be exercised either by cash payment or via cashless exercise based on a formula set forth in the warrants.

On May 31, 2025, the Company entered into a Trademark Acquisition Agreement with Patrick J. Rolfes and Ted Angelo, the owners of the trademark for “World Series of Pickleball” (the “Trademark”). Pursuant to the Trademark Acquisition Agreement, we acquired all rights to, and ownership of, the Trademark, in consideration for $25,000 in cash and warrants to purchase 50,000 shares of the Company’s common stock (with warrants to purchase 25,000 shares granted to each seller). The warrants have an exercise price of $5.75 per share (the closing sales price of the Company’s common stock on the last trading day prior to the entry into the Trademark Acquisition Agreement) and a three year term and are exercisable only on a cash basis. The Warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by either holder, with at least 61 days prior written notice to the Company.

II-2

On July 31, 2025, we entered into a Services Agreement (the “Services Agreement”) with Moneta Advisory Partners, LLC (“Moneta”). Pursuant to the Services Agreement, Moneta agreed to provide us certain media and content-related services through December 31, 2025. In consideration for agreeing to provide services under the Services Agreement, (a) we agreed to pay Moneta a one-time payment of $50,000 upon execution of the Services Agreement; and monthly payments of $25,000, beginning on the first day of the second month of the term and continuing through the remainder of the term; and (b) we granted Moneta a warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $6.30 per share (“Moneta Warrants”), which vested in full upon grant. Moneta was also granted customary piggyback registration rights in connection with the shares of common stock issuable upon exercise of the Moneta Warrants, subject to customary cutbacks and limitations imposed by underwriters or the Securities and Exchange Commission, beginning after the Rule 144 holding period has expired with respect to such shares. The Services Agreement may be terminated by either party at any time, with or without cause, upon written notice. In the event the Company terminates the agreement for cause (as defined in the Services Agreement), or if Moneta terminates the agreement, Moneta will forfeit any unvested or unpaid equity or bonus compensation due pursuant to the terms of the agreement. If Moneta terminates the agreement for cause (as defined in the Services Agreement), Moneta will retain all compensation issued or otherwise due. The Moneta Warrants have an exercise price of $6.30 per share (the closing sales price of the Company’s common stock on the date the Services Agreement was entered into) and a three year term and are exercisable only on a cash basis. The Moneta Warrants include a 4.999% beneficial ownership limitation, which can be increased to 9.999% by holder, with at least 61 days prior written notice to the Company.

On November 22, 2025, the Company entered into Brand Partner Agreement with Stefanie Graf (the “Brand Partner Agreement”), pursuant to which Ms. Graf (a “Brand Partner”) has agreed to serve as a Company advisor, spokesperson, celebrity endorser and brand partner.  In consideration for her services under the Brand Partner Agreement, we granted Ms. Graf warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $5.50 per share (the “Graf Warrants”).  The Graf Warrants vested immediately and have a five-year term.  The Graf Warrants were exercisable as to one half of the shares of common stock immediately, and exercisable as to the remaining half of the shares of common stock one year following the grant date.  The Graf Warrants may be exercised either by cash payment or via cashless exercise based on a formula set forth in the Graf Warrants.

On February 3, 2026, the Company entered into a consulting agreement with a third party consultant and granted the consultant warrants to purchase up to 200,000 shares of common stock of the Company, with a three year term and a $5.00 per share exercise price, including cashless exercise rights, exercisable as to 100,000 of such warrant shares immediately and 100,000 of such warrant shares on the one year anniversary of the grant.

On February 4, 2026, James Askew, a member of the Board of Directors of the Company exercised warrants to purchase an aggregate of 2,269,583 shares of the Company’s common stock with an exercise price of $0.397 per share on a cashless basis. In connection with such exercise, the Company issued to Mr. Askew a net of 2,097,740 shares of common stock, after the forfeiture of 171,843 warrant shares to the Company in satisfaction of the aggregate exercise price, based on the fair market value of the Company’s common stock on the exercise date, as determined in accordance with the terms of the warrants.

On February 6, 2026, the Company issued an aggregate of 19,223 shares of common stock of the Company to an individual upon the conversion (effective December 31, 2024), of all principal and interest due under a $7,500 convertible promissory note dated September 30, 2024, held by the individual as of December 31, 2024, and pursuant to the conversion rights set forth in such convertible promissory note, including a conversion price of $0.40 per share.

On February 6, 2026, Investments AKA, LLC, a limited liability company indirectly controlled by Andre K. Agassi, whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer, exercised warrants to purchase an aggregate of 705,417 shares of the Company’s common stock with an exercise price of $0.397 per share on a cashless basis. In connection with such exercise, the Company issued to Investments AKA, LLC a net of 651,231 shares of common stock, after the forfeiture of 54,186 warrant shares to the Company in satisfaction of the aggregate exercise price, based on the fair market value of the Company’s common stock on the exercise date, as determined in accordance with the terms of the warrants.

II-3

On March 13, 2026, the Company entered into two Subscription Agreements with two accredited investors pursuant to which the investors purchased an aggregate of 80,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $400,000. The Subscription Agreements included customary representations and warranties of the investors and the Company. One of the investors was the Boreta Lifetime Trust, whose trustee is Ronald S. Boreta, the Company’s President, Chief Executive Officer and director. The Boreta Trust purchased 50,000 shares of restricted common stock for $5.00 per share or $250,000 in aggregate.

On March 30, 2026, the Company entered into a Subscription Agreement with an accredited investor, pursuant to which the Investor purchased an aggregate of 50,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $250,000. The Subscription Agreements included customary representations and warranties of the investor and the Company. The Subscription Agreement also provided the investor three year piggyback registration rights. Pursuant to a side letter entered into with the Investor at the time of the subscription, the investor was also granted demand registration rights, in the event that the shares purchased by the investor were not already registered under the Securities Act or available for sale under Rule 144 one year from the date of the sale, and we also granted the investor first opportunity rights with respect to the sale of pickleball equipment at World Series of Pickleball events, the specific terms of which will be negotiated in good faith by the parties and a free basic sponsorship placement in the Company’s inaugural World Series of Pickleball event, which the Company expects to occur next year.

On April 16, 2026, the Company entered into a letter agreement with an investor relations firm pursuant to which the firm agreed to provide investor relations services to the Company for an initial term of three months, automatically extending thereafter until either party provides the other at least 30 days’ notice of termination. Pursuant to the agreement, we agreed to pay the service provider $6,000 a month in cash and 19,149 shares of restricted common stock of the Company, issuable 1/4th upon execution of the agreement, and the remaining 3/4th of the shares at the rate of 1/3rd of such shares on each of June 30, 2026, September 30, 2026 and December 31, 2026, to the extent the agreement remains in place and the service provider is still providing services to the Company on such dates. The agreement contains customary representations of the parties and confidentiality obligations of the service provider and requires us to indemnify the service provider against certain claims and liabilities in connection with the services, subject to customary exceptions.

On April 27, 2026, the Company granted warrants to purchase 50,000 shares of common stock of the Company to a financial advisor in consideration for services agreed to be rendered. The warrants have an exercise price of $5.00 per share, a term of five years, and cashless exercise rights. The Company is required to grant the financial advisor additional warrants to purchase 50,000 shares of common stock on the 90th anniversary of such prior grant date, which warrants have not been granted to date.

On April 28, 2026, the Company entered into a Subscription Agreement with Investments AKA, LLC, a limited liability company indirectly controlled by former professional tennis player Andre K. Agassi, 8-time Grand Slam winner, and the Company’s largest beneficial stockholder, and whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer, pursuant to which Investments AKA purchased an aggregate of 50,000 shares of restricted common stock from the Company, for $5.00 per share, or a total of $250,000. The Subscription Agreement included customary representations and warranties of AKA and the Company and piggyback registration rights.

On May 9, 2026, the Company entered into a consulting agreement with an investor relations consulting service provider which has a term of six months. Pursuant to the agreement, the Company agreed to issue the consultant 60,000 shares of restricted common stock, with 10,000 shares earned and issuable each month the agreement is in place. The agreement includes customary representations and warranties of the parties and confidentiality obligations of the consultant, and granted piggyback registration rights to the consultant which remain in place until May 1, 2027.

II-4

On May 22nd, June 1st, 2nd and 4th, 2026, the Company entered into Subscription Agreements with certain accredited investors, pursuant to which such investors purchased an aggregate of 235,000 shares of restricted common stock of the Company, for $5.00 per share, or a total of $1,175,000.

On May 29, 2026, the Company granted its outside legal counsel warrants to purchase 100,000 shares of common stock with an exercise price of $5.00 per share, a term of five years and cashless exercise rights, in consideration for services rendered.

On June 19, 2026, the Company entered into Subscription Agreements with two accredited investors pursuant to which the Company sold the investors an aggregate of 14,000 shares of common stock for an aggregate of $70,000 ($5.00 per share). The Subscription Agreements included customary representations and warranties of the Investors and the Company.

On June 4, 2026, the Company granted Darren Cahill, as a one-time fee, in consideration for entering into a Name and Likeness License Agreement with the Company on the same date, warrants to purchase 250,000 shares of the Company’s common stock with a term of five years, cashless exercise rights, and an exercise price of $5.00 per share.

On June 19 and June 24, 2026, the Company entered into lock-up agreements dated May 27, 2026, with twenty-three investors from the Company’s previous November 2024 offering, pursuant to which such investors agreed not to transfer any of the shares of common stock sold to such investors by the Company in November 2024, nor any of the warrants or shares of common stock issued upon exercise of such warrants, until December 15, 2026, except in connection with certain customary permitted transfers described in the Lock-Up Agreements. In consideration for agreeing to the terms of the Lock-Up Agreements, the Company agreed to grant each of the counterparties entering into the Lock-Up Agreements, warrants to purchase 25% of the total shares of common stock purchased by such investors in the November 2024 offering, exercisable only for cash, with a term of two years and an exercise price of $5.00 per share. In total we granted Warrants to purchase 657,876 shares of common stock in connection with our entry into the Lock-Up Agreements.

On July 13, 2026, the Company entered into a Subscription Agreements with an accredited investor pursuant to which the Company sold the investor 25,000 shares of common stock for $125,000 ($5.00 per share). The Subscription Agreement included customary representations and warranties of the Investor and the Company.

On July 23, 2026, the Company granted two consultants warrants to purchase 200,000 shares of common stock (100,000 each) with an exercise price of $5.00 per share, one of which has as five year term and one of which has a three year term and both of which have cashless exercise rights, each in consideration for services rendered.

On May 7, 2026, the Company entered into an agreement with INTE Securities LLC, a FINRA registered broker-dealer, whereby the Company agreed to pay INTE a cash fee of 7% of the aggregate proceeds received by the Company from investors introduced by INTE. In addition to the cash compensation payable to INTE, the Company agreed to grant warrants to purchase shares of Company common stock equal to 3% of the amount of securities purchased from such introductions with an exercise price based on the price of securities sold. The warrants have a five year term and a cashless exercise feature.

A total of $150,000 has been invested by two investors that were introduced to the Company by INTE, resulting in a cash fee of $10,500 and warrants to purchase 4,500 shares at an exercise price of $5.00 per share, which were issued in the name of Nathan Low, the principal of INTE.

On July 28, 2026, we issued Investments AKA a $1,000,000 Convertible Promissory Note. Unless earlier converted, the outstanding principal balance of the Investments AKA Convertible Note, together with all accrued and unpaid interest, is due and payable in full on July 27, 2027. The Investments AKA Convertible Note will automatically convert, without any action required by holder, into the equity or equity-linked securities or units issued by the Company to arm’s-length, new-money investors in the next sale (or related series of sales) by the Company of such new securities that results in gross proceeds to the Company of not less than $3,000,000, at a conversion price equal to the price paid by such new money investors.

On July 28, 2026, we issued an investor relations firm 20,000 shares of restricted common stock in consideration for strategic advisory and investor relations consulting services to be rendered to the Company over a term of three months.

* * * * *

II-5

The Company claims an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of the Securities Act, for the issuance of the shares and convertible note and grant of the warrants described above since the foregoing issuances/grants did not involve a public offering, the recipients were “accredited investors” and took the securities for investment and not resale, and we took appropriate measures to restrict transfer. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

The issuance of the shares of common stock upon the cashless exercise of certain warrants discussed above was made in reliance upon Section 3(a)(9) of the Securities Act, as the shares were issued in exchange for outstanding securities of the Company held by an existing security holder, and no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for the conversion of the convertible note and the issuance of the conversion shares, as the securities were exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit		Filed/Furnished	Incorporated By Reference
Number	Description of Exhibit	Herewith	Form	Exhibit	Filing Date	File Number
3.1	Articles of Incorporation Since Formation		10-K	3.1	3/26/2025	000-24970
3.2	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 25, 2025 and effective on March 31, 2025		8-K	3.1	3/31/2025	000-24970
3.3	Amended and Restated Bylaws of Global Acquisitions Corp.		8-K	3.1	1/10/2025	000-24970
4.1†	Form of Warrant to Purchase Shares of Common Stock Dated July 3, 2024		8-K	4.1	7/8/2024	000-24970
4.2†	Global Acquisitions Corporation, Warrant to Purchase Common Stock dated March 6, 2025, issued to Shawn Cable		8-K	4.1	3/11/2025	000-24970
4.3†	Global Acquisitions Corporation, Warrant to Purchase Common Stock dated March 6, 2025, issued to Justin Gimblestob		8-K	4.2	3/11/2025	000-24970
4.4†	Global Acquisitions Corporation, Warrant to Purchase Common Stock dated March 6, 2025, issued to Darren Cahill		8-K	4.3	3/11/2025	000-24970
4.5	Common Stock Purchase Warrant dated May 31, 2025, granted by Agassi Sports Entertainment Corp. to Patrick J. Rolfes		8-K	4.1	6/4/2025	000-24970
4.6†	Common Stock Purchase Warrant dated May 31, 2025, granted by Agassi Sports Entertainment Corp. to Ted Angelo		8-K	4.2	6/4/2025	000-24970
4.7†	Common Stock Purchase Warrant dated July 31, 2025, granted by Agassi Sports Entertainment Corp. to Moneta Advisory Partners, LLC		S-1	4.7	7/31/2026	333-297891

II-6

4.8†	Common Stock Purchase Warrant dated November 24, 2025, granted by Agassi Sports Entertainment Corp. to Stefanie Graf		8-K	4.1	11/25/2025	000-24970
4.9†	Agassi Sports Entertainment Corp. Warrant to Purchase Common Stock dated February 3, 2026 in favor of George Mackin		S-1	4.9	7/31/2026	333-297891
4.10†	Common Stock Purchase Warrant dated April 27, 2026, granted by Agassi Sports Entertainment Corp. to Lake Street Capital Markets, LLC		S-1	4.10	7/31/2026	333-297891
4.11†	Common Stock Purchase Warrant dated May 29, 2026, granted by Agassi Sports Entertainment Corp. to The Loev Law Firm, PC		S-1	4.11	7/31/2026	333-297891
4.12†	Warrant to Purchase Common Stock granted by Agassi Sports Entertainment Corp. to Darren Cahill dated June 4, 2026		8-K	4.1	6/10/2026	000-24970
4.13	Form of Warrant to Purchase Common Stock granted by Agassi Sports Entertainment Corp. to those Shareholders Entering into Lock-Up Agreements (June 2026)		8-K	4.1	6/25/2026	000-24970
4.14†	Form of Consulting Warrant – Agassi Sports Entertainment Corp. (May, June and July 2026)		S-1	4.14	7/31/2026	333-297891
4.15	Common Stock Purchase Warrant granted to Nathan Low – July 23, 2026		S-1	4.15	7/31/2026	333-297891
5.1*	Opinion of The Loev Law Firm, PC	[X]
10.1	Purchase Agreement, dated as of July 3, 2024, by and between Global Acquisitions Corporation, and All-American Golf Center, Inc.		8-K	10.1	7/8/2024	000-24970
10.2†	Consulting Agreement, dated as of July 3, 2024, by and between Global Acquisitions Corporation and James Askew		8-K	10.2	7/8/2024	000-24970
10.3	Form of Subscription Agreement for November 2024 Private Offering by Global Acquisitions Corporation and the Investors party thereto		8-K	10.1	11/8/2024	000-24970
10.4	Trademark Acquisition Agreement dated May 31, 2025, by and between Agassi Sports Entertainment Corp., Patrick J. Rolfes and Ted Angelo		8-K	10.1	6/4/2025	000-24970
10.5	Statement of Work dated July 2, 2025, by and between Agassi Sports Entertainment Corp. and IBM Norge AS		8-K	10.1	7/9/2025	000-24970
10.6	Collaboration and Licensing Agreement entered into on July 10, 2025, by and between Agassi Sports Entertainment Corp. and Sport Squad, Inc. (JOOLA)		8-K	10.1	7/15/2025	000-24970
10.7#♦	Partnership Agreement for Consulting Services dated October 31, 2025, by and between Agassi Sports Entertainment Corp. and IBM Norge AS		8-K	10.1	11/5/2025	000-24970
10.8#	Commitment Agreement dated October 31, 2025, by and between Agassi Sports Entertainment Corp. and IBM Norge AS		8-K	10.2	11/5/2025	000-24970
10.9#♦	Statement of Work 1 (SOW 1) – Agassi Digital Transformation Partner, dated October 31, 2025, by and between Agassi Sports Entertainment Corp. and IBM Norge AS		8-K	10.3	11/5/2025	000-24970

II-7

10.10	Brand Partner Agreement dated November 22, 2025, by and between Agassi Sports Entertainment Corp. and Stefanie Graf		8-K	10.1	11/25/2025	000-24970
10.11#♦	Embedded Solution Agreement – IBM Cloud Enterprise Savings PLAN ESA Transaction Document dated February 2, 2026, by and between Agassi Sports Entertainment Corp. and International Business Machines Corporation		8-K	10.1	2/3/2026	000-24970
10.12#	Embedded Solution Agreement Attachment for Build Fund Cloud Credits dated February 2, 2026, by and between Agassi Sports Entertainment Corp. and International Business Machines Corporation		8-K	10.2	2/3/2026	000-24970
10.13†	Executive Employment Agreement dated March 25, 2026, by and between Agassi Sports Entertainment Corp. and Ronald S. Boreta		8-K	10.1	3/26/2026	000-24970
10.14†	Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan		8-K	10.2	3/26/2026	000-24970
10.15	Form of Agassi Sports Entertainment Corp. Registration Rights Agreement (May/June 2026 Offering)		8-K	10.1	6/5/2026	000-24970
10.16	First Amendment to Registration Rights Agreement dated June 29, 2026, by and between Agassi Sports Entertainment Corp. and the Purchasers Party thereto		8-K	10.2	7/2/2026	000-24970
10.17	Name and Likeness License Agreement dated June 4, 2026, by and between Darren Cahill		8-K	10.1	6/10/2026	000-24970
10.18	Name and Likeness License Agreement dated June 18, 2026, by and between Agassi Sports Entertainment Corp. and AKA Licenses, LLC		8-K	10.1	6/25/2026	000-24970
10.19	Form of Lock-Up Agreement dated May 27, 2026, entered into between Agassi Sports Entertainment Corp. and certain November 2024 Investors on June 19, 2026		8-K	10.2	6/25/2026	000-24970
10.20	Form of Agassi Sports Entertainment Corp., Subscription Agreement for March 2026 Private Offering		8-K	10.1	04/30/2026	000-24970
10.21	Form of Agassi Sports Entertainment Corp., Subscription Agreement for July 2026 Private Offering		S-1	10.21	7/31/2026	333-297891
10.22	Form of Agassi Sports Entertainment Corp. Registration Rights Agreement (July 2026 Offering)		S-1	10.22	7/31/2026	333-297891
10.23	Convertible Promissory Note in the amount of $1,000,000 issued by Agassi Sports Entertainment Corp. to Investments AKA, LLC, dated July 28, 2026		8-K	10.1	7/29/2026	000-24970
10.24#♦	Commercial Agreement dated August 6, 2026, by and between United States Tennis Association Incorporated, a New York not-for-profit corporation, for itself and on behalf of USTA Coaching, Inc. and Agassi Sports Entertainment Corp.		8-K	10.1	8/10/2026	000-24970
23.1*	Consent of RBSM LLP, registered public accounting firm	[X]
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)	[X]
24.1	Power of Attorney (set forth on the signature page of the original registration statement)		S-1	24.1	7/31/2026	333-297891

II-8

101.INS*	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document	[X]
101.SCH*	XBRL Taxonomy Extension Schema Document	[X]
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document	[X]
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document	[X]
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document	[X]
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document	[X]
104*	Inline XBRL for the cover page of this Registration Statement, included in the Exhibit 101 Inline XBRL Document Set	[X]
107	Calculation of Filing Fee		S-1	107	7/31/2026	333-297891

* Filed herewith.

† Exhibit constitutes a management contract or compensatory plan or agreement.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

♦ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

(b)	Financial Statement Schedules

All schedules have been omitted because the required information is included in the financial statements or the note thereto or is not applicable or required.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-9

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada, on the 10th day of August 2026.

AGASSI SPORTS ENTERTAINMENT CORP.

By:	/s/ Ronald S. Boreta
Ronald S. Boreta
Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held and on the dates indicated.

Name	Title	Date

/s/ Ronald S. Boreta	President, Chief Executive Officer, and Director	August 10, 2026
Ronald S. Boreta	(Principal Executive Officer)

/s/ Shawn Cable	Chief Financial Officer	August 10, 2026
Shawn Cable	(Principal Financial/Accounting Officer)

/s/ James Askew	Director	August 10, 2026
James Askew

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